Exhibit 99.1

LANTANA
OFFICE LEASE

by and between

MAGUIRE PROPERTIES-3301 EXPOSITION, LLC,
a Delaware limited liability company

and

GENIUS PRODUCTS, LLC,
a Delaware limited liability company

Dated: December 31, 2007

TABLE OF CONTENTS

LANTANA
OFFICE LEASE

THIS LEASE is made and entered into as of the 31st day of December, 2007, by and between MAGUIRE PROPERTIES – 3301 EXPOSITION, LLC, a Delaware limited liability company (“Landlord”) and GENIUS PRODUCTS, LLC, a Delaware limited liability company (“Tenant”).

1.       Lease of Premises.

1.1            Premises, Building and Project.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the terms, covenants, agreements and conditions of this Lease, those certain premises (the “Premises”) shown on the drawing attached hereto as Exhibit “A-1”, consisting of approximately 40,520 square feet of Rentable Area (defined in Exhibit “B” attached hereto) constituting the ground floor of the “Building” defined as the three (3) story office building and related improvements to be constructed on a portion of that certain real property in Santa Monica, California legally described on Exhibit “A-2” attached hereto, commonly known as 3301 Exposition Boulevard.  The Building is a part of a production and post-production office building/retail complex located at 3003-3301 Exposition Boulevard known as “Lantana South.”  Lantana South is adjacent to a production and post-production office building/retail complex known as “Lantana North,” located on that certain real property in Santa Monica, California, commonly known as 2900-3030 Olympic Boulevard (Lantana North and Lantana South are commonly referred to collectively as the “Lantana Campus”), all of which is located on land (the “Land”) generally bordered by Olympic Boulevard on the north, Exposition Boulevard on the south, a portion of Stewart Street on the west and separately-owned adjacent property on the east.  Lantana South, the above and below-grade parking garages and the at-grade parking facilities used in connection with the Building (the “Parking Area”), the Land on which Lantana South and the Parking Area are situated and all other improvements, parks and plazas now or hereafter constructed on such Land, except improvements which tenants may remove pursuant to the terms of their respective leases, are collectively referred to herein as the “Project.”  Tenant acknowledges that this Lease is subject to all existing liens, encumbrances, deeds of trust, reciprocal easement agreements, development agreements, covenants, conditional use permits, master plans, reservations, restrictions and other matters of record affecting the Premises (including the Development Agreement and CC&R’s defined in Section 2.2 below), as well as all Applicable Laws (as defined in Section 31.14).

1.2            Measurement of Premises and Building.  Upon substantial completion of construction of the Building, Landlord shall deliver notice (a “Measurement Notice”) to Tenant setting forth Landlord's determination, in accordance with Exhibit “B,” of the Rentable Area of the Premises and the Building.  Within thirty (30) days following receipt of a Measurement Notice, Tenant shall have the right, upon notice (the “Remeasurement Notice”) delivered to Landlord, to remeasure, in accordance with Exhibit “B,” the Premises and the Building.  If a dispute occurs regarding the final accuracy of the measurement of the Premises and/or the Building, Landlord and Tenant shall use good faith efforts to agree upon the appropriate Rentable Area.  If Landlord and Tenant fail to reach agreement, then either party shall have the option, upon notice to the other party (the “Square Footage Arbitration Notice”) on or before the date occurring sixty (60) days after the delivery of the Measurement Notice or the Remeasurement Notice last delivered in accordance with this Section 1.2, to submit such dispute to an arbitration procedure as hereinafter provided.  If neither party timely delivers the Square Footage Arbitration Notice, then the determination set forth in the Measurement Notice or the Remeasurement Notice last delivered in accordance with this Section 1.2 shall be final and binding.  If the determination of the Rentable Area of the Premises or the Buildings or any portion thereof, as the case may be, is appropriately submitted to arbitration, Landlord and Tenant shall each appoint one arbitrator who shall by profession be a licensed space planner/designer or licensed architect, or a professional measurer of office space, and who shall have been active over the five (5) year period ending on the date of such appointment in the calculation of square footages in commercial properties in the Santa Monica submarket.  The determination of the arbitrators shall be limited solely to the issue of determining the actual Rentable Area of the Premises or the Building, as the case may be, taking into account the requirements of Exhibit “B.”  Each such arbitrator shall be appointed within fifteen (15) days after the delivery of the Square Footage Arbitration Notice.

(a)            The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

(b)            The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to the actual Rentable Area of the Premises or the Building or the applicable portion thereof, as the case may be, and shall notify Landlord and Tenant thereof.

(c)            The decision of the majority of the three arbitrators shall be binding upon Landlord or Tenant.

(d)            If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the delivery of the Square Footage Arbitration Notice, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(e)            If the two arbitrators cannot mutually agree upon a third arbitrator within the applicable 10 day period, or if both parties shall fail to appoint an arbitrator, then the parties shall jointly apply (or either party may individually apply) to the Presiding Judge of the Superior Court for the County in which the Project is located, requesting said Judge to appoint a sole arbitrator qualified under the criteria set forth hereinabove.

(f)            Each party shall pay the fees and expenses of the arbitrator appointed solely by such party and all fees and expenses of the third arbitrator shall be borne equally by Landlord and Tenant.

If through such process, whether by acceptance of the measurements in the Measurement Notice, acceptance of the measurements in the Remeasurement Notice, or by arbitration, it is determined that the Rentable Area of the Building or the Premises shall be different from that set forth in this Lease, any such amounts, percentages, and/or figures based upon such incorrect amounts shall be modified in accordance with such determination and such modification shall be retroactive to the date when such amounts, percentages and figures commenced to be used under this Lease, and any payments and credits previously made or given based upon the incorrect amount shall be reconciled between the parties within thirty (30) days after the corrected measurement has been determined.  If such determination is made, it will be confirmed in writing by Landlord and Tenant.  In addition, any adjusted amounts pursuant to this Section 1.2 shall be reflected in the Memorandum to be executed by the parties pursuant to Section 3.1 below.

1.3            Improvement.  Tenant acknowledges that, so long as such change does not have a material adverse impact on Tenant’s rights or obligations under the Lease, and subject to Landlord’s compliance with the other provisions of this Lease (including, without limitation, Exhibit “D,” attached hereto), the shape and size of the Project and any existing or contemplated improvements in the Project may be changed in the sole and absolute discretion of Landlord, and Tenant acknowledges and agrees that Landlord shall have the right, but not the obligation, to construct additional improvements to the Project, including, without limitation, additional production, post-production office and/or retail improvements, common areas and other related improvements.   Tenant acknowledges that portions of the Project may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully-constructed project.  Tenant hereby waives any and all rent (as defined in Section 4.3 below) offsets or claims of constructive eviction which may arise in connection with such construction; provided that Landlord shall endeavor to cause the least disruption practicable to Tenant and to Tenant’s use of the Premises while performing such construction, and subject to the provisions of Article 6 below.  Similarly, any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to or in the vicinity of the Building and changes from time to time in the development plans for the Project shall not affect this Lease or impose any liability on Landlord.  Tenant acknowledges that it has not relied on any representations, whether oral or written, regarding any improvements, other than the Premises, that may comprise the Project in entering into this Lease.

2.       Purpose.

2.1            Use.  The Premises may be used for office uses, production, post-production office and any other uses allowed under the Development Agreement and CC&Rs (defined below) in keeping with the character of a first-class building complex.  Without limiting the foregoing, permitted office uses do not include uses for a medical practice, modeling, personnel or counseling agency, training center (except for training of Tenant’s employees and customers necessarily incidental to Tenant’s business at the Premises), retail sales operation, showroom, classroom, testing center or non-incidental storage.  Tenant shall have the non-exclusive right to use the common areas and public areas in the Project, including any outside courtyard that may be constructed in connection with the Building.

2.2            Limitation on Uses.  Tenant shall not use or occupy the Premises, or permit the use or occupancy of the Premises, in any manner or for any purpose which: (a) would violate any Applicable Laws including, without limitation, those with respect to hazardous or toxic materials, or the provisions of any applicable governmental permit or document related to the Project (including without limitation, the Development Agreement by and between Lantana South Hines Development, LLC, a limited liability company (predecessor-in-interest to Landlord), and the City of Santa Monica recorded November 19, 2004  as Instrument Number 04-3013337  in the Official Records of the Los Angeles County Recorder (as amended from time to time) (the “Development Agreement”) and the Declaration of Covenants, Conditions and Restrictions and Easements for Lantana South (as amended from time to time) (the “CC&Rs”)); (b) would adversely affect or render more expensive any fire or other insurance maintained by Landlord for the Building or any of its contents, it being acknowledged by Landlord that Tenant’s use of the Premises for office uses pursuant to the first sentence of Section 2.1 above shall not, in and of itself, adversely affect or render more expensive any such insurance; or (c) would materially impair or interfere with any of the services and systems of the Building, including without limitation, the Building’s electrical, mechanical, vertical transportation, sprinkler, fire and life safety, structural, plumbing, security, heating, ventilation and air conditioning systems (collectively, the “Building Systems”) or the janitorial, security and building maintenance services (collectively, the “Service Facilities”).

3.       Term.

3.1            Commencement Date. The term of this Lease (the “Term”) shall commence on the date (the “Commencement Date”) which is five (5) months after the Occupancy Date (as defined below) and shall end on the last day of the One Hundred Twentieth (120th) full calendar month following the Commencement Date (the “Expiration Date”), unless sooner terminated pursuant hereto or extended pursuant to Section 3.4 hereof.  Landlord shall prepare the Premises for occupancy by Tenant in accordance with the provisions of Landlord’s Improvement Letter, attached hereto as Exhibit ”D.”  The “Occupancy Date” for the Premises shall occur on the date on which each of the following conditions have been satisfied:

(a)            the Building Systems are operational to the extent necessary to service the Premises;

(b)            Landlord has substantially completed the Tenant Improvements, Base Building Improvements and Base Building Delivery Conditions, as defined in and in accordance with Exhibit ”D” attached hereto, other than details of construction, decoration and minor mechanical adjustments which do not materially interfere with Tenant’s use of the Premises (i.e. punch list items) and any items to be installed by Tenant (excluding any Tenant Improvements or Base Building Improvements which are delayed by a Tenant Delay (as defined in Exhibit “D”));

(c)            there are sufficient means of access to the Premises and Parking Area; and

(d)            Landlord has (i) obtained a Certificate of Occupancy (or Temporary Certificate of Occupancy) or equivalent permit (such as a signed off building permit card) from the City of Santa Monica permitting occupancy of the Premises, or (ii) completed all Base Building Improvements and all Tenant Improvements necessary to entitle Landlord to the issuance of such Certificate of Occupancy or such temporary Certificate of Occupancy or equivalent permit referred to in clause (i) above in this Subsection (d), other than any Tenant Improvements or Base Building Improvements, the non-completion of which shall be due to any Tenant Delay and other than punch list items which do not materially interfere with Tenant's use of the Premises.

Promptly following the Occupancy Date, Landlord and Tenant shall confirm the Commencement Date and the Expiration Date by executing and delivering a Memorandum of Commencement Date in the form attached hereto as Exhibit “C.”  If Tenant fails to execute and deliver such Memorandum of Commencement Date to Landlord within ten (10) days after Landlord’s request, which failure continues for at least ten (10) days after a second written request from Landlord after the lapse of the first ten (10) day period, then the Commencement Date and Expiration Date shall be the dates designated by Landlord.

3.2            Beneficial Occupancy of Premises.  Notwithstanding anything to the contrary set forth herein, Tenant may occupy the Premises during the five (5) month period from the Occupancy Date through the Commencement Date, and all of the provisions of this Lease shall be in full force and effect; provided, however, no

Basic Rent or Additional Rent pursuant to Article 5 shall be payable with respect to the Premises until the Commencement Date; provided further, however, that Tenant shall pay parking charges hereunder for all parking actually used by Tenant during such period and Tenant shall pay for any special services (such as After-Hours HVAC) provided to Tenant at Tenant’s request.  Upon not less than ten (10) business days prior written notice to Tenant (“Beneficial Occupancy Payoff Notice”), Landlord shall have the right at any time or times selected by Landlord (“Beneficial Occupancy Payoff Date(s)”) to pay to Tenant on the applicable Beneficial Occupancy Payoff Date all or any portion of the present value of the rent abatement attributable to such period of beneficial occupancy, with such present value determined using the existing schedule of remaining rent abatement as of the date of the applicable Beneficial Occupancy Payoff Notice and calculated by discounting such amounts of the rent abatement to the applicable Beneficial Occupancy Payoff Date at a rate of eight percent (8%) per annum, calculated on a monthly basis (hereinafter, a “Payoff Amount”).  Landlord shall be entitled to give Tenant written notice of any exercise of Landlord’s election to pay a Payoff Amount hereunder at any time prior to the monthly rent payment date for which such Payoff Amount is being paid.  Any Beneficial Occupancy Payoff Notice shall specify the Payoff Amount, the month(s) to which the Payoff Amount pertains and the applicable Beneficial Occupancy Payoff Date(s).  Upon payment of any such Payoff Amount to Tenant on the applicable Beneficial Occupancy Payoff Date, Tenant shall no longer be entitled to beneficial occupancy under this Section 3.2 for the month(s) for which such Payoff Amount has been so paid, and Tenant shall pay Rent for its occupancy of the Premises during such month(s) in accordance with this Lease.

3.3            Acceptance of Premises.  By entering into possession of the Premises or any part thereof, and except for such matters as Tenant shall specify to Landlord in writing within thirty (30) days after the Occupancy Date, Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations hereunder with respect to the Premises as of the Occupancy Date and that the Premises comply with the requirements of this Lease as of the Occupancy Date, except for (a) latent defects in the structural portions of the Building, which shall be the sole responsibility of Landlord to correct, (b) other latent defects in the core and shell of the Building, the Base Building Improvements, the Building Systems or the Tenant Improvements of which Landlord is notified within ninety (90) days after discovery thereof, and (c) the minor details of construction, decoration and mechanical adjustments referred to in Section 3.1 above.  With respect to latent defects referred to in clause (b) above, Landlord shall have no responsibility to correct, or liability with respect to, any latent defects in any portion of the Tenant Improvements installed by a contractor of Tenant, if any.  Except as otherwise expressly provided in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or any other portion of the Lantana Campus, including without limitation, any representation or warranty with respect to the suitability or fitness of the Premises, the Building or any other portion of the Lantana Campus for the conduct of Tenant’s business.

3.4            Renewal Terms.

(a)            Provided an Event of Default is not in existence as of either the date of exercise or commencement of the relevant renewal term (“Renewal Commencement Date”), Tenant shall have the option to renew this Lease (“Renewal Option(s)”) for the entire Premises for two (2) successive periods of five (5) years each (“Renewal Term(s)”).  A Renewal Option may be exercised by written notice (“Renewal Notice”) given by Tenant to Landlord at least twelve (12) months, but no more than fifteen (15) months, prior to the expiration of the initial Term of this Lease as to the first Renewal Option and at least twelve (12) months, but no more than fifteen (15) months, prior to the expiration of the first Renewal Term as to the second Renewal Option.  (The second Renewal Option may be exercised only if the first Renewal Option has been exercised.)

(b)            The Basic Rent payable hereunder for the Premises during the each Renewal Term shall be adjusted as of the applicable Renewal Commencement Date to an amount equal to ninety-five percent (95%) of the Fair Market Rental Rate (as defined and determined pursuant to Article 30 below).

(c)            Tenant shall pay Additional Rent during the Renewal Terms in accordance with the provisions of Article 5.

(d)            The Renewal Options set forth in this Section 3.4are personal to Tenant and may not be assigned, transferred or conveyed to any party, except to an Affiliate or Successor of Tenant defined in Section 14.1 below, and may be exercised only if on the date of exercise of the applicable Renewal Option Tenant is in possession of the entire Premises without Transfer to any third party other than to an Affiliate or Successor of Tenant defined in Section 14.1 below.

4.       Basic Rent.

The basic annual rent payable to Landlord (“Basic Rent”) shall be as set forth in this Article 4.

4.1            Initial Basic Rent.   Subject to Section 3.2 above, for the period beginning on the Commencement Date and continuing until Basic Rent is adjusted pursuant to Section 4.2, Tenant shall pay Landlord Basic Rent for the Premises in the amount of Two Million Forty-Two Thousand Two Hundred Eight Dollars ($2,042,208) annually, which is equal to the total Rentable Area of the Premises multiplied by the annual rent of Fifty and 40/100 Dollars ($50.40) per square foot of Rentable Area in the Premises.  Such initial Basic Rent for the Premises shall be payable in equal monthly installments of One Hundred Seventy Thousand One Hundred Eighty-Four Dollars ($170,184), each installment being payable in advance on the first day of each calendar month beginning on the Commencement Date, subject to Section 3.2 above, and continuing until Basic Rent is adjusted pursuant to Section 4.2.  Basic Rent hereunder is subject to increase pursuant to the provisions of Paragraph 4.2(c) of Exhibit “D” attached hereto.

4.2            Adjustment of Basic Rent.  On the first anniversary of the Commencement Date and on each subsequent anniversary of the Commencement Date during the Term (each such anniversary date is referred to as an “Adjustment Date”), the Basic Rent per square foot of Rentable Area of the Premises shall be increased by an amount equal to four percent (4%) of the Basic Rent, expressed as an amount per square foot of Rentable Area, payable by Tenant hereunder during the twelve month period immediately preceding such Adjustment Date.  Tenant shall pay the increased Basic Rent in equal monthly installments on the first day of each calendar month beginning on each such Adjustment Date and continuing until the Basic Rent is further increased hereunder.  Said adjustments of the Basic Rent shall not limit any subsequent rent adjustments pursuant to Article 5 hereof.  Landlord shall endeavor to give written notice to Tenant, at least thirty (30) days prior to each Adjustment Date, setting forth the total amount of Basic Rent due on a monthly basis beginning on such Adjustment Date.  Any such notices shall be given as a courtesy only, shall not result in any liability of Landlord to Tenant, and shall not limit Landlord’s ability to collect a different amount of Basic Rent (consistent with the terms of this Lease) than that set forth in the notice.

4.3            Other Terms.  If the obligation to pay any portion of the Basic Rent begins on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, or if Basic Rent is increased on a day other than the first day of a calendar month, Basic Rent for such beginning month, ending month or month in which Basic Rent is increased shall be prorated based upon the number of days in the applicable month and the period during such month for which such Basic Rent obligation continues.  Basic Rent, together with all other sums due hereunder (herein called “Additional Rent”), shall be paid to the Landlord without deduction or offset of any kind, and in advance and without demand (except as otherwise herein expressly provided) in lawful money of the United States at the office of Landlord at the Project or such other location and/or to such other person as Landlord may from time to time designate in writing.  The Basic Rent and Additional Rent may sometimes be referred to herein collectively as the “rent.”

5.       Rent Adjustments.

5.1            Definitions.  As  used in this Article 5, the following terms shall have the meanings hereinafter set forth:

(a)            “Direct Expenses” shall mean Operating Expenses and Tax Expenses.

(b)            “Expense Year” shall mean each calendar year in which any portion of the Term falls, through and including the calendar year in which the Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

(c)            “Operating Expenses” shall mean the total of all actual costs incurred by Landlord in connection with the management, operation, maintenance, cleaning, protecting, servicing and repair of the Project.  Landlord shall attribute Operating Expenses for the entire Project to different structures in the Project in such manner as Landlord may reasonably determine.  Consistent with the standard of operation set forth in Paragraph 5.1(f) below, Operating Expenses shall include, without limitation, (i) the cost of providing, managing, operating, maintaining and repairing air conditioning, sprinkler, fire and life safety, electricity, steam, heating, mechanical, ventilation, escalator and elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of repairs, general maintenance and cleaning, landscaping, gardening, trash removal, telephone service, janitorial service, light bulb and tube replacement, and supplies, security and parking shuttle service (if any); (iii) the cost of fire, extended coverage, boiler, sprinkler, apparatus, public liability, property damage, rent, earthquake and other insurance; (iv) wages, salaries and other labor costs including taxes, insurance, retirement, medical and other employee benefits, including, without limitation, such costs for a transportation system manager and/or rideshare coordinator for the Project (if any); (v) fees, charges and other costs, including management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord (not to exceed three percent (3%) of the gross revenue of the Project on an annual basis) if Landlord performs management services in connection with the Project; (vi) the fair market rental value of the Project manager’s offices and storage areas in the Building, provided said offices and storage areas are devoted solely to the management, operation, maintenance or repair of the Project; (vii) the cost of business licenses; (viii) fees imposed by any federal, state or local government for fire and police protection, trash removal, community services, or other similar services which do not constitute Tax Expenses as defined in Paragraph 5.1(d); (ix) any charges which are payable by Landlord pursuant to a service agreement with the City of Santa Monica, under a special assessment district or pursuant to any other lawful means; (x) the reasonable costs of contesting the validity or applicability of any governmental enactment which would increase Operating Expenses; (xi) capital costs incurred in connection with any equipment, device or other improvement reasonably anticipated to achieve economies in the operation (including, without limitation, through energy conservation), maintenance or repair of the Project or portion thereof (provided such reasonably anticipated economies are reasonably evident before the capital cost is incurred in a comparison of the savings reasonably anticipated to be achieved from the capital item to the amortization of the expected cost of such capital items as set forth hereinbelow), or to comply with Applicable Laws not effective with respect to the Project on the date hereof, or required for the health and safety of the occupants of the Project; provided, however, the same shall be amortized (including interest at Landlord’s cost of funds on the unamortized cost) over the useful life of the relevant capital item as reasonably determined by Landlord; and (xii) depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building or Project.  For purposes of computing rent adjustments pursuant to this Article 5, Operating Expenses for the entire Project shall be equitably allocated and charged to Tenant as an amount per square foot of Rentable Area.  Operating Expenses shall be adjusted to reflect one hundred percent (100%) occupancy of the Project during any period in which the Project is not one hundred percent (100%) occupied.  Landlord shall have the right, from time to time, to reasonably and equitably allocate some or all of the Operating Expenses for the Project among separate buildings of the Project and among different portions, such as office, retail or other appropriate portions, of the Project (“Cost Pools”) in accordance with generally accepted accounting and management practices consistently applied.  The Operating Expenses within each such Cost Pool shall be reasonably and equitably allocated and charged to the tenants within such Cost Pool as an amount per square foot of Rentable Area, based on the total Rentable Area within such Cost Pool and shall include proper allocation to a retail Cost Pool (and not to the office Cost Pool which includes the Premises) of costs arising out of the operation, management, maintenance or repair of any retail premises in the Project or any other retail areas operated by Landlord or its agents, contractors, licensees or vendors to the extent such costs are uniquely attributable (and separately identifiable) to such retail premises or areas (as opposed to general office use tenancies) or are extraordinary, separately identifiable expenses arising in connection therewith.  Operating Expenses shall not include the following:

(1)            Costs which are reimbursed by insurance;

(2)            Leasing commissions paid to agents of Landlord, other brokers or any other persons in connection with the leasing of premises in the Building or any other portion of the Project;

(3)            The cost of improving or renovating space for tenants (including Tenant) or space vacated by any tenant (including Tenant)

(4)            The cost of utilities charged to individual tenants (including Tenant) and payroll, material and contract costs of other services charged to tenants (including Tenant);

(5)            The cost of painting and decorating the Premises or premises of other tenants;

(6)            The depreciation of the Building and other real property structures in the Project;

(7)            Interest, points and fees on debt or amortization payments on any real property mortgages or deeds of trust and ground lease payments;

(8)            Legal and other related expenses associated with the negotiation and enforcement of leases or the defense of Landlord’s title to the Land, the Building or other portions of the Project;

(9)            Advertising costs incurred directly for leasing individual space in the Building or other portions of the Project;

(10)            Landlord’s general corporate overhead and general administrative expenses not directly related to the operation of the Project;

(11)            Costs associated with the operation of the business of the limited liability company or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including limited liability company accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), and costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project;

(12)            Any compensation paid to clerks or attendants in commercial concessions operated by Landlord;

(13)            All items and services for which Tenant or any other tenant in the Building reimburses Landlord, provided that, any item or service supplied selectively to Tenant shall be paid for by Tenant;

(14)            To the extent reimbursed by parking fees, the cost of payroll for clerks and attendants, bookkeeping, garage keepers’ liability insurance, parking management fees, tickets and uniforms directly incurred in operating the parking facilities;

(15)            Costs of capital improvements, replacements, alterations and additions to the Building and other portions of the Project except as otherwise included in Operating Expenses pursuant to this Paragraph 5.1(c);

(16)            Costs of repairs to structural and/or latent defects to the Building or Project and modifications to the Building or Project due to Landlord’s failure, if any, to construct the Building and Project in full compliance with governmental regulations, ordinances and laws effective with respect to such construction at the time of such construction, and, if the Building or Project is in violation of Applicable Law on the Occupancy Date, any costs incurred by Landlord to comply with such Applicable Law;

(17)            Subject to Paragraph 5.1(c)(v) or as specifically provided otherwise in this Lease, and including the management fees payable to Landlord or its subsidiaries or affiliates, the overhead and profit increments paid to Landlord, or to any subsidiary or affiliate of Landlord, for goods and/or services in the Building, to the extent such overhead and profit increments exceed the costs of comparable first-class, high quality goods and/or services, delivered or rendered by unaffiliated third parties of comparable reputation, stature, experience and quality to Landlord, on a competitive basis; provided that a management fee equal to three percent (3%) of the gross revenues of the Project annually, payable to Landlord or its affiliate, shall be permitted as part of Operating Expenses;

(18)            Costs arising from the presence of Hazardous Materials (defined in Section 31.18), including costs of clean-up, remediation, monitoring, management and administration thereof and defense of claims related to (x) the presence of such materials (collectively, the “Environmental Costs”), in or about the Premises, Building or Land, which are incurred as a result of the presence of such materials in the Project as of the date hereof, or (y) which were thereafter placed thereon by Landlord or Landlord’s agents or contractors in the course of construction or operation of the Project, or (z) with respect to Hazardous Materials which migrate to the Project from other property after the date hereof to the extent such costs are properly capitalized under generally accepted accounting and management practices; provided, however, unless caused by the gross negligence or willful misconduct of Landlord, its agents or employees, Operating Expenses shall include costs arising in connection with the clean-up, remediation, monitoring, management and administration of (and defense of claims related to) Hazardous Materials used by Landlord in connection with the operation, repair and maintenance of the Project to perform Landlord’s obligations under this Lease (such as, without limitation, fuel oil for generators, cleaning solvents, and lubricants) and which are customarily found or used in first-class office buildings;

(19)            Reserves of any kind;

(20)            Interest, fines or penalties assessed as a result of Landlord’s failure to make payments in a timely manner, unless such failure is reasonable under the circumstances; and

(21)            Costs (including, without limitation, fines, penalties, interest, and costs of repairs, replacements, alterations and/or improvements) incurred in bringing the Project into compliance with Applicable Laws in effect as of the date hereof and as interpreted by applicable governmental authorities as of such date.

(d)            “Tax Expenses” shall mean all taxes, assessments (special or otherwise) and charges payable by Landlord and levied upon or with respect to the Project and advalorem taxes on personal property used in connection therewith.  Tax Expenses shall include, without limitation, any tax, fee or excise on the act of entering into this Lease, on the occupancy of Tenant, the rent hereunder or in connection with the business of owning and/or renting space in the Project which are now or hereafter levied or assessed against Landlord by the United States of America, the State of California or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, assessment, fee or excise, however described (whether general or special, ordinary or extraordinary, foreseen or unforeseen), which may be levied or assessed in lieu of, as a substitute for, or as an addition to, any other Tax Expenses.  Landlord may pay any such special assessments in installments when allowed by law, in which case Tax Expenses shall include any interest charged thereon.  Tax Expenses shall also include any private assessments or the Building’s contribution towards a private cost-sharing agreement for the purpose of augmenting or improving the quality of service and amenities normally provided by governmental agencies.  Tax Expenses shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Tax Expenses.  Tax Expenses shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes are levied or assessed against Landlord, in whole or in part, in lieu of, as a substitute for or as an addition to, any other tax which would otherwise constitute Tax Expenses.

(e)            “Tenant’s Share” shall mean the product of (i) Direct Expenses for the Expense Year expressed as an amount per square foot of Rentable Area of the Project, multiplied by (ii) the number of square feet in the Rentable Area of the Premises.

(f)            Standard of Operation.  Landlord covenants and agrees that it will cause the Project to be operated and managed in a manner consistent with that of a reasonably prudent building manager of a first class, office building in the Santa Monica/West Los Angeles area, and in a manner which is efficient and reasonably controls Direct Expenses but is consistent with the first-class nature of the Project.

5.2            Payment.  Prior to the commencement of each Lease Year, or as soon thereafter as possible, Landlord shall furnish to Tenant a statement containing Landlord’s reasonable estimate of the Direct Expenses for such Lease Year and a calculation of the Additional Rent, if any, payable by Tenant for such Lease Year pursuant to this Article 5 on the basis of such estimate.  In addition to paying the Basic Rent specified in Article 4, Tenant shall pay Tenant’s Share of the annual Direct Expenses for the Project.  If the Lease Year is a full year, Tenant shall pay to Landlord one-twelfth (1/12) of the amount of said Additional Rent on each monthly rent payment date during such year (commencing on January 1) until further adjustment pursuant to this Section 5.2.  If the Lease Year is a partial year, Tenant shall pay to Landlord on each monthly rent payment date in such partial year an amount equal to said Additional Rent divided by the number of months in said partial Lease Year.  If Landlord’s statement is furnished after the start of the Lease Year, then on the next monthly rent payment date Tenant shall pay the entire portion of the Additional Rent attributable to portions of the Lease Year prior to such date.  Not more often than twice in any Lease Year, Landlord may reasonably adjust Tenant’s monthly rent payments under this Article 5 from time to time during the Lease Year to reflect the then current or estimated Direct Expenses and actual expenditures made during the elapsed portion of the Lease Year.  Following each Lease Year, Landlord shall furnish to Tenant a statement prepared by a firm of certified public accountants selected by Landlord showing the actual Direct Expenses during the previous Lease Year, and Landlord shall compute any charge or credit to Tenant necessary to adjust rent previously paid by Tenant to reflect the actual Direct Expenses.  If such statement and computation reveal an underpayment, Tenant shall promptly pay to Landlord an amount equal to such underpayment (whether or not this Lease has expired or been terminated), and if such statement and computation show an overpayment, Landlord shall credit the next monthly rental payment of Tenant with an amount equal to such overpayment, or, if the Term has expired, refund the overpayment to Tenant.

5.3            Lease Year; Proration.  “Lease Year” shall mean the whole or partial calendar year commencing on the Commencement Date and ending on December 31 of the year in which the Commencement Date occurs, and all subsequent calendar years within the Term.  The amount of Additional Rent payable under this Article 5 shall be proportionately abated in the case of a partial month or if the Lease Year is less than 365 days.

5.4            ReassessmentProtection.  Notwithstanding anything to the contrary contained in this Lease, in the event that, at any time during the first five (5) years of the Term (the “Protection Period”), any change in ownership of the Building is consummated (“Adjustment Event”) and if in connection therewith, the Building is reassessed (the “Reassessment”) for real estate tax purposes by the appropriate governmental authority under Article XIIIA of the Constitution of the State of California and statutory implementations thereof, then the terms of this Section 5.4 shall apply.

(a)            Adjusted Tax Basis.  For purposes of this Section 5.4, the term “Adjusted Tax Basis” shall mean an amount equal to the Tax Expenses (as defined in Paragraph 5.1(d) above) grossed up to reflect a fully completed, fully occupied Building with all tenants paying full rent, which amount shall be increased annually, on each Adjustment Date (as defined in Section 4.2 above), by two percent (2%) of the Adjusted Tax Basis in effect immediately prior to the date of such increase.

(b)            Excess Real Property Taxes.  For purposes of this Section 5.4, the term “Excess Real Property Taxes” shall mean the amount by which the Tax Expenses payable under this Lease during the Protection Period without regard to this Section 5.4 following an Adjustment Event exceeds the Tax Expenses that would have been payable if the Building were assessed using the Adjusted Tax Basis during the Protection Period.

(c)            Tenant’s Protected Tax Share.  For purposes of this Section 5.4, the term “Tenant’s Protected Tax Share” shall mean Excess Real Property Taxes per square foot of Rentable Area in the Premises, calculated for each year within the Protection Period and prorated on the basis of a 365 day year for any partial year within the Protection Period for which a Reassessment is effective.

(d)            Protection.  For the period commencing on the Commencement Date and continuing through the first thirty-six (36) months of the Term, Tenant shall not be obligated to pay any portion of Tenant’s Protected Tax Share.  For the period commencing on the first day of the thirty-seventh (37th) month of the Term and continuing through the end of the forty-eighth (48th) month of the Term, Tenant shall not be obligated to pay fifty percent (50%) of Tenant’s Protected Tax Share.  For the period commencing on the first day of forty-ninth (49th) month of the Term and continuing until the last day of the sixtieth (60th) month of the Term, Tenant shall not be obligated to pay thirty percent (30%) of Tenant’s Protected Tax Share.  For the period commencing on the first day of the sixty-first (61st) month of the Term and continuing for the remainder of the Term (including any Renewal Term, if applicable), this Section 5.4 shall no longer apply and Tenant shall pay the full amount of Tenant’s Share of  Tax Expenses included in Direct Expenses.

(e)            Landlord’s Right to Purchase Tenant’s Protected Share.  Landlord may elect, by notice to Tenant at any time following an Adjustment Event, to purchase (and to eliminate) all or any portion of Tenant’s Protected Tax Share and to cause Tenant to be obligated to pay the full amount of the Tax Expenses without regard to Tenant’s Protected Tax Share by paying to Tenant an amount equal to the Protected Share Purchase Price (defined below) with respect thereto.  As used herein, “Protected Share Purchase Price” shall mean the present value of Tenant’s Protected Tax Share then remaining (or if less than all of the same is to be purchased by Landlord, the portion to be so purchased) as of the date of payment (by Landlord to Tenant) of the Protected Share Purchase Price, utilizing a discount rate equal to eight percent (8%) per annum.

5.5            Records; Audit.  Landlord shall maintain in a safe and orderly manner all of its records pertaining to the Additional Rent (including Direct Expenses and records relating to any reassessments applicable to the Project) payable pursuant to this Article 5 for a period of three (3) years after the completion of each calendar year.  Landlord shall maintain such records on a current basis and in sufficient detail to permit adequate review thereof and, at all reasonable times, copies of such records shall be available to Tenant’s accounting personnel (but not other representatives except as set forth in this Section 5.5) for such purposes at the management office of the Project.  In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and regulations regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. If Tenant disputes the year-end statement provided under Section 5.2 above, provided an Event of Default (as defined in Article 22) does not exist, Tenant may, by written notice to Landlord within ninety (90) days after receipt of Landlord’s statement for a particular Lease Year, cause an audit to be commenced of the Direct Expenses for such Lease Year by a nationally or regionally recognized firm of certified public accountants on a non-contingency fee basis, at Tenant’s sole expense, to verify if Landlord’s statement was accurate.  If such audit reveals an overpayment of Direct Expenses for the year covered by such statement, then, provided Landlord does not dispute the result of such audit, Landlord shall refund the overpayment within thirty (30) days.  If such audit reveals an underpayment of Direct Expenses for the year covered by the most recent statement, then Tenant shall pay the same within thirty (30) days, or if the Term has expired, within fifteen (15) days after receipt of the audit results.  Tenant’s failure to dispute a year-end statement and commence an audit of Direct Expenses within ninety (90) days after receipt of Landlord’s statement for a particular Lease Year shall constitute Tenant’s acknowledgment of the accuracy of such statement.  No audit hereunder shall be permitted after termination of the Lease, and Tenant agrees to keep the results of any audit hereunder confidential, except as required by law and/or to enforce Tenant’s rights hereunder.  Tenant agrees to pay the cost of any audit hereunder by Tenant; provided that if it is finally determined with respect to any Lease Year, that Landlord has billed Tenant for Tenant’s share of Direct Expenses more than five percent (5%) in excess of the Direct Expenses that Tenant should pay for such Lease Year pursuant to the terms of the Lease, then Landlord shall pay the reasonable cost of such audit.

6.       Abatement for Untenantability.

If the Premises or any portion thereof are rendered untenantable and are not used by Tenant for a period of five (5) consecutive business days or twelve (12) business days in any twelve (12) month period (the “Eligibility Period”) as a result of (i) failure in the water, sewage, air conditioning, heating, ventilating or electrical systems of the Project, or (ii) as a result of any Damage (as defined in Section 12.1) (any such event described in clauses (i) and (ii) hereinabove shall be sometimes referred to as an “Abatement Event”), Tenant’s rent shall be reduced and abated after the expiration of the Eligibility Period for such time as the Premises or such portion thereof remain untenantable and are not used by Tenant, in the proportion that the Rentable Area of the portion of the Premises rendered untenantable and not used by Tenant bears to the total Rentable Area of the Premises, provided, however, there shall be no abatement of rent: (a) to the extent Landlord provides to Tenant other space in the Project which is reasonably suited for the temporary operation of Tenant’s business, (b) to the extent the Damage or failure of Building Systems is caused in whole or in part by the negligent or willful acts or omissions of Tenant, its agents, employees, contractors, licensees or invitees, or (c) to the extent the rent abatement is not actually covered by rental loss insurance, which Landlord agrees to carry so long as such coverage is available on commercially reasonable terms.  However, if due to the causes referred to in the first sentence of this Article 6, any portion of the Premises is rendered untenantable for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the Rentable Area of such reoccupied portion of the Premises bears to the total Rentable Area of the Premises, shall be payable by Tenant from the date such business operations commence.  Notwithstanding the foregoing, during any rent abatement under this Lease, Tenant shall pay Landlord Additional Rent for all services and utilities provided to and used by Tenant during the period of the rent abatement.  To the extent rental loss insurance carried by Landlord, the premiums for which are included in Direct Expenses, covers rent loss for any portion of the Eligibility Period, the Eligibility Period shall be reduced to the extent of such coverage.  If the untenantability of the Premises with respect to an Abatement Event described in clause (i) of this Article 6 continues for thirty (30) consecutive days, the same shall be considered an event of Damage under Article 12, and Landlord shall be obligated to give the Repair Notice specified in Section 12.3 as soon as reasonably possible and in any event within thirty (30) days after the expiration of said thirty (30) day period.

7.       Utilities and Services.

7.1            Landlord Obligations.  Landlord shall furnish the following services and utilities to the Premises, the cost of which shall be included in Operating Expenses except as specifically provided otherwise herein, during the periods from 8:00 a.m. to 6:00 p.m., Monday through Friday and 9:00 a.m. to 1:00 p.m. Saturday, except New Year’s Eve Day, New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Eve Day, Christmas Day (on the days such holidays are generally observed) and such other holidays as are generally recognized in the Los Angeles-Santa Monica, California area, and subject to rules and regulations from time to time established by Landlord (such hours and days of operation are herein called “Normal Working Hours”):

(a)            HVAC.  Landlord shall furnish heating, ventilation and air conditioning (“HVAC”) in amounts required for the use and occupancy of the Premises for normal office purposes.  The HVAC system for the Building shall be designed and installed in accordance with the Base Building Plans and Specifications set forth in Exhibit “D” hereto.  Tenant shall not, without Landlord’s prior written consent, use any equipment or lighting or occupy the Premises with personnel so that heat generated by such use or occupancy affects the ambient temperature otherwise maintained in the Premises by the HVAC system under normal operation.  In the event such use or occupancy affects the ambient temperature, Landlord shall have the right to install any machinery or equipment which Landlord reasonably deems necessary to restore temperature balance, including without limitation, modifications to the standard air conditioning equipment, and the cost thereof including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant to Landlord upon demand by Landlord.  Landlord makes no representation with respect to the adequacy or fitness of the HVAC equipment in the Building to maintain temperatures that may be required for, or because of, any equipment of Tenant, and Landlord shall have no liability for loss or damage in connection therewith.  Landlord shall also provide HVAC services during other than Normal Working Hours (“After Hours HVAC”), subject to the following terms and conditions:

(1)            Landlord shall provide the After Hours HVAC pursuant to any automated system installed for the Building in accordance with Exhibit “D” hereto, or, if no such automated system is installed, in the event Tenant gives Landlord advance notice of its need for such service no later than 5:00 p.m. on Monday through Friday (except holidays referred to above) that Tenant requires the services, and upon at least two (2) hours advance notice on weekends or holidays that Tenant requires the service.

(2)            Landlord will provide the After Hours HVAC at the “Actual Cost,” defined in Section 7.2 below.  The foregoing direct charges shall be payable by Tenant as Additional Rent on the next rent payment date at least fifteen (15) days following submission of a reasonably detailed invoice therefor by Landlord.

(b)            Electricity.  Landlord shall furnish sufficient electric power at 277 volts, single phase, to supply tenant lighting load permitted by the State of California, Title 24 energy code (1.5 watts per square foot of Usable Area) and sufficient power at 120/208 volts, three phase, four wire, for 1.5 watts connected load per square foot of Usable Area for office power.  If specifically approved by Landlord, additional power may be made available at 480 volts, three phase, for additional power and/or air-conditioning requirements up to the limit of available building power taking into account potential needs of other tenants and a reasonable safety factor.  The cost of equipment and installation for transformers, panel boards, bus duct taps, feeders, and other items required for the utilization of such additional power shall be paid by Tenant.  Landlord may establish commercially reasonable measures to conserve energy and water, including but not limited to, automatic light shut off after Normal Working Hours in unoccupied areas and efficient lighting forms, so long as these measures do not unreasonably interfere with Tenant’s use of the Premises.  Without the prior written consent of Landlord, which Landlord will not unreasonably withhold, Tenant shall not install or operate any machinery, appliances or equipment in the Premises, which will (i) create a Design Problem (as defined in Paragraph 8.1(c), (ii) have an adverse effect on the structural components of the Building or on the Building Systems (including any demand on Building Systems or Building Structure which is greater than their design loads), or (iii) result in a violation of Applicable Laws; nor connect any apparatus, device, machinery, appliances or equipment (except through electrical outlets in the Premises), for the purpose of using electric current.  Use of five (5) watts per square foot of Rentable Area for power and lighting within the Premises per month (other than electric current for Building HVAC) is referred to herein as the “Standard Consumption Amount.”  Tenant agrees to pay directly (instead of as part of Direct Expenses and in addition to payments of Direct Expenses pursuant to Section 5.1) for the cost of electric current (at rates no higher than that charged by the public utility providing similar service based on average annual utility rates) used by Tenant in the Premises which exceeds the Standard Consumption Amount.  Landlord may install a submeter on each floor or floors of the Premises to determine the actual amount of electric current which Tenant is utilizing from time to time.  If such submeter indicates that Tenant’s usage of electric current for power and lighting in the Premises (excluding electric current for Building HVAC) exceeds the Standard Consumption Amount, and that the allocation of electricity costs to all tenants in the Building through Direct Expenses is, therefore, materially distorted or unfair, then Tenant shall pay directly (instead of as part of  Direct Expenses) for the actual cost of such excess electric current usage plus any additional expense incurred in keeping account of the electric current so consumed, on a monthly basis within thirty (30) days after delivery of an invoice therefor.

(c)            Elevators.  Landlord shall furnish elevator services to the Premises during Normal Working Hours.  During all other hours, Landlord shall furnish elevator cab service and, by prior arrangement with Landlord’s project manager, use of Building elevators for freight.  In addition, if Tenant requires extended or uninterrupted use of the elevators for other than normal deliveries to the Premises (such as for a special move or alterations), then Landlord shall provide elevator service by prior arrangement with the manager of the Building the cost of which shall be charged to Tenant in accordance with Section 7.2.

(d)            Water.  Landlord shall make available water for normal lavatory and drinking purposes to be drawn from the public lavatory in the core of the floor on which the Premises are located.

(e)            Janitorial.  Landlord shall provide janitorial service five (5) nights per week and window washing generally consistent with that furnished in other first-class office buildings in Santa Monica, California.  Landlord’s janitorial services shall be consistent with the Cleaning Schedule attached to this Lease as Exhibit “H”.  Tenant will reasonably cooperate with any Building-wide recycling programs to reduce the Building’s contribution to the waste stream.  Landlord shall not be required to provide other than Building standard janitorial services for portions of the Premises used for storage, mailroom, storage room or similar purposes, or preparing or consuming food or beverages, nor shall Landlord be required to provide janitorial services to areas secured, obstructed or locked by Tenant, or used as a lavatory, other than the lavatory rooms shown on the floor plans of the Premises attached to this Lease as Exhibit “A”.

(f)            Access; Security.  Landlord shall furnish to Tenant’s employees and agents access to the Premises and Parking Area on a seven (7) day per week, twenty-four (24) hour per day basis, subject to compliance with such security measures as shall from time to time be in effect for the Building and/or the Project, Landlord maintenance activities and subject to the rules and regulations from time to time established by Landlord.  Landlord shall provide building security equipment, procedures and personnel which are comparable with those used in the Project generally and in other comparable first-class office buildings in Santa Monica.  Landlord does not warrant the effectiveness of said security equipment, procedures and personnel and Tenant shall have the right, at Tenant’s expense, to provide additional security equipment or personnel in the Premises, provided that Landlord is given reasonable access to the Premises and that any such security system installed by Tenant complies with all applicable codes and shall not create any material security risk to the Building or materially adversely affect the rights of other tenants in the Project.  To the extent that it is feasible to link Tenant’s additional security equipment and system for the Premises, if any, to the security system for the Project, Landlord shall cooperate with Tenant to cause security access cards or other devices provided to Tenant for access to the Project to provide access to the Premises in connection with Tenant’s additional security system, provided that all costs associated with such linking of Landlord’s and Tenant’s security systems shall be borne solely by Tenant.

(g)            Antenna.  Landlord and Tenant shall enter into a license agreement, on terms set forth in Exhibit “I” attached hereto, which license agreement shall grant Tenant a license to maintain, upon such portion of the rooftop of the Building as is designated by Landlord, one (1) antenna and one (1) satellite dish at no cost to Tenant, subject to Tenant’s compliance with the rules and regulations reasonably promulgated by Landlord, from time to time, with respect to use of, and access to, the rooftop of the Building.  Tenant shall pay for the maintenance and repair of all antennas, satellite dishes and/or other equipment placed upon such licensed portion of the Building’s rooftop (collectively, “Antenna Facilities”), as well as all utilities used to operate such Antenna Facilities.  Except in the event of an emergency, Tenant covenants to repair, maintain and remove its Antenna Facilities during Normal Working Hours.  The installation of Tenant’s Antenna Facilities shall be engineered by Landlord’s engineers at Tenant’s sole cost and expense.  Such installation of Tenant’s Antenna Facilities, including the aesthetic compatibility of such Antenna Facilities with the design and appearance of the Building and the height and weight of the Antenna Facilities, shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

7.2            Extraordinary Services.  Freight and passenger elevator services, HVAC, electricity, water, and access to and use of the loading dock facilities will be available twenty-four (24) hours a day, subject to the provisions of this Article 7.  Landlord may impose a direct charge at Landlord’s Actual Cost (defined below) and establish reasonable rules and regulations for any of the following: (a) the use of After Hours HVAC by Tenant; (b) the usage of any services provided to Tenant (including without limitation, freight elevator service, or use of the loading dock facilities by Tenant) at any time other than during Normal Working Hours; (c) additional or unusual janitorial services required because of any unusual, non-building standard improvements in the Premises, the negligence of Tenant, the nature of Tenant’s business (including the operation of Tenant’s business other than during Normal Working Hours); and (d) the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Landlord’s normal cleaning of the Premises.  The foregoing direct charges shall be payable by Tenant as Additional Rent on the next rent payment date after submission of an invoice therefor by Landlord.  Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the right, at its option and at its cost (subject to Article 5), to meter and charge all tenants in the Building, including Tenant, directly for their use of electricity and HVAC within their respective premises at the Actual Cost for such service.  In such event, Tenant shall pay such charges as Additional Rent on a monthly basis within thirty (30) days after invoice therefor, and all such charges shall be excluded from Operating Expenses under Article 5.  “Actual Cost” is defined as the actual costs incurred by Landlord in providing any particular service, including Landlord’s reasonable estimate of related administrative cost for the cost of such service (to the extent not duplicative of costs included in Operating Expenses) and, if applicable, depreciation related to the increased utilization of equipment used in providing the service.  In the event Landlord provides a service to Tenant and one or more other tenants at the same time, Landlord shall equitably allocate the Actual Cost among those receiving such service.

7.3            Interruption in Utility Services.  Landlord shall not be liable for damages or otherwise for failure, stoppage or interruption of any services or utilities or unavailability of access to the Project, nor shall the same be construed either as an eviction of Tenant, or result in an abatement of rent (except as provided in Article 6), when such failure is caused by acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, other force majeure events, or by the making of repairs, alterations or improvements to the Premises or the Building, or the limitation, curtailment, rationing or restriction on supply of fuel, steam, water, electricity, labor or other supplies or for any other condition beyond Landlord’s reasonable control, including without limitation, any governmental energy conservation program or legal requirement.  If any governmental entity imposes mandatory or voluntary controls or guidelines on Landlord or the Project or any part thereof, relating to the services provided by Landlord, or the reduction of emissions, Landlord may make such alterations to the Building or any other part of the Project related thereto and take such other steps as are necessary to comply with such controls and guidelines, the cost of such compliance and alterations shall be included in Operating Expenses, and Landlord shall not be liable therefor, for damages or otherwise, nor shall the same be construed either as an eviction of Tenant, or result in an abatement of rent.

8.       Alterations.

8.1            Restriction on Alterations.

(a)            The construction of the initial Tenant Improvements to the Premises shall be governed by the terms of the Tenant Improvement Letter attached hereto as Exhibit “D.”  Tenant may make alterations, additions or improvements to the Premises after the Occupancy Date (collectively, “Alterations”) which do not create a Design Problem (as defined in Paragraph 8.1(c)), provided Tenant submits its plans, including floor load calculations, for such Alterations to Landlord at least ten (10) business days prior to commencement of construction of such Alterations (except as to decorative items, minor repairs or installations of trade fixtures, furniture and equipment for which plans are not required) and subject to Landlord’s consent to the extent required under Paragraph 8.1(b).  Alterations shall be scheduled through Landlord and each of Tenant’s contractors shall cooperate and coordinate with Landlord and Landlord’s contractor so that there shall be no disruption of the Building Systems or Service Facilities or of any other construction on or in the Project.  Within ten (10) days after receipt of the plans for Alterations, Landlord shall inform Tenant, in good faith, whether such Alterations will create a Design Problem.  If Landlord indicates that such Alterations will create a Design Problem, Landlord will have five (5) additional days to inform Tenant of its disapproval, and the specific Design Problems which are the reasons for such disapproval, and what changes or conditions could be made or satisfied to eliminate the Design Problems and obtain Landlord’s approval.  Under no circumstances shall Tenant make any Alterations that create a Design Problem without Landlord’s prior consent, which Landlord may withhold in its discretion.

(b)            If the proposed Alterations in, to or about the Premises or the Building individually or cumulatively will not create a Design Problem, Tenant may make such Alterations with the prior written consent of Landlord, which Landlord shall not unreasonably withhold or delay beyond ten (10) days following request for the consent and any submittal of plans required hereunder, and which may only be conditioned upon (i) the right to reasonably approve the plans and specifications for any work provided that Landlord shall not disapprove such plans if a Design Problem is not created, (ii) the right to require reasonable supplemental construction insurance satisfactory to Landlord and naming Landlord as an additional insured, (iii) reasonable requirements as to the manner in which or the time or times at which work may be performed and (iv) the right to approve the contractor or contractors to perform the Alterations, which approval shall not be unreasonably withheld or delayed. No approval shall be required to (A) paint or cover walls, (B) for the installation of the floor covering, provided the manner of installing the floor covering is subject to Landlord approval, (C) for the installation of trade fixtures, furniture and equipment which do not create a Design Problem, or (D) for the installation of any other minor interior decorative alterations which do not create a Design Problem, do not cost in excess of $25,000.00 per job and do not require the issuance of any permits, provided that any such minor alterations shall be subject to the notice requirement set forth in Paragraph 8.1(a).

(c)            All Alterations shall be compatible with the Project and completed in accordance with Landlord’s reasonable, non-discriminatory requirements, Applicable Laws, all applicable rules, regulations and requirements of governmental authorities and all applicable reasonable rules, regulations and requirements of insurance carriers.  The outside appearance of the Building shall not be affected by any Alteration, the use of the Building shall not be materially, adversely affected by any Alteration and no Alteration shall materially weaken or impair the structural strength of the Building or create the potential for unusual expenses to be incurred upon the removal of the Alterations and the restoration of the Premises upon the termination of this Lease unless Tenant agrees to pay for the incremental removal cost caused by the non-typical Alterations.  No part of the Building outside of the Premises shall be materially, adversely affected by any Alteration; the proper functioning of the Building structure, Building Systems and Service Facilities shall not be materially, adversely affected by any Alteration (nor shall any Alteration involve or permit the installation of equipment or other fixtures or improvements which exceeds the capacities of the Building structure or Building Systems unless Tenant authorizes Landlord to modify, at Tenant’s expense, the Building Systems to increase such capacity and such modification does not otherwise create a Design Problem) and there shall be no Alteration which materially, adversely interferes with Landlord’s free access to the Building Systems or materially, adversely interferes with the moving of Landlord’s equipment to or from the enclosures containing the Building Systems.  No Alteration shall materially, adversely affect any other tenant or occupant of the Project.  Any Alteration that violates any of the foregoing restrictions of this Paragraph 8.1(c) shall be deemed to create a “Design Problem.”

8.2            Costs and Protections.  Tenant shall pay to Landlord Landlord’s reasonable out-of pocket costs to third party consultants for reviewing and inspecting all Alterations to assure full compliance with all of Landlord’s requirements in the entire Premises.  Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are safe or that the same comply with any applicable laws, ordinances, codes, rules or regulations.   If requested by Landlord, Tenant shall provide Landlord with copies of all contracts, receipts, paid vouchers, and any other documentation (including, without limitation, “as-built” drawings, air/water balancing reports, permits and inspection certificates) in connection with the construction of such Alterations.  Tenant shall promptly pay all costs incurred in connection with all Alterations.  Any increase in any tax, assessment or charge levied or assessed as a result of any Alterations shall be payable by Tenant in accordance with Article 5.

8.3            Removal and Surrender of Fixtures and Alterations.  All Alterations and all Tenant Improvements installed in the Premises which are attached to, or built into, the Premises, shall become the property of Landlord and, except as otherwise provided in this Lease, shall be surrendered with the Premises, as a part thereof, at the end of the Term; provided, however, Landlord may, by written notice to Tenant at least thirty (30) days prior to the end of the Term, require Tenant to remove any Alterations or Tenant Improvements designated by Landlord to be removed (but not any Alteration or Tenant Improvements unless the same are not likely to be usable by a subsequent single floor general office tenant), and to repair any damage to the Premises, the Building, and any other part of the Project caused by such removal, all at Tenant’s sole expense and to the reasonable satisfaction of Landlord.  Any articles of personal property including business and trade fixtures not attached to, or built into, the Premises, machinery and equipment, free-standing cabinet work, and movable partitions, which were installed by Tenant in the Premises as part of the Tenant Improvements or otherwise, shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term as long as Tenant is not in default hereunder (following the lapse of any applicable notice and cure periods) and provided that Tenant repairs to Landlord’s reasonable satisfaction any damage to the Premises, the Building and any other part of the Project caused by such removal.  With respect to Tenant Improvements attached to or built into the Premises, Landlord and Tenant shall each own undivided interests in such Tenant Improvements to the extent, in the case of Landlord, provided or paid for by Landlord, and, in the case of Tenant, the portion of the cost of such Tenant Improvements paid for by Tenant.  For purposes of the insurance requirements of Section 11.2, Tenant shall be deemed to have an insurable interest in all of the Tenant Improvements and Alterations in the Premises during the Term, as between Landlord and Tenant, and the same shall be surrendered with the Premises on termination of this Lease, as set forth above.

8.4            Standard Window Covering.  Subject to the provisions of Exhibit “D” hereto, Tenant shall use the Building standard window covering as specified by Landlord and Landlord reserves the right to approve or disapprove of interior improvements visible from the ground level outside the Building on wholly aesthetic grounds.  Such improvements must be submitted for Landlord’s written approval prior to installation, or Landlord may remove or replace such items at Tenant’s sole expense upon at least twenty (20) days prior notice to Tenant.

9.       Maintenance and Repairs.

9.1            Tenant’s Obligations.  Except for Landlord’s obligations specifically set forth in this Lease, Tenant shall, at Tenant’s sole expense, keep the Premises and every part thereof clean and in good condition and repair and Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

9.2            Landlord’s Obligations.  Subject to Article 12, Landlord shall repair and maintain the Building structures and Building Systems in a manner consistent with that of a reasonably prudent building owner of a first-class office building in the Santa Monica/West Los Angeles area (including, without limitation, the Building’s HVAC system in accordance with the recommended maintenance specifications therefor).  To the extent such maintenance and repair is required due to the act (other than ordinary use as contemplated by this Lease), neglect, misuse, or fault of Tenant, its agents, employees, contractors, licensees or invitees, Tenant shall pay to Landlord the cost of such maintenance and repairs except to the extent Tenant has been relieved of such liability pursuant to this Lease, including, without limitation, under Section 11.6.  Except as provided in Articles 6 and 12, there shall be no abatement of rent with respect to, and Landlord shall not be liable for, any injury to or interference with Tenant’s business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Project or the Building, including the Premises.  Further, neither Landlord nor any member, manager, partner, director, officer, agent or employee of Landlord shall be liable for any damage caused by other lessees or persons in or about the Project, or for any consequential damages arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.  As a material inducement to Landlord entering into this Lease, Tenant waives and releases its right to make repairs at Landlord’s expense under Section 1942 of the California Civil Code or under any other law, statute or ordinance now or hereafter in effect, and Tenant waives and releases the right to terminate this Lease under Section 1932(1) of the California Civil Code or any similar or successor statute.  Subject to the foregoing, Landlord shall endeavor to cause the least disruption practicable to Tenant while making repairs, alterations or improvements to the Project.  If reasonably requested by Tenant, such activities by Landlord which materially affect the Premises or access thereto shall be performed outside of Normal Working Hours to the extent practicable.

10.            Tax on Tenant’s Personal Property and Leasehold Improvements.

10.1            Personal Property Taxes.  At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises.  If the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon Tenant’s equipment, furniture, fixtures or other personal property, Tenant shall pay Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment.

10.2            Tax on Leasehold Improvements.  Tenant shall pay Landlord, upon written demand, such portion of all real estate taxes levied or assessed against Landlord which are attributable to the value of the leasehold improvements (including, but not limited to, all Tenant Improvements and Alterations) installed in the Premises.  If the assessing authority allocates a specific value to said leasehold improvements of Tenant, the amount payable by Tenant shall be the tax attributable to such specific value.  If the assessing authority does not allocate a specific value to said leasehold improvements of Tenant, the amount payable by Tenant pursuant to this Section 10.2 shall be the amount determined by multiplying the total cost of leasehold improvements installed in the Premises by the Building’s full assessed rate, as determined by the applicable assessing authority.

10.3            Exclusion from Tax Expenses.  The portion of real estate taxes payable by Tenant pursuant to Sections 10.1 and 10.2 and by other tenants of the Project as if they have similar provisions in their leases shall be excluded from Tax Expenses for purposes of rent adjustments described in Article 5 of this Lease.

11.            Insurance; Waiver of Subrogation.

11.1            Liability Insurance.

(a)            At all times during the Term (and prior to the commencement of the Term with respect to any activity of Tenant hereunder at the Project), Tenant shall procure and maintain, at its sole expense for the protection of Landlord and Tenant, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least $1,000,000 per occurrence and a general aggregate limit of at least $2,000,000, and Tenant shall provide, in addition, excess liability insurance on a following form basis, with overall limits of at least $5,000,000. All such policies shall be written to apply to all bodily injury (including death), property damage and personal injury losses, shall include blanket contractual liability, broad form property damage, independent contractor’s coverage, completed operations, products liability, cross liability and severance of interest clauses, and shall be endorsed to include Landlord and its agents, employees, beneficiaries, partners, managers, members, successors, assignees, and the holders of the Underlying Mortgages (as defined in Section 18.1) designated by Landlord as additional insureds.

(b)            At all times during the Term (and prior to the commencement of the Term with respect to any activity of Tenant hereunder at the Project), Tenant shall procure and maintain, at its sole expense for the protection of Landlord and Tenant, primary automobile liability insurance with limits of not less than $1,000,000 per occurrence covering owned, hired and non-owned vehicles used by Tenant and excess liability insurance on a following form basis with a limit of not less than $5,000,000.

(c)            Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant or Tenant’s vendor, at no expense to Landlord, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs, including actual attorneys’ fees, arising under any present or future law, statute, or ordinance of the State of California or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises.  Such policy or policies of insurance shall have a minimum combined single limit of $3,000,000 per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of support; and injury to property of any person.  Such policy or policies of insurance shall cover the Landlord and its agents, employees, beneficiaries, partners, managers, members, successors, assignees and the holders of the Underlying Mortgages designated by Landlord as additional insureds.

(d)            At all times during the Term (and prior to the commencement of the Term with respect to any activity of Tenant hereunder at the Project), Tenant shall procure and maintain Workers’ Compensation Insurance in accordance with the laws of the state in which the Building is located, and employer’s liability insurance with a primary limit of not less than $1,000,000 bodily injury each accident; $1,000,000 bodily injury by disease – each person; and $1,000,000 bodily injury by disease policy limit and excess liability insurance on a following form basis with a limit of not less than $5,000,000.

(e)            If during the Term, the amount of employer’s liability insurance or commercial general liability insurance or excess liability insurance coverage is not commercially reasonable for similarly situated tenants in first-class office buildings in the Santa Monica/West Los Angeles area, then promptly after Tenant receives written notice thereof from Landlord, Tenant shall increase the insurance coverage to commercially reasonable amounts for similarly situated tenants in first-class office buildings in the Santa Monica/West Los Angeles area.

11.2            Property Insurance.  Tenant shall at all times during the Term maintain in effect policies of insurance covering all leasehold improvements (including, but not limited to, all Tenant Improvements and Alterations) trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their full replacement cost from time to time during the Term, providing protection against any peril included within the classification “all risk coverage” or “causes of loss – special form” together with insurance against sprinkler water damage (including earthquake caused sprinkler damage), vandalism and malicious mischief.  Such property insurance shall provide equivalent or greater coverage than that provided by ISO Form CP 10 30.  The proceeds of such insurance, so long as this Lease remains in effect, shall be used for the repair or replacement of the property so insured.  Upon termination of this Lease due to any casualty, the proceeds of insurance shall be paid to Landlord and Tenant, as their interests appear in the insured property.  The full replacement value of the items to be insured under this Section 11.2 shall be determined by Tenant and acknowledged by the company issuing the insurance policy by the issuance of an agreed amount endorsement at the time the policy is initially obtained, and shall be increased from time to time in order to maintain replacement value coverage.

11.3            Business Interruption.  Tenant shall at all times during the Term, and at its own cost and expense, procure and maintain in effect loss of income or business interruption insurance and extra expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings and extra expenses attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

11.4            Policy Requirements.

(a)            All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies, authorized to do business in the State of California and reasonably acceptable to Landlord. Insurance companies rated A VII or better by Best’s Insurance Reports shall be deemed acceptable.

(b)            Each policy shall be written on an “occurrence” basis and shall have a deductible or deductibles, if any, which do not exceed the deductible amount(s) maintained by similarly situated tenants in first-class office buildings in the Santa Monica/West Los Angeles area.  Each policy shall cover Landlord, Landlord’s

Project manager and Landlord’s lender as additional insureds, as their interests may appear, and copies of all policies and endorsements thereto together with certificates evidencing the existence and amounts of such insurance and further evidencing that such insurance is in full force and effect, shall be delivered to Landlord by Tenant at least thirty (30) days prior to Tenant’s occupancy of any portion of the Premises, and in any event, prior to any activity of Tenant hereunder at the Project.  No such policy shall be cancelable except after thirty (30) days written notice to Landlord.  Tenant shall, at least thirty (30) days prior to the expiration of any such policy, furnish Landlord with renewals or “binders” thereof.  Should Tenant at any time neglect or refuse to provide the insurance required by this Lease, or should such insurance be canceled, Landlord shall have the right, but not the duty, to procure the same and Tenant shall pay the cost thereof as Additional Rent promptly upon Landlord’s demand.

(c)            The policies of insurance required to be carried by Tenant shall be primary and non-contributing with, and not in excess of any other insurance available to Landlord. The cost of defending any claims made against any of the policies required to be carried by Tenant shall not be included in any of the limits of liability for such policies. Tenant shall immediately report to Landlord, and promptly thereafter confirm in writing, the occurrence of any injury, loss or damage incurred by Tenant, or Tenant’s receipt of notice or knowledge of any claim by a third party or any occurrence that might give rise to such claims.  It shall be the responsibility of Tenant not to violate nor knowingly permit to be violated any condition of the policies required by this Lease.

(d)            If any of the liability insurance policies required to be maintained by Tenant pursuant to this Article 11 contains aggregate limits which apply to operations of Tenant other than those operations which are the subject of this Lease, Tenant’s general aggregate shall apply separately per location. Any policy of property insurance required hereunder may be in “blanket coverage” form, provided any such “blanket coverage” policy (i) specifically provides that the amount of insurance coverage required hereunder shall in no way be prejudiced by other losses covered by the policy or (ii) is in an amount not less than the sum of one hundred percent (100%) of the actual replacement costs of all of the properties covered under such “blanket coverage” insurance policy.  Neither the issuance of any such property insurance policy nor the minimum limits specified in this Section 11.4 shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

11.5            Landlord’s Requirements.  Landlord shall, at all times during the Term hereof, at its sole cost and expense (subject to reimbursement in accordance with Article 5) procure and maintain in force insurance of the type commonly referred to as an “all risk of physical loss” policy, including earthquake insurance to the extent required by any Underlying Mortgage (as defined in Section 18.1) or deemed commercially practicable by Landlord, and general public liability insurance insuring the Land, the Building and the Project against all risks and all other hazards as are customarily insured against, in Landlord’s reasonable judgment, by others similarly situated and operating like properties.  Landlord shall procure and maintain in force (subject to reimbursement in accordance with Article 5) a commercially reasonable amount (or an amount as required by any Underlying Mortgage) of rental loss insurance during the Term of this Lease.

11.6            Waiver of Subrogation.  Landlord and Tenant each hereby releases the other, and waives its entire right of recovery against the other for any direct or consequential loss or damage arising out of or incident to the perils covered by the property insurance policy or policies carried by the waiving party, whether or not such damage or loss may be attributable to the negligence of either party or their agents, invitees, contractors, or employees.  Each insurance policy carried by either Landlord or Tenant in accordance with this Lease shall include a waiver of the insurer’s rights of subrogation to the extent necessary.

12.            Damage or Destruction.

12.1            Agreement Governs.  The provisions of this Lease, including this Article 12, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project by fire or other casualty (“Damage”) and no statute or regulation which is inconsistent with this Article 12, now or hereafter in effect, including without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, shall have any application to this Lease with respect to any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.  This Article 12 shall not affect the provisions of Article 16 below, subject to Section 11.6.

12.2            Obligation to Repair.  If the Premises, access thereto within the Project or Building Systems serving the Premises suffer Damage, subject to all other terms of this Article 12, Landlord shall diligently repair the Base Building Improvements (as defined in Exhibit “D”) in a manner consistent with the provisions of any Underlying Mortgage and subject to reasonable delays for insurance adjustment and other matters beyond Landlord’s reasonable control (other than lack of funds).  Upon any Damage to the Premises, Tenant shall assign to Landlord (or Landlord’s designee) all insurance proceeds (other than for personal property or interruption of business) payable to Tenant under insurance required pursuant to Section 11.2, and Landlord shall repair the Tenant Improvements and Alterations installed in the Premises pursuant to plans therefor developed in consultation with Tenant; provided that if the cost of repair of the Tenant Improvements and Alterations by Landlord exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, such shortfall shall be paid by Tenant to Landlord prior to Landlord’s repair of the Damage, or Tenant may elect to revise the design of such Tenant Improvements and Alterations to reduce their cost to a level that can be repaired and restored by available insurance proceeds, provided such design revisions shall not delay the repairs.  To the extent reasonably practicable, Landlord shall solicit bids for the repair of the Tenant Improvements and Alterations and shall select the low bidder after the bids are reconciled for inconsistent assumptions.  Bidding shall not be required for minor repairs nor for emergency work performed immediately after the damage occurs.  To the extent reasonably possible, as determined by Landlord, Landlord shall utilize the same contractors for specialized work on Tenant Improvements and Alterations that were used for the initial construction and installation of such specialized work.  Notwithstanding the foregoing, if the Damage affects only Tenant Improvements and Alterations, Tenant shall have the option to conduct the repair thereof instead of Landlord, such option to be exercised within ten (10) days after the occurrence of the Damage; and if such election is made by Tenant, (a) the insurance proceeds for such repair shall be made available to Tenant, (b) notwithstanding any provision of this Lease to the contrary, rent for the Premises shall not abate for any period in excess of the time Landlord reasonably would have taken to repair and restore the Premises, and (c) the provisions of Paragraph 12.3(c) below shall not apply with respect to such repairs conducted by Tenant.  Upon termination of this Lease due to any Damage, the proceeds of insurance shall be paid to Landlord and Tenant as their interests appear in the insured property, and in accordance with Section 11.2 above.  Landlord shall not be liable for any loss of business, inconvenience or annoyance to Tenant arising from any Damage or any repair or restoration of any portion of the Premises, the Building or other portion of the Project as a result of any Damage.

12.3            Major Damage to Premises.

(a)            If the Premises, any material portion thereof, access thereto within the Project or Building Systems serving the Premises suffer Damage so that the Premises are rendered unusable by Tenant for its business purposes and are not used by Tenant, and the repair thereof cannot in the reasonable opinion of Landlord be completed within two hundred seventy (270) days after the date Landlord is informed of the Damage (without payment of overtime or other premium) or if insurance proceeds available for Tenant Improvements and Alterations plus any amount Tenant elects to contribute to repair of the Tenant Improvements and Alterations will not be sufficient to cover the cost of repairs, then Landlord shall have the option, to be exercised by written notice to Tenant within thirty (30) days after the date Landlord is informed of the Damage, either: (a) to terminate this Lease as of the date not less than thirty (30) days nor more than sixty (60) days after Landlord’s notice to Tenant (although rent shall be abated until such termination in the manner and to the extent provided in Article 6); or (b) to repair the Damage in accordance with Section 12.2, in which event this Lease shall continue in full force and effect, and rent shall be abated in the manner and to the extent provided in Article 6.  Landlord shall give Tenant written notice (the “Repair Notice”) stating the estimated length of time that will be required to repair the Damage as soon as reasonably possible after such Damage, but in no event later than thirty (30) days following the date Landlord is informed of the Damage.

(b)            If the Premises, any material portion thereof, access thereto within the Project or Building Systems serving the Premises suffer Damage so that the Premises are rendered unusable by Tenant for its business purposes and are not used by Tenant, and the repair thereof cannot in the reasonable opinion of Landlord be completed within two hundred seventy (270) days after the date Landlord is informed of the Damage (without payment of overtime or other premium), Tenant shall have the option to terminate this Lease (“Tenant’s Termination Option”).  Tenant shall have thirty (30) days from Tenant’s receipt of the Repair Notice to exercise Tenant’s Termination Option by written notice to Landlord.  If Tenant exercises Tenant’s Termination Option, the Lease shall terminate as of a date not less than thirty (30) days nor more than sixty (60) days after Tenant’s notice to Landlord of the exercise of Tenant’s Termination Option.

(c)            If the Premises, any material portion thereof, access thereto within the Project or Building Systems serving the Premises suffer Damage so that the Premises are rendered unusable by Tenant for its business purposes and are not used by Tenant, and if the Lease does not terminate pursuant to Paragraph 12.3(a) or Paragraph 12.3(b), then if Landlord fails to substantially complete the repair of such Damage on or before the date (the “Outside Completion Date”) which is the later of (i) two hundred seventy (270) days after the date Landlord is informed of the Damage and (ii) the date which is six (6) months after the date estimated for completion of such repair set forth in the Repair Notice required under Paragraph 12.3(a) above, and if the Damage not repaired on the Outside Completion Date renders a substantial part of the Premises unusable by Tenant for its business purposes and are not used by Tenant, Tenant shall have the option, exercisable by written notice to Landlord within thirty (30) days after the Outside Completion Date, to terminate this Lease effective thirty (30) days after the date of such notice.  The Outside Completion Date shall be extended by delays in the completion of the repair of the Damage caused by force majeure events (other than the casualty that caused the Damage and such extension not to exceed six (6) months) or by Tenant, its agents, employees or contractors.

12.4            Major Damage to Building or Project.  Without limiting the provisions of Sections 12.2 and 12.3, if the Building or the Project suffers major and material Damage which, in Landlord’s reasonable opinion, cannot be repaired within two hundred seventy (270) days after the date Landlord is informed of the Damage (without payment of overtime or other premium), or if the Building, the Project or the Parking Area is so extensively damaged as to render it economically inviable for its existing use, in Landlord’s reasonable opinion, after the repair thereof, or if insurance proceeds will not be sufficient to cover the cost of repairs (provided such shortfall of insurance proceeds is at least Five Million Dollars ($5,000,000)), then Landlord shall have the option, to be exercised by written notice to Tenant within thirty (30) days after the date Landlord is informed of the Damage, either: (a) to terminate this Lease as of the date no less than thirty (30) days nor more than sixty (60) days after Landlord’s notice to Tenant and rent shall be abated in the manner and to the extent set forth in Article 6; or (b) subject to Section 12.2, to repair and rebuild the Building with reasonable diligence, in which event this Lease shall continue in full force and effect and rent shall be abated in the manner and to the extent provided in Article 6.

12.5            Reinstatement; Good Faith Exercise.

(a)            If Landlord elects to exercise its option to terminate under Section 12.4, based on the insufficiency of insurance proceeds from insurance maintained by Landlord hereunder to cover the cost of repairs to the Base Building Improvements, then, as a covenant surviving the termination of this Lease, Landlord shall not commence the reconstruction of the Base Building Improvements within twelve (12) months after the date of the Damage without giving Tenant the right to reinstate the terms of this Lease, with Landlord paying all of the shortfall in insurance proceeds for the cost of such repairs and reconstruction.  Tenant’s option under this Section 12.5 shall be exercisable within thirty (30) days after notice by Landlord to Tenant that Landlord intends to fund such insurance proceeds shortfall and commence reconstruction of the Base Building Improvements.

(b)            Landlord shall not exercise any termination right under Section 12.4 solely in order to obtain an increase in the rental rate for the Premises; provided that any other independent, bona fide, good faith business reason for exercise of such termination right shall be sufficient if such right is otherwise exercised in accordance with the other provisions of this Article 12.

13.            Eminent Domain.

13.1            Taking.  In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy thereof, shall be taken by any lawful power or authority by exercise of the right of eminent domain, or sold to prevent such taking, within sixty (60) days after receipt of notice of such taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.  If such portion of the Building or Project is so taken or sold so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, or which renders the Building or Project economically inviable for its use as presently intended, or requires cancellation of substantially all tenant leases in the Building, this Lease may be terminated by Landlord, as of the date of the vesting of title under such taking or sale, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which said vesting will occur.  Except as provided herein, Tenant shall not because of such taking assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant.  If the amount of property or the type of estate taken shall not substantially interfere with Tenant’s use of the Premises, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant.  In such event, Landlord shall promptly proceed to restore the Premises to substantially their condition prior to such partial taking, and the rent shall be abated in proportion to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration.  Notwithstanding the foregoing, during any rent abatement under this Lease, Tenant shall continue to be obligated to pay Landlord Additional Rent for all services and utilities provided to and used by Tenant during the period of the rent abatement.  Nothing contained in this Article 13 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

13.2            Temporary Taking.  If all or any portion of the Premises are condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including without limitation, the payment of Basic Rent and all other amounts required hereunder.  Tenant shall be entitled to receive the entire award made in connection with any other temporary condemnation or other taking attributable to any period within the Term.  Landlord shall be entitled to the entire award for any such temporary condemnation or other taking which relates to a period after the expiration of the Term or which is allocable to the cost of restoration of the Premises.  If any such temporary condemnation or other taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to the condemnation or other taking, at Tenant’s sole cost and expense; provided that, Tenant shall receive the portion of the award attributable to such restoration.

14.            Assignment and Subletting.

14.1            Limitation.

(a)            Tenant shall not directly or indirectly, voluntarily or involuntarily assign, mortgage or otherwise encumber all or any portion of its interest in this Lease or in the Premises (collectively, “Assignment”) or permit the Premises to be occupied by anyone other than Tenant or Tenant’s employees or sublet the Premises (collectively, “Sublease”) or any portion thereof without obtaining the prior consent of Landlord, which, subject to Sections 14.3 and 14.4, may be withheld in Landlord’s reasonable discretion, and any such attempted Assignment or Sublease (collectively, “Transfer”) without such consent shall be null and void and of no effect.

(b)            Notwithstanding the foregoing Paragraph 14.1(a), Tenant shall have the right, after notice thereof to Landlord in accordance with Section 14.4, to Transfer all or a portion of the Premises, or the leasehold hereunder, to an Affiliate (or a combination of Affiliates) or Successor of Tenant.  For purposes hereof, an “Affiliate” or “Successor” of Tenant is an entity controlling, under common control with or controlled by Tenant, including an entity resulting from a merger or consolidation by Tenant, but excluding, in each case, any entity formed to avoid the restrictions on Transfer by Tenant hereunder and excluding any agency or department of the United States Government.  For purposes of this definition, the word “control,” as used above, means with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.  The word “Person” means an individual, partnership, trust, corporation, firm or other entity.  Any such Affiliate or Successor of Tenant must expressly assume in writing a pro rata share of Tenant’s obligations hereunder in the proportion that the number of square feet of Rentable Area of the Premises subleased or assigned to such Affiliate or Successor of Tenant bears to the total number of square feet of Rentable Area in the Premises, without relieving Tenant of any liability hereunder.  Sections 14.2, 14.3, 14.4 (other than providing Landlord written notice of the proposed Transfer by Tenant as described therein) and 14.5 shall not be applicable to Transfers covered by this Paragraph 14.1(b).

14.2            Notice of Intent to Assign or Sublet.  If Tenant desires at any time to enter into a Transfer that will result in Tenant and its Affiliates and/or Successor occupying less than  seventy-five percent (75%) of the Rentable Area in the Premises (including any expansion of the Premises pursuant to the Lease) or if Tenant desires at any time to enter into a Transfer at such time that Tenant and its Affiliates and/or Successor already occupy less than  seventy-five percent (75%) of the Rentable Area in the Premises (including any expansion of the Premises pursuant to the Lease), Tenant shall first give Landlord a notice (the “First Transfer Notice”) specifying:  (a) the size and location of the space Tenant proposes to Transfer (the “Transfer Space”); (b) the term for which Tenant proposes to Transfer the Transfer Space; and (c) the date on which Tenant proposes that the Transfer be effective, which shall not be less than thirty (30) days after the Transfer Notice.

14.3            Landlord’s Options.  At any time within twenty (20) days after Landlord’s receipt of all of the information required in the First Transfer Notice, Landlord may by written notice to Tenant elect to:

(a)            terminate the Lease in the case of a proposed Assignment, or

(b)            in the case of a proposed Sublease, terminate this Lease as to the Transfer Space specified in the First Transfer Notice for the term of the proposed Sublease only, with a proportionate abatement in the rent payable hereunder.

In the event Landlord elects to terminate the Lease as to the Transfer Space, the Lease shall terminate as to the entire Transfer Space on the proposed date that the Transfer would be effective as specified in the First Transfer Notice  (but such termination shall only be effective for the lease term of the proposed Transfer if a Sublease).  After any such election by Landlord, Landlord shall be entitled to re-lease the Transfer Space in Landlord’s discretion.  In the event Landlord elects the option set forth in Paragraph (b) above with respect to a portion of the Premises, (i) Tenant shall at all times provide reasonable and appropriate access to the Transfer Space and use of any common facilities in the Premises, (ii) Landlord shall have the right to use the Transfer Space subject to Landlord’s election without the consent of Tenant, and (iii) Tenant shall reimburse Landlord for the reasonable cost of any demising wall necessary to separate the Transfer Space from the remainder of the Premises.  If Tenant does not within one hundred eighty (180) days after the First Transfer Notice consummate a Transfer for the Transfer Space or is not in active negotiations concerning the Transfer Space and, if Tenant continues to contemplate a Transfer, Tenant shall deliver a new Transfer Notice and Landlord shall again have the options set forth in this Section 14.3.

14.4            Second Notice; Conditions for Landlord’s Consent.

(a)            If Landlord does not elect or is not entitled to elect any of the options set forth in Section 14.3 and Tenant desires to consummate a Transfer, Tenant shall give a second written notice (the “Second Transfer Notice”) to Landlord with respect to such Transfer and which notice shall specify (1) the Transfer Space, (2) the name of the proposed assignee, subtenant, transferee or occupant (“Transferee”), (3) the nature of the proposed Transferee’s business to be carried on in the Transfer Space, (4) the terms and provisions of the proposed Transfer, and (5) such financial information as Landlord may reasonably request concerning the proposed Transferee.  If the Transfer described in the Second Transfer Notice differs by more than twenty percent (20%) from the First Transfer Notice in amount of space covered or in length of term, or materially differs as to the location of the Transfer Space, then Landlord shall have the options set forth in Section 14.3 with respect to the Transfer proposed in the Second Transfer Notice, such options to be exercised within ten (10) business days after Landlord’s receipt of the Second Transfer Notice.

(b)            If Landlord does not elect either of the options set forth Section 14.3, and does not elect or is not entitled to elect any such option pursuant to Paragraph (a) above, Landlord shall not unreasonably withhold, condition or delay its consent to the Transfer specified in the Second Transfer Notice and Landlord shall have ten (10) business days following receipt of Tenant’s Second Transfer Notice to approve or disapprove in writing the Transfer set forth in the Second Transfer Notice; provided, however, that Landlord’s refusal to consent to any Transfer shall be deemed reasonable if:

(1)            The Transferee is of a character or reputation or engaged in a business which is not, in the good faith determination of Landlord, consistent with the quality of the Building or the Project;

(2)            The Transferee intends to use the Transfer Space for purposes which are not permitted under this Lease;

(3)            The Transferee intends to use the Transfer Space for purposes in violation of the terms of any other lease in the Project, it being understood that the purpose for which any Transferee intends to use the Transfer Space may not be in violation of this Lease (within five (5) days after Tenant’s request from time to time, Landlord shall inform Tenant of any restrictions that may apply at the time of such request, and such restrictions may not restrict the permitted use to which Tenant is then currently dedicating the Premises);

(4)            The Transferee has been involved in bona fide negotiations with Landlord for space in the Lantana Campus within the preceding six (6) months;

(5)            The Transfer occurs prior to the earlier of (i) the third (3rd) anniversary of the Commencement Date, or (ii) the first date on which Landlord has leased at least ninety-five percent (95%) of the Rentable Area in the Lantana Campus;

(6)            The Transfer Space is not suitable for normal renting purposes in conformity with all applicable building and safety codes;

(7)            The Transferee is either a government (or subdivision or agency thereof);

(8)            The Transferee is an occupant of the Project or other space in the Lantana Campus (if Landlord or its Affiliates then have space available in the Project to accommodate such tenant’s space requirements); or

(9)            The Transferee is, in the good faith judgment of Landlord, insolvent or does not have the financial capacity to perform the obligations to be assumed for the term of the Transfer.

(c)            If Landlord consents to any Transfer under this Section 14.4, Tenant may thereafter within ninety (90) days after Landlord’s consent, but not later than the expiration of said ninety (90) days, enter into such Transfer of the Transfer Space, upon the same terms and conditions as are set forth in the Second Transfer Notice furnished by Tenant to Landlord pursuant to Paragraph 14.4(a).

(d)            As a condition to Landlord’s consent to any Sublease, such Sublease shall provide that it is subject and subordinate to this Lease and to all Underlying Mortgages; that Landlord may enforce the provisions of the Sublease, including collection of rent; that the cost of any modification to the Premises, Building and/or Project arising from or as a result of the Sublease shall be the sole responsibility of Tenant; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the Sublease or (ii) take over all of the right, title and interest of Tenant, as sublessor, under such Sublease, in which case the Transferee shall attorn to Landlord, but that nevertheless Landlord shall not (1) be liable for any previous act or omission of Tenant under such Sublease, (2) be subject to any defense or offset previously accrued in favor of the Transferee against Tenant, or (3) be bound by any previous modification of any Sublease made without Landlord’s written consent, or by any previous prepayment by the Transferee of more than one month’s rent.  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Section or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.5            Profits.

(a)            If there are any Profits (as defined in Paragraph 14.5(b) below) from any Transfer, Tenant shall pay fifty percent (50%) of such Profits to Landlord as Additional Rent.  Landlord’s share of Profits shall be paid to Landlord within five (5) business days after receipt thereof by Tenant.  The payments of Profits to Landlord shall be made on a monthly basis as Additional Rent with respect to each Transfer separately, subject to an annual reconciliation on each anniversary date of the Transfer.  If the payments to Landlord under this Section during the twelve (12) months preceding each annual reconciliation exceed the amount of Profits determined on an annual basis, then Landlord shall refund to Tenant the amount of such overpayment or credit the overpayment against Tenant’s future obligations under this Section, at Tenant’s option.  If Tenant has underpaid its obligations hereunder during the preceding twelve (12) months, Tenant shall immediately pay to Landlord the amount owing after the annual reconciliation.

For purposes of this Article 14, “Profits” are defined as all cash or cash equivalent amounts and sums which Tenant (including any Affiliate or Successor of Tenant or other entity related to Tenant) receives on an annual basis from any Transferee, directly or indirectly, in consideration for the occupancy of the Premises or any portion thereof, less Basic Rent and Additional Rent pursuant to Article 5 of the Lease paid during each such annual period by Tenant attributable pro rata based on Rentable Area of the Transfer Space after Tenant first recovers from such amounts paid by the Transferee the sum of all out of pocket costs and expenses incurred by Tenant in connection with the Transfer to such Transferee, including (i) any additional tenant improvement costs paid to Tenant’s Transferee by Tenant; (ii) reasonable leasing commissions paid by Tenant in connection with the Transfer; (iii) other economic concessions (planning allowance, lease takeover payments, moving expenses, etc.) paid by Tenant to or on behalf of the Transferee in connection with the Transfer; (iv) reasonable costs incurred by Tenant in advertising the Transfer Space; and (v) Tenant’s reasonable attorneys’ fees paid by Tenant in connection with the Transfer.  Any lump sum payment received by Tenant from a Transferee shall be treated like any other amount so received by Tenant for the applicable annual period and, if given in consideration for occupancy of the Premises, shall be utilized in computing Profits in accordance with the foregoing.  All Profits and the components thereof shall be subject to audit by Landlord or its representatives at reasonable times.  Tenant shall deliver to Landlord, upon request, any information reasonably required by Landlord to calculate and/or substantiate the amount of Profits hereunder.

14.6            No Release of Tenant’s Obligations.  No Transfer shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder.  The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.  Consent to one Transfer shall not be deemed to constitute consent to any subsequent Transfer.

14.7            Transfer is Assignment.  If Tenant is a corporation which under the then current guidelines published by the Commissioner of Corporations of the State of California is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an Assignment hereunder.

14.8            Assumption of Obligations.  Each Transferee, other than Landlord, shall assume, as provided in this Section 14.8, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the term of this Lease; provided, however, that the Transferee shall be liable to Landlord for rent only in the amount set forth in the Transfer.  No Assignment shall be binding on Landlord unless the Transferee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form which contains a covenant of assumption by the Transferee satisfactory in substance and form to Landlord consistent with the requirements of this Section 14.8, but the failure or refusal of the Transferee to execute such instrument of assumption shall not release or discharge the Transferee from its liability as set forth above.

14.9            Costs.  Tenant agrees to reimburse Landlord for Landlord’s reasonable costs and attorneys’ fees incurred in connection with the processing and documentation of any requested Transfer whether or not Landlord consents to the Transfer or the same is finally consummated.

15.            Project Coordination.

15.1            Right of Entry.  Landlord and its agents and representatives shall have the right, at all reasonable times, but in such manner as to cause as little disturbance to Tenant as reasonably practicable, to enter the Premises for purposes of inspection, to post notices of non-responsibility, to protect the interest of Landlord in the Premises, to supply janitorial service and any other services to be provided by Landlord hereunder, to perform all required or permitted work therein, including the erection of scaffolding, props and other mechanical devices for the purpose of making alterations, repairs or additions to the Premises or the Building which are provided for in this Lease or required by law.  Locks to the Premises, including interior areas, shall be keyed consistent with the keying system for the Building.  Landlord and its agents and representatives shall also have the right, at all reasonable times, to show the Premises to prospective tenants (during the last two (2) years of this Lease), lessors of superior leases, mortgagees, prospective mortgagees or prospective purchasers of the Building.  No such entry shall be construed under any circumstances as a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant, and Tenant hereby waives any claim against Landlord or its agents or representatives for damages for any injury or inconvenience to or interference with, Tenant’s business or quiet enjoyment of the Premises.

15.2            Building and Common Areas.  Provided Landlord does not unreasonably interfere with Tenant’s use, Landlord may:  (a) install, repair, replace or relocate pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Premises or the rest of the Building; (b) repair, renovate, alter, expand or improve the Project; (c) make changes to the common areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, parking spaces, parking areas, loading and unloading areas, halls, passages, stairways and other means of ingress and egress, direction of traffic, landscaped areas and walkways; (d) close temporarily any of the common areas for maintenance purposes as long as reasonable access to the Premises remains available; (e) designate other land outside the boundaries of the Building to be a part of the common areas; (f) add additional buildings and improvements to the common areas; (g) use the common areas while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof; and (h) do and perform such other acts and make such other changes in, to or with respect to the common areas and Building and other portions of the Project as Landlord may deem appropriate.

15.3            Balconies.  Balconies, if any, adjacent to and accessible from the Premises shall be common areas and shall not be a part of the Rentable Area of the Premises; provided, however, that Tenant shall have an exclusive license (with other tenants whose premises are adjacent to and accessible from such balconies) to use any such balconies in a manner consistent with a first-class office complex containing balconies, on the terms and conditions set forth herein and subject to all limitations and restrictions on use of the Premises in the Lease.  Tenant shall not make any improvements to the balconies.  Tenant shall seek Landlord’s advance written consent to all proposed furniture, fixtures, plants or other items of any kind whatsoever which Tenant desires to affix or to place on the balconies.  Landlord may withhold its consent to Tenant’s proposed furniture, fixtures, plants or other items in Landlord’s sole discretion, including without limitation, on wholly aesthetic grounds (e.g., as to size, color or design).  Tenant shall not be permitted to display any graphics, signs or insignias or the like on the balconies.  Landlord shall have the right to make any improvements to the balconies or display any graphics, plants or other items from the balconies that it desires in its sole discretion in connection with overall Project graphics or improvements.  Tenant shall permit Landlord access to the balconies at reasonable times, including during Normal Working Hours, for cleaning, general maintenance and plant maintenance.  Tenant’s exclusive license to use the balconies shall be revocable, at Landlord’s option, upon any Event of Default.

15.4            Name.  Landlord may adopt any name for the Building and/or the Project and Landlord reserves the right to change the name and/or the address of the Building and/or the Project or any part thereof at any time.

16.            Indemnification and Waiver.

16.1            Indemnity by Tenant.  Tenant shall indemnify, protect, defend and hold harmless, Landlord, its officers, directors, partners, agents, attorneys and employees, and any affiliate of Landlord, including without limitation, any corporations or any other entities controlling, controlled by or under common control with Landlord (collectively, “Landlord Indemnified Parties”), from and against any and all claims, suits, demands, liability, damages and expenses, including reasonable attorneys’ fees and costs (collectively, “Indemnified Claims”) (but excluding injury to or interference with Landlord’s or any Landlord Indemnified Parties’ business and any consequential damages), arising from or in connection with Tenant’s use or alteration of the Premises or the conduct of its business or from any activity performed or permitted by Tenant in or about the Premises, the Building or any part of the Project during the Term or prior to the Commencement Date if Tenant has been provided access to the Premises, the Building or any part of the Project for any purpose, or arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from Tenant’s use of the Building Services in excess of their capacity or arising from any other act, neglect, fault or omission of Tenant or any of its officers, agents, directors, contractors, employees, subtenants, assignees, licensees or invitees.  If any action or proceeding is brought against any of the Landlord Indemnified Parties in connection with any Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense with counsel approved by Landlord, which approval shall not be unreasonably withheld.  Tenant’s obligations under this Section 16.1 shall survive the expiration or earlier termination of this Lease.

16.2            Waiver.  As a material part of the consideration to the Landlord for entering into this Lease, Tenant hereby assumes all risk of and releases, discharges and holds harmless Landlord from and against any and all liability to Tenant for damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is caused by the gross negligence or willful misconduct of Landlord.  In no event shall Landlord be liable to Tenant for any injury to any person in or about the Premises or damage to the Premises or for any loss, damage or injury to any property of Tenant therein or by any malfunction of any utility or other equipment, installation or system, or by the rupture, leakage or overflow of any plumbing or other pipes, including without limitation, water, steam and refrigeration lines, sprinklers, tanks, drains, drinking fountains or similar cause in, about or upon the Premises, the Building or any other portion of the Project unless such loss, damage or injury is caused by the gross negligence or willful misconduct of Landlord.

16.3            Indemnity of Tenant.  Notwithstanding the provisions of Sections 16.1 and 16.2 to the contrary, but subject to the limitation on Landlord’s liability set forth in Section 31.17 and subject to Section 11.6, Landlord shall indemnify, protect, defend and hold harmless Tenant and its officers, directors, partners, agents, shareholders, attorneys, employees and any affiliate of Tenant, including without limitation, any corporations or any other entities Controlling, Controlled by or under common Control with Tenant and their respective successors and assigns (collectively, “Tenant Indemnified Parties”), from and against any Indemnified Claims (but excluding injury to or interference with Tenant’s or any Tenant Indemnified Parties’ business and any consequential damages), to the extent arising or resulting from (i) the negligence or willful misconduct of Landlord, or any of its agents, contractors or employees; and/or (ii) the default in the performance by Landlord of any obligations on Landlord’s part to be performed under the terms of this Lease; provided, however, that Landlord’s indemnity shall not apply or extend to any Indemnified Claims which are covered by any insurance maintained by Tenant or any Tenant Indemnified Parties (or which would have been covered had Tenant obtained the insurance required under the provisions of this Lease), but Landlord’s indemnity shall apply to Tenant’s insurance deductibles paid by Tenant in connection with the Indemnified Claims.  If any action or proceeding is brought against Tenant or any other Tenant Indemnified Parties by reason of any such Indemnified Claims indemnified by Landlord as set forth hereinabove, Landlord, upon notice from Tenant, shall defend the same at Landlord’s expense with counsel approved by Tenant, which approval shall not be unreasonably withheld.  Landlord’s obligations under this Section 16.3 shall survive the expiration or earlier termination of this Lease.

17.            Definition of Landlord.

The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under ground leases of the Land or master leases of the Building, if any.  In the event of any transfer, assignment or other conveyance of any such title, Landlord herein named (and in case of any subsequent transfer or conveyance, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenant or obligation on the part of Landlord contained in this Lease thereafter to be performed, so long as such transferee assumes in writing such future obligations of Landlord under this Lease.  Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises.  Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any term or condition of this Lease.

18.            Subordination.

18.1            Subordination.  This Lease is subject and subordinate to all mortgages, trust deeds, and ground and underlying leases (the “Underlying Mortgages”) which now exist or may hereafter be executed affecting the Building and to all renewals, modifications, consolidations, replacements and extensions of any such Underlying Mortgages.  This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee, ground lessor or beneficiary, affecting any Underlying Mortgage in order to make such subordination effective.  Tenant, however, shall execute promptly any certificate or document that Landlord may request to effectuate, evidence or confirm such subordination, and failure to do so shall be an Event of Default under this Lease if such failure continues for ten (10) days after a second notice from Landlord following the expiration of the first 10 day period.  Notwithstanding the foregoing, Landlord agrees to provide to Tenant within sixty (60) days after the mutual execution and delivery of this Lease, a non-disturbance agreement (“Non-Disturbance Agreement”) from each holder of an existing Underlying Mortgage (individually and collectively, a “Mortgagee”) whose encumbrance or lien affecting the Building is at such time superior to the leasehold estate created hereby.  The final form of any such Non-Disturbance Agreement shall be in the form attached hereto as Exhibit “F” or in a commercially reasonable form reasonably agreed upon by Landlord and Tenant and provided by the holder of each Underlying Mortgage who is required to provide a Non-Disturbance Agreement, and which, at a minimum, shall contain, in substance, those provisions set forth in Exhibit “F” attached hereto.  Notwithstanding anything to the contrary contained herein, with respect to any Underlying Mortgage hereafter executed affecting the Building, this Lease shall be subordinated thereto only if the Mortgagee enters into a commercially reasonable form of subordination, non-disturbance and attornment agreement reasonably approved by Landlord, Tenant and such Mortgagee and which, at a minimum, shall contain, in substance, those provisions set forth in Exhibit “F ” attached hereto.

18.2            Attornment.  If Landlord’s interest in the Building is sold or conveyed upon the exercise of any remedy provided for in any Underlying Mortgage, or otherwise by operation of law:  (a) at the election of the new owner, Tenant will attorn to and recognize the new owner as Tenant’s landlord under this Lease, and upon request, Tenant shall enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remaining term hereof, or, at the election of such new owner, this Lease shall automatically become a new lease between Tenant and such new owner, upon the terms and provisions hereof for the remaining term hereof, and Tenant will confirm such attornment and new lease in writing within fifteen (15) days after request (Tenant’s failure to do so will constitute an Event of Default if such failure continues for ten (10) days after a second notice from such new owner following the expiration of the first 15 day period); and (b) the new owner shall not be (i) liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance (without limiting the new owner’s obligations to make repairs to the Building required under this Lease even though such repairs were left undone by the prior Landlord), or (ii) subject to any offset, abatement or reduction of rent because of any default of Landlord under this Lease occurring prior to such sale or conveyance.

18.3            Notice from Tenant.  Tenant shall give written notice to the holder of any Underlying Mortgage whose name and address have been previously furnished to Tenant of any act or omission by Landlord which Tenant asserts as giving Tenant the right to terminate this Lease or to claim a partial or total eviction or any other right or remedy under this Lease or provided by law.  Tenant further agrees that if Landlord shall have failed to cure any default within the time period provided for in this Lease, then the holder of any Underlying Mortgage shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be provided in the Non-Disturbance Agreement if within such thirty (30) days such holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

19.            Security.

19.1            Security Deposit.  Tenant shall pay Landlord upon execution and delivery hereof by Tenant the amount of Two Hundred Seventeen Thousand Seven Hundred Ninety-Five Dollars ($217,795.00) (the “Security Deposit”) as security for the full and faithful performance of each of the terms hereof by Tenant.  Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest thereon.  If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default, including without limitation, reasonable costs and reasonable attorneys’ fees incurred by Landlord to recover possession of the Premises upon a default by Tenant hereunder.  If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall constitute a default hereunder by Tenant.  Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Building or Project and in this Lease, and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Security Deposit to the transferee or mortgagee.  Upon such transfer or assignment of the Security Deposit, Landlord shall be deemed released by Tenant from all liability or obligation for the return of the Security Deposit and Tenant shall look solely to such transferee or mortgagee for the return of the Security Deposit.  If Tenant shall perform in all material respects every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days following the later of expiration of the Term and surrender of possession of the Premises to Landlord.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

19.2            Letter of Credit.

(a)            Delivery of LC.  On or before February 1, 2008, Tenant shall deliver to Landlord an unconditional, irrevocable letter of credit (“LC”) in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “LC Stated Amount”).  The LC shall be issued by Societe Generale or a national money center bank reasonably acceptable to Landlord, shall be in the form attached hereto as Exhibit “J”, and shall be subject to draw by Landlord in Los Angeles County.  Tenant shall pay all expenses, points and/or fees incurred in obtaining and renewing the LC.  The LC shall be effective from the date of delivery thereof through the date which is one hundred (100) days after the expiration of the Term (the “LC Expiration Date”).  The LC may be re-issued, renewed or replaced for annual periods, provided that the LC Stated Amount is not reduced except as expressly provided below.  Each reissue, renewal or replacement LC shall be in the form attached hereto as Exhibit “J”, and shall be subject to Landlord’s prior written approval.  Notwithstanding the foregoing, the LC Stated Amount shall be reduced by Three Hundred Thousand Dollars ($300,000.00) on the first (1st) anniversary of the Commencement Date, and on each anniversary of the Commencement Date thereafter (each, a “Reduction Date”) until reduced to zero on the fifth (5th) anniversary of the Commencement Date; provided, however, that if an Event of Default has occurred and is continuing on a Reduction Date, or if an Event of Default would exist and be continuing on the Reduction Date but Landlord is barred by applicable law from sending a notice of default to Tenant with respect thereto, or if Tenant is in default under this Lease and Tenant has received notice thereof as required by this Lease, but failed to cure such default within the time period permitted under this Lease or such lesser time as may remain before the applicable Reduction Date, then the LC Stated Amount shall not be reduced on the applicable Reduction Date (but shall be reduced upon the curing of such default, subject, however, to Landlord’s draw on the LC as permitted hereunder in connection with an Event of Default).  The LC Stated Amount is subject to increase pursuant to the terms of Paragraph 4.2(c) of Exhibit “D” attached hereto.

(b)            Failure to Reissue, Renew or Replace.  If the bank that issues the LC fails to extend the expiration date thereof through the LC Expiration Date, and/or if Landlord receives a notice of non-renewal from such bank (as described in the LC), then Tenant shall provide Landlord with a substitute LC.  If Tenant fails to provide Landlord with a substitute LC in a form reasonably acceptable to Landlord at least thirty (30) days prior to the expiration of the then existing LC, then (i) such failure shall be deemed an Event of Default hereunder, and (ii) Landlord shall be entitled to draw down the full amount of the LC then available and apply, use and retain the proceeds thereof in accordance with Paragraph 19.3(c).

(c)            Application of LC and LC Account.  Any amount of the LC which is drawn upon by Landlord, but not used or applied by Landlord shall be held by Landlord in an account (the “LC Account”) as security for the full and faithful performance of each of the terms hereof by Tenant, subject to use and application as set forth below.  If an Event of Default shall occur and be continuing with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, or an Event of Default would exist under the Lease but Landlord is barred by applicable law from sending a notice of default to Tenant with respect thereto, or in the event the LC is not renewed or reissued at least thirty (30) days prior to the expiration of the then existing LC, Landlord may, but shall not be required to, draw upon all or any part of the LC and/or LC Account or use, retain or apply all or any part of the proceeds thereof for the payment of any rent or any other sum in default, to repair damages caused by Tenant, to clean the Premises, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for loss or damage which Landlord may suffer by reason of Tenant’s default, including without limitation the amounts to which Landlord may become entitled pursuant to Section 22.2 below (whether or not such amounts have been awarded) and any other loss, liability, expense and damages that may accrue upon Tenant’s default or the act or omission of Tenant or any officer, employee, agent or invitee of Tenant, and reasonable costs and reasonable attorneys’ fees incurred by Landlord to recover possession of the Premises upon a default by Tenant hereunder.  The use, application, retention or draw of the LC and/or LC Account, or any portion thereof, by Landlord shall not (i) constitute the cure of any default by Tenant or the waiver of such default, (ii) prevent Landlord from exercising any other remedies provided for under this Lease or by law, it being intended that Landlord shall not first be required to proceed against the LC and/or LC Account, or (iii) operate as a limitation on the amount of any recovery to which Landlord may otherwise be entitled.  If any portion of the LC and/or LC Account is so drawn upon, or any part of the proceeds thereof is used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount equal to the draw upon the LC and/or the amount of  the LC Account that was used or applied (so that the combined amount of the remaining sums available to be drawn upon the LC and the LC Account balance equals the LC Stated Amount), and  Tenant’s failure to do so shall be an Event of Default under this Lease.  The LC Account may be commingled with other funds of Landlord, shall be held in Landlord’s name, and Tenant shall not be entitled to any interest or earnings thereon.  Notwithstanding any contrary provision herein, in the event that the total amount of the LC outstanding plus any amount remaining in the LC Account exceeds the LC Stated Amount (“Excess Security”), then Landlord shall return the amount of the Excess Security to Tenant upon Tenant’s request to the extent that such amount is available in the LC Account.

(d)            Waiver.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all similar or successor provisions of law, now or hereafter in force, and Landlord and Tenant hereby acknowledge that their entire agreement with respect to the LC and the LC Account is set forth herein.

(e)            Expiration of LC.  Unless an Event of Default has occurred and is continuing under this Lease or an Event of Default would exist under the Lease but Landlord is barred by applicable law from sending a notice of default to Tenant with respect thereto, within sixty (60) days following the LC Expiration Date, Landlord shall return any LC previously delivered by Tenant and any balance remaining in the LC Account after use and application in accordance with this Section 19.3, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder), and Tenant shall have no further obligation to provide the LC.

(f)            Landlord’s Transfer.  Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Building or Project and in this Lease, and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the LC and/or the LC Account to the transferee or mortgagee.  Upon such transfer or assignment of the LC and/or LC Account, Landlord shall be deemed released by Tenant from all liability or obligation for the return of the LC and LC Account, as applicable, and Tenant shall look solely to such transferee or mortgagee for the return thereof.  If Landlord transfers or assigns the LC and Tenant fails to cause the bank that issued the LC to accept such transfer or assignment, such failure shall be an Event of Default hereunder.

(g)            Bank Obligation.  Tenant acknowledges and agrees that the LC is a separate and independent obligation of the issuing bank to Landlord and that Tenant is not a third party beneficiary of such obligation, and that Landlord’s right to draw upon the LC for the full amount due and owing thereunder shall not be, in any way, restricted, impaired, altered or limited by virtue of any provision of the United States Bankruptcy Code, including without limitation, Section 502(b)(6) thereof.

20.            Surrender of Premises and Removal of Property.

20.1            No Merger.  The voluntary or other surrender of this Lease by Tenant, a mutual cancellation or a termination hereof, shall not constitute a merger, and shall, at the option of Landlord, terminate all or any existing subleases or shall operate as an assignment to Landlord of any or all subleases affecting the Premises.

20.2            Surrender of Premises.  Upon the Expiration Date, or upon any earlier termination hereof, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the Premises are now or hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord’s obligation and Damage from casualty excepted.  Upon such termination, Tenant shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises and shall, without expense to Landlord, remove or cause to be removed from the Premises, all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to Landlord, and Tenant shall repair all damage to the Premises and the Project resulting from such removal.  Prior to surrendering the Premises, Tenant shall repair any damage caused by the removal of Tenant’s property, including Tenant’s signs, and any Alterations designated in writing by Landlord to be removed in accordance with Section 8.3 above, including without limitation, the repair of the floor, and the patching and painting of the walls, all at Tenant’s sole cost and expense.  As a matter of clarification, this section shall survive the termination of this Lease and a breach of this Section 20.2 entitles Landlord, after notice and lapse of any applicable cure periods, to all of its remedies hereunder including the indemnity under Section 16.1.

20.3            Disposal of Property.  In the event of the expiration of this Lease or other re-entry of the Premises by Landlord as provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease, or within forty-eight (48) hours after a termination by reason of Tenant’s default, shall be considered abandoned and Landlord may remove any or all of such property and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account of, and at the expense and risk of, Tenant.  If Tenant shall fail to pay the costs of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant.  In the event of such sale, Landlord shall apply the proceeds thereof, first, to the cost and expense of sale, including reasonable attorneys’ fees; second, to the repayment of the cost of removal and storage; third, to the repayment of any other sums which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

21.            Holding Over.

In the event Tenant holds over after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof or an extension for any further term, and such month-to-month tenancy shall be subject to each and every term, covenant and agreement contained herein; provided, however, that Tenant shall pay as Basic Rent during any holding over period, an amount equal to the greater of one-hundred fifty percent (150%) of the fair market value rental rate of the Premises or two times the Basic Rent payable immediately preceding the expiration of the Term.  Nothing in this Article 21 shall be construed as a consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof and to assert any remedy in law or equity to evict Tenant and/or collect damages in connection with such holding over.

22.            Defaults and Remedies.

22.1            Defaults by Tenant.  The occurrence of any of the following shall constitute a default under this Lease by Tenant (“Event of Default”):

(a)            The failure by Tenant to pay the rent or make any other payment required to be made by Tenant under this Lease and Exhibits hereto as and when due where such failure continues for five (5) business days after notice thereof by Landlord to Tenant; provided, however, that such notice shall be in lieu of and not in addition to any notice required under Section 1161 of the California Code of Civil Procedure;

(b)            The abandonment of the Premises by Tenant. As used herein, “abandonment” shall be deemed to occur in accordance with Section 1951.3 of the California Civil Code;

(c)            The failure by Tenant to observe or perform the provisions of Articles 2 and 8 where such failure continues and is not remedied within three (3) business days after notice thereof from Landlord to Tenant, provided, however, if the nature of the default under this Paragraph 22.1(c) does not (i) adversely affect Building Systems or Service Facilities, (ii) adversely affect access to or safety of any Premises in the Building, or (iii) adversely affect the quiet enjoyment of any other tenant in the Project, then, if such default cannot reasonably be cured within such three (3) business day period, Landlord shall not be entitled to exercise its remedies under Section 22.2 if within such three (3) business day period Tenant shall commence such cure and thereafter diligently prosecute the same to completion within ten (10) days, or, in the case of Article 8, within a reasonable period of time, provided that Tenant shall otherwise be liable to Landlord for such non-performance;

(d)            The failure by Tenant to observe or perform any other provision of this Lease and the Exhibits hereto, including the Rules and Regulations, to be observed or performed by Tenant, where such failure continues for thirty (30) days after notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion. Such thirty (30) day notice shall be in lieu of and not in addition to any notice required under Section 1161 of the California Code of Civil Procedure;

(e)            Any action taken by or against Tenant pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Tenant (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the making by Tenant of any general assignment for the benefit of creditors; the appointment of a trustee or receiver to take possession of all or any portion of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or the attachment, execution, or other judicial seizure of all or any portion of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within sixty (60) days;

(f)            The failure by Tenant to provide estoppel certificates within five (5) business days following notice from Landlord to Tenant that Tenant has failed to provide a requested estoppel certificate within the ten (10) day period required under Section 31.15 hereof;

(g)            A Transfer to an entity other than an Affiliate or Successor of Tenant without Landlord’s prior written consent which, as to a Sublease only, is not rescinded or otherwise terminated within ten (10) business days following notice from Landlord to Tenant of such prohibited Transfer;

(h)            Tenant's failure, refusal or neglect to cause to be released any mechanics’ lien placed against the Premises or the Project which relates to work or services claimed to have been performed for, or materials claimed to have been furnished to, Tenant or the Premises, within twenty (20) days after written notice from Landlord thereof, or within such shorter period as is required under the terms of any Underlying Mortgage;

(i)            Any rent paid by Tenant is recovered by the debtor or bankruptcy trustee as a preference payment in the event of the filing by or against Tenant of any proceeding under bankruptcy law;

(j)            Any failure by Tenant to provide Landlord with a renewed LC or a substitute LC in form reasonably acceptable to Landlord at least thirty (30) days prior to the expiration of the then existing LC; or

(k)            Any Event of Default otherwise specified in this Lease.

22.2            Landlord’s Remedies.

(a)            If an Event of Default shall occur, then, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of such election to terminate. In the event Landlord shall elect to so terminate this Lease, Landlord may recover from Tenant:

(1)            the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(2)            the worth at the time of award of any amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(3)            the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4)            any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(5)            at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

(b)            All “rent” (as defined in Section 4.3) shall be computed on the basis of the monthly amount thereof payable on the date of Tenant’s default, as the same are to be adjusted thereafter as contemplated by this Lease.  As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest in the per annum amount equal to the prime rate of interest or other equivalent reference rate from time to time announced by the Bank of America National Trust and Savings Association (the “Reference Rate”) plus two percent (2%), but in no event in excess of the maximum interest rate permitted by law.  As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c)            If Landlord elects to terminate this Lease as a result of Tenant’s default, on the expiration of the time stated in Landlord’s notice to Tenant given under Paragraph (a) above, this Lease and the Term hereof, as well as all of the right, title and interest of Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant’s liability) as if the date fixed in such notice were the date herein specified for expiration of the term of this Lease.  Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise, and remove all occupants thereof and, at Landlord’s option, any property thereon without being liable for any damages therefor.

(d)            If an Event of Default shall occur, in addition, Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Therefore, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(e)            If an Event of Default shall occur, Landlord shall also have the right, without terminating this Lease, to re-enter the Premises and remove all persons and property therefrom by summary proceedings or otherwise; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(f)            In the event of the abandonment of the Premises by Tenant, or in the event that Landlord elects to re-enter as provided in Paragraph (e) above or takes possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, and if Landlord does not elect to terminate this Lease, then Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rent and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable, with the right to make alterations and repairs to the Premises.  In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied:  First, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting (including, but not limited to, leasing commissions, tenant improvement costs and rent concessions such as free rent); third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the remainder, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.  Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

22.3            Re-Entry Not Termination.  No re-entry or taking possession of the Premises by Landlord pursuant to this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.  Notwithstanding any reletting without termination by Landlord because of any default of Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

22.4            Right of Landlord to Injunction; Cumulative Remedies.  In the event of a breach by Tenant of any of the agreements, conditions, covenants or terms hereof, Landlord shall have the right of injunction to restrain the same and the right to invoke any remedy allowed by law or in equity whether or not other remedies, indemnity or reimbursements are herein provided.  The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others; provided, however, no double recovery shall be permitted.

22.5            No Jury Trial.  Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

22.6            Waiver of Consequential Damages.  Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor Tenant shall be liable under any circumstances for, and each hereby releases the other from all liability for, consequential damages and injury or damage to, or interference with, the other party’s business, including, but not limited to, loss of title to the Premises or any portion thereof, loss of profits, loss of business opportunity, loss of goodwill or loss of use, in each case however occurring, other than those consequential damages incurred by Landlord in connection with a holdover in the Premises by Tenant after the expiration or earlier termination of this Lease or incurred by Landlord in connection with failure by Tenant to provide an estoppel certificate as required under the provisions of this Lease.

22.7            Definition of Tenant.  The term “Tenant” shall be deemed to include all persons or entities named as Tenant under this Lease, or each and every one of them.  If any of the obligations of Tenant hereunder is guaranteed by another person or entity, the term “Tenant” shall be deemed to include all of such guarantors and any one or more of such guarantors.  If this Lease has been assigned, the term “Tenant” shall be deemed to include both the assignee and the assignor.

22.8            Defaults by Landlord.  If Landlord fails to perform any of its obligations or breaches any of its covenants contained in this Lease and (unless another time limit is specified in this Lease) such default continues for a period of at least thirty (30) days after demand for performance is given by Tenant, or if the nature of such default is of such a character as to require more than 30 days to cure, if Landlord shall fail to commence said cure promptly and use reasonable diligence in working to complete such cure as quickly as reasonably possible, and if such default has a material adverse impact on Tenant’s use or occupancy of the Premises, then Landlord shall be deemed to be in material default hereunder (“Landlord Default”).  Upon any Landlord Default, Tenant may seek the recovery of damages or may seek injunctive relief, but nothing herein shall be deemed to give Tenant the right to offset against or reduce the Rent or other sums due pursuant to this Lease (without limiting any other express rights of offset granted to Tenant under this Lease) and in no event shall Tenant have any right to terminate this Lease as a result of a Landlord Default, except as provided in the following sentence.  If the Landlord Default, however, is of such a nature that it materially and substantially interferes with Tenant’s occupancy and use of the Premises, the foregoing provision shall not limit any rights that Tenant may have, at law, to claim a constructive eviction based on such Landlord Default and/or seek to terminate this Lease, if:

(a)            Such Landlord Default continues for at least twenty (20) days after a second notice of such default by Tenant to Landlord and the holder of any Underlying Mortgage (whose name and address have been previously forwarded to Tenant), stating that Tenant may seek to terminate this Lease based on such default if Landlord fails to timely cure such default, and

(b)            The Landlord and the holder of any Underlying Mortgage, within thirty (30) days after receipt of the second notice required by clause (a), fail to cure such Landlord Default or commence and diligently pursue the remedies necessary to effect such cure. Said 30 day period shall commence on receipt by the Landlord and the holder(s) of the Underlying Mortgages(s) of the second notice as set forth in clause (a) above.

23.            Covenant Against Liens.

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only.  Notwithstanding anything to the contrary contained in this Lease, including, without limitation, Article 14, Tenant shall not voluntarily create or permit any lien or encumbrance on Tenant’s leasehold hereunder.  Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens.  Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises, or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises (including, without limitation, in connection with any Alterations) and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be promptly released and removed of record.  Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed within five (5) days after notice of such lien is delivered by Landlord to Tenant, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any of its obligations, immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

24.            Interest on Tenant’s Obligations; Late Charges.

24.1            Interest.  Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of two percent (2%) in excess of the Reference Rate (as defined in Paragraph 22.2(b)) or the maximum rate per annum which Landlord is permitted by law to charge, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

24.2            Late Charge.  In the event Tenant is more than five (5) days late in paying any amount of rent due under this Lease, Tenant shall pay Landlord a late charge equal to three percent (3%) of each delinquent amount of rent and any subsequent delinquent amount of rent.  The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing each delinquent payment of rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment pursuant to California Civil Code Section 1671, but the payment of such late charge shall not excuse or cure any default by Tenant under this Lease.  The parties further agree that the payment of late charges and the payment of interest provided for in Section 24.1 are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of a late charge is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments, but excluding attorneys’ fees and costs incurred with respect to such delinquent payments.

24.3            Grace.  Notwithstanding anything the contrary contained in Sections 24.1 and 24.2 above, Tenant shall not be obligated to pay interest as set forth in Section 24.1 or the late charge pursuant to Section 24.2 for the first late payments in any consecutive twelve (12) month period, provided such payment is not outstanding more than ten (10) days after notice thereof from Landlord.

25.            Quiet Enjoyment.

Tenant, upon the paying of all rent hereunder and performing each of the covenants, agreements and conditions of this Lease required to be performed by Tenant, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term without hindrance or molestation of anyone lawfully claiming by, through or under Landlord, subject, however, to the provisions of this Lease and to any Underlying Mortgage (to the extent this Lease is subordinate thereto, and subject to the terms of any non-disturbance agreement in favor of Tenant).

26.            Parking Facilities.

26.1            General.  Commencing on the Occupancy Date Tenant shall have the right to rent and, commencing on the Commencement Date and continuing throughout the Term, Tenant shall rent from Landlord, and Landlord shall rent to Tenant, four (4) parking passes per 1,000 square feet of Rentable Area in the Premises (the “Allotted Parking Passes”) for parking in the Parking Area, for such rent and subject to such reasonable parking rules and regulations as Landlord or Landlord’s operator or licensee may establish from time to time.  Landlord shall have the right to provide parking for the Project at off-site locations other than the Parking Area (without relocating Tenant’s Allotted Parking Passes), and in such event, said off-site parking areas shall be deemed part of the Project for purposes of this Lease.  Landlord shall have the right to change, delete or modify such off-site parking areas and to reconfigure the parking areas in the Parking Area.  The parking passes rented by Tenant pursuant to this Article 26 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.  Tenant acknowledges that the Development Agreement requires that tenants of the Lantana Campus provide free parking to their employees, and Tenant hereby agrees not to charge its employees for parking.

26.2            Reserved Passes.  Tenant shall be entitled to convert up to fifteen percent (15%) of the Allotted Parking Passes to reserved parking privileges in the Parking Area, for single reserved parking stalls, in a location mutually agreed upon by Landlord and Tenant.  The remainder of the Allotted Parking Passes shall be for first-come, first-served, unreserved stalls.  Any such election may be made by Tenant at any time upon at least thirty (30) days prior notice given to Landlord effective on the first day of a month, and all such reserved parking privileges rented by Tenant pursuant to the foregoing shall be rented by Tenant for the balance of the Term.

26.3            Rates.  The parking pass rates for parking passes and privileges in the Parking Area (which excludes the ten percent (10%) City of Santa Monica Tax) for 2008 are as follows:  (a) $185.00 per parking pass per month for unreserved parking; and (b) $225.00 per parking pass per month for reserved parking.  Said rates shall increase as the prevailing rates for parking at the Project increase from time to time.  Tenant shall be responsible for payment of the ten percent (10%) City of Santa Monica Tax, which shall be paid either to Landlord or directly to the City of Santa Monica, as determined by Landlord.  Notwithstanding the foregoing, for the first year following the Occupancy Date, Tenant shall be entitled to the following discounted rates, per pass, per month for parking hereunder: $120.25 for unreserved parking and $146.25 for reserved parking.  In addition, parking rates charged to Tenant for the second and third years following the Occupancy Date shall not exceed the following amounts:

Period	Unreserved Parking Rate	Reserved Parking Rate
First Anniversary of Occupancy Date to Second Anniversary of Occupancy Date	$194.25	$236.25
Second Anniversary of Occupancy Date to Third Anniversary of Occupancy Date	$203.96	$248.06

From and after the third anniversary of the Occupancy Date, Tenant’s parking passes and privileges shall be at the prevailing rates charged by Landlord therefor, as such rates are adjusted from time to time.

27.            Brokers.

Landlord and Tenant each warrants to the other that it has not had any contact or dealings with any person or real estate broker other than Lee & Associates – LA North/Ventura, Inc. (“Broker”) which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Landlord and Tenant shall indemnify, hold harmless and defend the other from and against any liability with respect to any fee or brokerage commission (except one owing to Broker) arising out of any act or omission of the indemnifying party.  Landlord covenants and agrees to pay all real estate commissions due in connection with this Lease to Broker in accordance with the commission agreement executed by Landlord.

28.            Rules and Regulations.

The “Rules and Regulations” attached hereto as Exhibit ”E” are hereby incorporated herein and made a part of this Lease.  Tenant agrees to abide by and comply with each and every one of said Rules and Regulations and any amendments, modifications and/or additions thereto as may hereafter be adopted by Landlord for the safety, care, security, good order and cleanliness of the Premises, the Building, the Parking Area, or any other portion of the Project.  Provided Tenant’s rights under this Lease are not materially and adversely affected, Landlord shall have the right to amend, modify or add to the Rules and Regulations in its sole discretion.  Landlord shall enforce the Rules and Regulations in a non-discriminatory manner, provided that Landlord shall not be liable to Tenant for any violation of any of the Rules and Regulations by any other tenant, contractor or invitee or for the failure of Landlord to enforce any of the Rules and Regulations.

29.            Directory Board and Signage.

29.1            Directory Board.  During the Term, Tenant shall have the right to use one (1) name (a department or individual) per thousand square feet of Rentable Area in the Premises leased by Tenant for placement on the directory board in the lobby of the Building and any other common directory board which may be available for use by office tenants of the Building.  Tenant shall be entitled to group and alphabetical listings on the directory board.  Landlord shall have the option to maintain, in place of the directory board in the lobby of the Building, a computerized directory with display screen with the capacity to accommodate Tenant’s designation of names as set forth above.  Landlord shall not impose a direct charge for the initial installation of Tenant’s designated names on any directories, but Tenant shall pay a direct charge for any subsequent changes to such initially designated names, billed at Landlord’s Actual Cost, as Additional Rent hereunder.

29.2            Interior Signage.  Landlord shall install appropriate building standard signage containing Tenant’s name adjacent to entrance doors to the Premises.  Any such signage will be designed and constructed in a manner compatible with Building standard signage and graphics criteria and shall be subject to Landlord’s prior approval which approval shall not be unreasonably withheld or delayed.  Except as otherwise provided herein, no other signs or any other advertising media of any type that can be viewed from the exterior of the Premises shall be permitted.  Tenant shall not, without the consent of Landlord, use the name of the Building or the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

29.3            Monument Signage.

(a)            Subject to Paragraphs 29.3(b),(c) and (d) below, during the Term, Tenant shall be entitled, subject to obtaining required approvals from the City of Santa Monica and other required governmental approvals, to non-exclusive signage displaying Tenant’s name on a monument to be developed for the Project (referred to herein as the “Monument Signage”).

(b)            All of Tenant’s signage rights set forth in this Section 29.3 shall expire upon the expiration or any earlier termination of this Lease.  Upon such Lease expiration or termination, Landlord shall be entitled to immediately remove Tenant’s Monument Signage, at Tenant’s sole expense.  Without limiting the foregoing, Tenant’s rights to the Monument Signage shall apply only while Tenant occupies at least eighty percent (80%) of the Premises leased to Tenant hereunder.  Such rights and restrictions shall be null and void at such time as Tenant fails to occupy at least eighty percent (80%) of the Premises leased to Tenant hereunder, and upon such failure, Landlord shall be entitled to remove Tenant’s Monument Signage at Tenant’s sole expense.  For purposes hereof, the amount of space which Tenant occupies shall mean the space personally occupied by Tenant and its Affiliates or Successors under this Lease and not subleased or assigned to a third party other than an Affiliate or Successor of Tenant.

(c)            The location, size, materials, coloring and lighting of the monument shall be developed by Landlord in conjunction with the Building’s architect and other consultants.  Tenant’s Monument Signage thereon shall be developed with input from Tenant, and shall be subject to Landlord’s approval, in its sole but good faith discretion.  The Monument Signage shall be consistent and compatible with other signage for the Project and the Project’s design, signage and graphics programs.  All such signage shall comply with all applicable rules and regulations of the governmental agencies having jurisdiction.  The design, installation, lighting and electrical connections (if any), maintenance, repair, restoration and removal (including restoration of the monument upon which the same was located and/or restoration of any portion of the Building and Building appurtenances upon which the same was located) of Tenant’s signage shall be performed by Landlord at Tenant’s sole cost and expense.  Tenant shall pay Landlord for Landlord’s Actual Costs incurred in connection therewith, based upon a bid reasonably selected by Landlord from competitive bids solicited for such work from independent contractors selected by Landlord, within thirty (30) days after receipt of an invoice therefor from Landlord accompanied by reasonably adequate substantiation of the costs to be incurred.

(d)            Tenant’s signage rights set forth in this  Section 29.3 are personal to Genius Products, LLC and may not be assigned, transferred or conveyed to any party by sublease, assignment, operation of law or otherwise, except that the same may be transferred in connection with a permitted Transfer to any Affiliate or Successor of Tenant (as defined in Paragraph 14.1(b) above and, for purposes hereof, including Genius Products, LLC itself in case it elects to change its name); provided, however, Tenant may only effectuate a transfer of Tenant’s identity rights hereunder if such Affiliate or Successor does not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of first class office projects.  In connection with any such permitted transfer, Landlord shall, at Tenant’s expense, replace Tenant’s signage with signage identifying the transferee if so requested by the transferee, provided that such replacement signage shall be subject to and in compliance with the provisions of this Article 29.  Tenant acknowledges Landlord’s interest in maintaining the control over the identity of the Project and the exterior signage at the Project in order to preserve the image and reputation of Project as a first class office project.

30.            Appraisal; Fair Market Rental Rate.

30.1            Appraisal.  The Fair Market Rental Rate for the Renewal Terms and the Available Space (as defined in Section 32.1 below) shall be determined pursuant to the provisions of this Article 30.  Landlord and Tenant shall have no further right to appraisal, shall be bound by any determination made pursuant to this Article 30 and shall be obligated to pay and accept the rate as determined hereby.

30.2            Fair Market Rental Rate.  The phrase “Fair Market Rental Rate” shall mean the fair market value annual rental rate per square foot of Rentable Area that Landlord and its Affiliates have recently accepted in lease transactions between non-affiliated parties with non-equity tenants for comparable space in the Lantana Campus, for a comparable period of time (“Comparable Transactions”); provided, however, that if there are not sufficient or sufficiently determinative Comparable Transactions by Landlord or its Affiliates within the 12 month period preceding the determination of Fair Market Rental Rate, then the Comparable Transactions shall be transactions by owners of comparable office building projects in the Santa Monica submarket during such 12 month period.  In any determination of Comparable Transactions, appropriate consideration shall be given to annual rental rates per square foot of Rentable Area, the type of escalation clauses (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), taking into account all rental and other concessions granted in such Comparable Transactions (as well as such concessions to which Tenant may be entitled in this Lease), taking into account all periodic rent increases provided for in such Comparable Transactions, length of the lease term, size and location of premises being leased, base, shell and core delivery conditions, building standard work letter and/or tenant improvement or refurbishment allowances, if any (taking into account the level of existing Base Building Improvements and tenant improvements in the Premises in determining the Fair Market Rental Rate for the Renewal Terms), free rent periods for construction of new tenant improvements, free parking, lease assumptions, moving allowances and other generally applicable conditions of tenancy for such Comparable Transactions.  The intent is that the Fair Market Rental Rate will reflect the rent and other economic benefits and concessions that Landlord or its Affiliates (and other landlords of comparable office building projects in the Santa Monica submarket) have otherwise given in recent Comparable Transactions, as adjusted to reflect the level and type of economic concessions that Landlord may elect to give Tenant hereunder during the Renewal Term, so that Tenant will pay and Landlord will receive a net effective rent equal to the net effective rental rate in Comparable Transactions, after adjusting for any differences between  the economic concessions that Landlord is making to Tenant hereunder and the economic concession that Landlord or its Affiliates (and other landlords of comparable office building projects in the Santa Monica submarket) have otherwise made in current Comparable Transactions.  If, for example, after applying the criteria set forth above, a Comparable Transaction provides a comparable non-equity tenant with comparable space at a base rent equal to Sixty Dollars ($60) per square foot of Rentable Area, with a Ten Dollars ($10) base amount expense stop, three (3) months’ free rent, four (4) months of free rent to construct tenant improvements, Forty Dollars ($40) per rentable square foot tenant improvement allowance, and certain other generally applicable economic terms and/or concessions, the Fair Market Rental Rate shall not be Sixty Dollars ($60) per square foot of Rentable Area only, but shall be the economic equivalent of Sixty Dollars ($60) per square foot of Rentable Area, a Ten Dollar ($10) base amount expense stop, three (3) months’ free rent, four (4) months of free rent to construct tenant improvements, Forty Dollars ($40) per rentable square foot tenant improvement allowance or payment in lieu of such allowance (said allowance or payment to be adjusted to reflect the value of existing improvements in the Premises when determining the Fair Market Rental Rate for the Renewal Terms) and such other generally applicable economic terms and concessions, as adjusted to reflect the concessions (including  renovation allowances, free rent or construction periods) if any, granted by Landlord to Tenant during the Renewal Terms or with respect to the Available Space, as applicable.

30.3            Determination. Landlord shall determine the Fair Market Rental Rate for each Renewal Term by using its good faith judgment.  Landlord shall provide written notice of such amount within thirty (30) days after Tenant provides a Renewal Notice to Landlord pursuant to Section 3.4; provided, however, that Landlord shall not be obligated to provide such notice with respect to the rent determination for a Renewal Term prior to the date which is fifteen (15) months before the applicable Renewal Commencement Date.  Tenant shall have ten (10) business days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the Fair Market Rental Rate within which to accept such rental or to object thereto in writing.  In the event Tenant fails to accept in writing Landlord’s determination, Tenant shall be deemed to have objected, and Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate using their best good faith efforts.  If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with Subsections (b) through (e) below.

(a)            In the event that Landlord fails to timely generate the initial written notice of Landlord’s opinion of the Fair Market Rental Rate which triggers the negotiation period of this Section 30.3, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days (“Landlord’s Review Period”) after receipt of Tenant’s notice of the new rental within which to accept such rental.  In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Rental Rate using their best good faith efforts.  If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord’s Review Period (which shall be, in such event, the Outside Agreement Date in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to the Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with Subsections (b) through (e) below.

(b)            Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence.  If Landlord and Tenant do not mutually agree upon the Fair Market Rental Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall each appoint an Experienced Broker and the two Experienced Brokers shall agree upon and jointly appoint a third Experienced Broker, which together with the first two (2) Experienced Brokers shall constitute the “Panel” for the final determination of the Fair Market Rental Rate.  An “Experienced Broker” means a licensed broker who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing of office projects in the Santa Monica submarket.  Neither Landlord nor Tenant shall consult with the third Experienced Broker as to his or her opinion as to Fair Market Rental Rate prior to the appointment.  The determination of the Panel shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate is the closest to the actual Fair Market Rental Rate as determined by the Panel, taking into account the requirements of this Article 30.  The Panel may hold such hearings and require such briefs as the Panel, in its discretion, determines is necessary.  In addition, Landlord or Tenant may submit to the Panel, with a copy to the other party, within five (5) business days after the appointment of the Panel any market data and additional information that such party deems relevant to the determination of the Fair Market Rental Rate (“FMRR Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such FMRR Data.

(c)            The Panel shall, within thirty (30) days of appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rental Rate, and shall notify Landlord and Tenant of such determination.  Any decision so submitted shall be signed by a majority of the members of the Panel, if more than two have been selected.  If only two members have been selected and they are unable to agree, then either Landlord or Tenant shall be entitled to apply to the presiding judge of the Superior Court of the County of Los Angeles, California (or, if he or she refuses to act, by any judge having jurisdiction over the parties) for the selection of the third Experienced Broker who shall be selected from a list of names of Experienced Brokers submitted by Landlord or from a list of names submitted by Tenant, as the case may be, unless both Landlord and Tenant submit lists of names, in which case the Court (or judge) shall select the third Experienced Broker from the lists.

(d)            The decision of the Panel shall be binding upon Landlord and Tenant.

(e)            The cost and fees of each Experienced Broker appointed by the parties shall be borne by the party appointing such Experienced Broker, and the cost and reasonable fees of the third Experienced Broker and the cost of the arbitration shall be paid by Landlord and Tenant equally.

31.            General Provisions.

31.1            No Waiver.  The waiver by Landlord of any breach of any term, provision, covenant or condition contained in this Lease, or the failure of Landlord to insist on the strict performance by Tenant, shall not be deemed to be a waiver of such term, provision, covenant or condition as to any subsequent breach thereof or of any other term, covenant or condition contained in this Lease.  The acceptance of rents hereunder by Landlord shall not be deemed to be a waiver of any breach or default by Tenant of any term, provision, covenant or condition herein, regardless of Landlord’s knowledge of such breach or default at the time of acceptance of rent.

31.2            Landlord’s Right to Perform.  All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole expense and without abatement of rent.  If Tenant shall fail to observe and perform any covenant, condition, provision or agreement contained in this Lease or shall fail to perform any other act required to be performed by Tenant, Landlord may, upon notice to Tenant, without obligation, and without waiving or releasing Tenant from any default or obligations of Tenant, make any such payment or perform any such obligation on Tenant’s part to be performed.  All sums so paid by Landlord and all costs incurred by Landlord in making such payment or performing such obligation or enforcing this Lease, including reasonable attorneys’ fees, together with interest thereon in a per annum amount equal to two percent (2%) in excess of the Reference Rate (as defined in Paragraph 22.2(b), but not in excess of the maximum rate permitted by law, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy hereunder) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of rent.

31.3            Terms; Headings.  The words “Landlord” and “Tenant” as used herein shall include the plural, as well as the singular.  The words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter.  If there is more than one tenant, the obligations hereunder imposed upon Tenant shall be joint and several.  The headings or titles of this Lease shall have no effect upon the construction or interpretation of any part hereof.

31.4            Entire Agreement.  This instrument along with any exhibits and attachments or other documents affixed hereto and constitutes the entire and exclusive agreement between Landlord and Tenant with respect to the Premises and the estate and interest leased to Tenant hereunder.  This instrument and said exhibits and attachments and other documents may be altered, amended, modified or revoked only by an instrument in writing signed by both Landlord and Tenant.  Landlord and Tenant hereby agree that all prior or contemporaneous oral and written understandings, agreements or negotiations relative to the leasing of the Premises are merged into and revoked by this instrument.

31.5            Successors and Assigns.  Subject to the provisions of Article 14 relating to Assignment and Sublease, this Lease is intended to and does bind the heirs, executors, administrators and assigns of any and all of the parties hereto.

31.6            Notices.  All notices, consents, approvals, requests, demands and other communications (collectively “notices”) which Landlord or Tenant are required or desire to serve upon, or deliver to, the other shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery, to the appropriate address indicated below, or at such other place or places as either Landlord or Tenant may, from time to time, designate in a written notice given to the other.  If the term “Tenant” in this Lease refers to more than one person or entity, Landlord shall be required to make service or delivery, as aforesaid, to any one of said persons or entities only.  Notices shall be deemed sufficiently served or given at the time of personal delivery or three (3) days after the date of mailing thereof; provided, however, that any notice of default to Tenant under Article 22 shall be hand-delivered to the Premises.  Any notice, request, communication or demand by Tenant to Landlord shall be addressed to the Landlord at the Office of the Building with a copy to Jonathan S. Gross, Esq., Gilchrist & Rutter Professional Corporation, 1299 Ocean Avenue, Suite 900, Santa Monica, California 90401, and if requested in writing by the Landlord, given or served simultaneously to the Landlord’s mortgagee at the address specified in such request.  Any notice, request, communication or demand by Landlord to Tenant shall be addressed to:

Genius Products, LLC
3000 West Olympic Boulevard
Santa Monica, California  90404
Attention: _______________

(and after the Occupancy Date, to the Premises)

Rejection or other refusal to accept a notice, request, communication or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, communication or demand sent.

31.7            Severability.  If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Lease shall not be affected thereby and each of said terms, covenants and conditions shall be valid and enforceable to the fullest extent permitted by law.

31.8            Time of Essence.  Time is of the essence of this Lease and each provision hereof in which time of performance is established.

31.9            Governing Law.  This Lease shall be governed by, interpreted and construed in accordance with the laws of the State of California.

31.10            Attorneys’ Fees.  If Landlord retains the services of attorneys (a) for recovery of possession of the Premises, or (b) for recovery of any sum due under this Lease, then all such costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord shall be paid by Tenant.  If any action or proceeding (including any appeal thereof) is brought by Landlord or Tenant (whether or not such action is prosecuted to judgment) to enforce its respective rights under this Lease or to enforce a judgment (“Action”), (1) the unsuccessful party therein shall pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees and costs to be fixed by the court, and (2) as a separate right, severable from any other rights set forth in this Lease, the prevailing party therein shall be entitled to recover its reasonable attorneys’ fees and costs incurred in enforcing any judgment against the unsuccessful party therein, which right to recover post-judgment attorneys’ fees and costs shall be included in any such judgment.  The parties hereto hereby waive any right to a trial by jury.  The right to recover post-judgment attorneys’ fees and costs shall (i) not be deemed waived if not included in any judgment, (ii) survive the final judgment in any Action, and (iii) not be deemed merged into such judgment.  The rights and obligations of the parties under this Section 31.10 shall survive the termination of this Lease.

31.11            Light and Air.  Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building or any other portion of the Project shall in no manner affect this Lease or impose any liability whatsoever on Landlord.

31.12            Bankruptcy Prior to Commencement.  If, at any time prior to the Commencement Date, any action is taken by or against Tenant in any court pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Tenant, Tenant makes any general assignment for the benefit of creditors, a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, or there is an attachment, execution or other judicial seizure of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, then this Lease shall ipsofacto be canceled and terminated and of no further force or effect.  In such event, neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession of the Premises or any interest in this Lease and Landlord shall, in addition to any other rights and remedies under this Lease, be entitled to retain any rent, security deposit or other monies received by Landlord from Tenant as liquidated damages.

31.13            Force Majeure.  Landlord shall not be liable for any failure to comply or delay in complying with its obligations hereunder if such failure or delay is due to acts of God, inability to obtain labor, strikes, lockouts, lack of materials, governmental restrictions, enemy actions, civil commotion, fire, earthquake, unavoidable casualty or other similar causes beyond Landlord’s reasonable control (all of which events are herein referred to as force majeure events).  It is expressly agreed that Landlord shall not be obliged to settle any strike to avoid a forcemajeure event from continuing.

31.14            Applicable Laws.  Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now or hereafter in effect, including, without limitation, the Americans with Disability Act of 1990 and local enactments thereof and promulgations thereunder (“Applicable Laws”).  At its sole cost and expense, Tenant shall promptly comply with all requirements of Applicable Laws, including, without limitation, making required changes to the Premises, the access thereto and common area restrooms therefor, Base Building Improvements and Building Systems, and other areas of the Project (other than making structural changes) relating to or arising out of Tenant’s use, occupancy, repair, improvement or alteration of the Premises, including any Alterations described in Article 8, but excluding (a) any such compliance work required in connection with the initial design and construction of the Project and the Tenant Improvements initially installed in the Premises pursuant to Exhibit “D” hereto, and (b) any structural changes and/or additions or modifications to the Base Building Improvements, Building Systems, Service Facilities, Parking Area and the common areas of the Building and Project; except that Tenant shall reimburse Landlord for the actual cost of all alterations and modifications required to be made to the Base Building Improvements, Building Systems, Service Facilities, Parking Area and the common areas of the Building and Project to the extent (i) resulting directly from Alterations, and/or (ii) such changes are required due to Tenant’s particular manner of use, occupancy, repair or alteration (after the Commencement Date) of the Premises (as opposed to use, occupancy, repair or alteration for normal and customary office purposes by tenants generally).  Subject to Article 5, Landlord and not Tenant shall be responsible for compliance with Applicable Laws with respect to areas of the Project not within the Premises where such compliance measures are required due to another tenant’s use, occupancy, repair, improvement or alteration of its premises, or where such compliance is not made the responsibility of Tenant as set forth above.

31.15            Estoppel Certificates.  Tenant shall at any time and from time to time upon not less than ten (10) days prior notice by Landlord, execute, acknowledge and deliver to Landlord an estoppel certificate, which shall be substantially in the form of Exhibit “G” attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and also containing any other information reasonably requested by Landlord or the holder of any Underlying Mortgage.  Any such statement delivered pursuant to this Section 31.15 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrancer upon the Building or the Project.  Failure of Tenant to timely execute and deliver such a statement delivered by Landlord for execution shall constitute acceptance and acknowledgment by Tenant that all information included in the statement is true and correct.

31.16            Examination of Lease.  The submission of this instrument for examination or signature by Tenant, Tenant’s agents or attorneys, does not constitute a reservation of, or an option to lease, and this instrument shall not be effective or binding as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

31.17            Limited Liability.  Tenant acknowledges that Landlord is a limited liability company formed under the laws of the State of Delaware whose manager and sole member is Maguire Properties, L.P.  Tenant agrees that, in any action arising out of or relating to the performance of this Lease, Tenant will proceed only against Landlord or its successors and assigns and not against any member or manager of Landlord (or in any entity to which Landlord may assign this Lease), or any of such members’ or manager’s directors, officers, employees, agents, shareholders, partners, members, managers or affiliates.  Notwithstanding anything in this Lease or any law to the contrary, the liability of Landlord hereunder (including any successor landlord hereunder) and any recourse by Tenant against Landlord shall be limited solely to the interest of Landlord in the Project, and neither Landlord, nor any of its constituent members or managers, nor any of their respective affiliates, partners, members, managers, directors, officers, employees, agents or shareholders shall have any personal liability therefor, and Tenant, for itself and all persons claiming by, through or under Tenant, expressly waives and releases Landlord and such related persons and entities from any and all personal liability.  The provisions of this Section 31.17 are enforceable by both Landlord and any member or manager of Landlord, and shall survive the expiration or termination of this Lease.

31.18            Hazardous Materials.

(a)            Landlord represents to Tenant that, to the best knowledge of Landlord, the Building and the Premises will be delivered to Tenant on the Occupancy Date in compliance with all Applicable Laws, including all applicable environmental laws and the Americans with Disabilities Act of 1990, as such laws are interpreted and enforced on the Occupancy Date. Landlord further represents to Tenant that to the best knowledge of Landlord, based on a review of the environmental reports and studies provided to Landlord, no Hazardous Materials currently are located on the Land or the Premises in an amount or in a manner that would be materially adverse to Tenant or in violation of applicable environmental laws, as such laws are currently interpreted and enforced on the date hereof. Any costs or expenses incurred by Tenant with respect to the removal or remediation of Hazardous Materials located in the Premises or the Building in violation of the foregoing representation by Landlord regarding Hazardous Materials, shall be reimbursed to Tenant by Landlord within thirty (30) days after a written demand by Tenant supported by reasonable written detail concerning the source and type of Hazardous Materials discovered by Tenant in or about the Premises and the cost of such removal or remediation; provided that Tenant shall first notify Landlord of the presence of such Hazardous Materials and allow Landlord a reasonable period to undertake such removal and remediation at Landlord’s expense prior to Tenant undertaking such removal or remediation.   For purposes hereof, the phrase “the best knowledge of Landlord” shall mean the present, actual knowledge of the Property Manager directly employed by Landlord or any of its Affiliates at the Project.

(b)            Landlord and Tenant will not, at any time, use or authorize the use of any portion of the Premises, the Building, Parking Area, or the Land to be used in violation of any Applicable Laws in effect as of the Commencement Date relating to environmental conditions on, under or about the Building, including but not limited to asbestos, soil and ground water conditions and Hazardous Materials (defined below). Neither Landlord nor Tenant shall at any time use, generate, store or dispose of on, under or about the Building or transport to or from the same any Hazardous Materials or permit or allow any third party to do so, without compliance with all Applicable Laws. Landlord and Tenant shall defend, indemnify and hold the other harmless from and against any and all losses, damages, costs (including reasonable attorneys’ fees), liabilities and claims arising from their respective failure to perform in accordance with the foregoing.  As used herein, the term “Hazardous Materials” means any hazardous or toxic substance that is listed or defined as a “hazardous waste,” “restricted hazardous waste,” or “hazardous substance” under any municipal, state or federal law, code or other regulation, or which would require removal, treatment or remedial action pursuant to standards established by the California Department of Health Services.  This Section 31.18 shall not be construed to limit the provisions of Article 2 nor to permit use or storage of Hazardous Materials at the Project other than in immaterial quantities necessary to the uses permitted under Article 2 and which do not require any permit or variance from governmental authority having jurisdiction.

31.19            Authority.  Landlord hereby represents and warrants that Landlord is a duly formed and existing entity qualified to do business in California and that Landlord has full right and authority to execute and deliver this Lease and that the person signing on behalf of Landlord is authorized to do so.  Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that the person signing on behalf of Tenant is authorized to do so.

32.            Right of First Refusal for Additional Space.

32.1            Offer Space; Notice and Acceptance.

(a)            Until the termination of Tenant’s rights under this Article 32, prior to entering into a lease of Offer Space with a third party, Tenant shall have the right to lease (the “Offer Right”), as set forth in this Article 32, space contiguous to the Premises on the second (2nd) floor of the Building, as follows:  if, on or after the execution and delivery of this Lease by Landlord and Tenant, Landlord has received a bona fide request for proposal (“RFP”) in writing from a third party to lease any portion of the space contiguous to the Premises on the second (2nd) floor of the Building (“Offer Space”) (which RFP is one to which Landlord intends or desires to respond with a proposal or offer to lease space), or if Landlord delivers a proposal or offer to lease Offer Space to a third party, Landlord shall give Tenant written notice thereof (“Offer Notice”), which Offer Notice shall include Landlord’s estimate of the then applicable Fair Market Rental Rate (as defined in Section 30.2 above).  Offer Space shall not include space that (i) is subject to an executed lease, (ii) is the subject of an option to expand or a right of first offer granted to any other person or tenant, which rights are existing on the date hereof or hereafter granted without violation of Tenant’s rights hereunder, or (iii) is space under a lease with Landlord then being renewed.  Tenant shall have ten (10) business days after its receipt of the Offer Notice (the “Acceptance Period”) in which Tenant may give Landlord written notice (the “Acceptance Notice”) of Tenant’s acceptance of and agreement to Lease the Offer Space on the terms and conditions specified in the Offer Notice, which Acceptance Notice will either (a) confirm Tenant’s acceptance of Landlord’s statement of the Fair Market Rental Rate, or (b) confirm Tenant’s rejection of Landlord’s statement of the Fair Market Rental Rate, in which case the parties shall proceed to mutually determine the Fair Market Rental Rate in accordance with the procedure set forth in Paragraph 32.1(b) below, and Tenant shall lease the Offer Space at the Fair Market Rental Rate determined thereby.  After the expiration of the Acceptance Period, if Tenant has not given Landlord a timely Acceptance Notice, then Landlord shall be free to lease such Offer Space to any other person and Tenant shall not have any rights under this Article 32 with respect to such Offer Space for a period of one hundred eighty (180) days after expiration of said ten (10) business day period.

(b)            If Tenant timely elects to lease Offer Space hereunder but rejects Landlord’s statement of the Fair Market Rental Rate, then no later than ten (10) days after the date that Tenant gives its Acceptance Notice, Landlord and Tenant shall commence good faith and mutually diligent discussions to endeavor to agree on the applicable Fair Market Rental Rate.  If Landlord and Tenant do not agree on such rate within twenty (20) days after the expiration of said ten (10) day period (which shall be, in such event, the “Outside Agreement Date” for purposes of  Sections 30.3(b) through (e) above), then each party shall place in a separate sealed envelope their final proposal as to the Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with Sections 30.3(b) through (e) above.

32.2            Terms.  If during the Acceptance Period Tenant gives Landlord an Acceptance Notice, Landlord and Tenant shall then promptly agree to amend this Lease to add the Offer Space to the Premises on the terms and conditions substantially consistent with the Offer Notice (and otherwise, to the extent not inconsistent with the terms and conditions specified in the Offer Notice, on the terms and conditions contained in this Lease); provided, that (a) the Fair Market Rental Rate for the Offer Space shall be set according to the procedure set forth in Paragraph 32.1(b) above, if applicable, and (b) Tenant’s lease of the Offer Space shall be for a term coterminous with the Term of this Lease (and the determination of the Fair Market Rental Rate shall take such Term into account) unless the Acceptance Notice is given within the last three (3) years of the Term, in which case the term of the lease of the Offer Space shall be as set forth in the Offer Notice.

32.3            Delivery.  If Tenant shall exercise the Offer Right granted herein, Landlord does not guarantee that the Offer Space will be available on the commencement date for the lease thereof, if the then existing occupant(s) of the Offer Space shall hold-over, or for any other reason beyond Landlord’s reasonable control.  In such event, rent with respect to the Offer Space shall be abated until Landlord legally delivers the same to Tenant, as Tenant’s sole recourse (taking into account any construction period or free rent period determined as part of the Fair Market Rental Rate).

32.4            Termination of Right.  The Offer Right shall, at Landlord’s election, be null and void, if an Event of Default under the Lease exists on the date Tenant exercises its rights hereunder or at any time thereafter and prior to the commencement of the lease for the Offer Space.  If the Lease or Tenant’s right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the right herein provided, then immediately upon such termination, the right to lease the Offer Space herein granted shall simultaneously terminate and become null and void.  Tenant’s exercise of the Offer Right shall not operate to cure any Event of Default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such Event of Default.  Tenant’s rights under this Article 32 also shall expire on the date Tenant fails to lease and occupy (itself and/or through any Affiliates or Successor) at least eighty percent (80%) of the Premises.

32.5            Same Terms and Conditions. As of the date that Landlord delivers actual possession to Tenant of any Offer Space leased by Tenant, such Offer Space shall become part of the Premises and, except as otherwise provided in this Article 32, shall be leased upon the same terms and conditions as the Premises.

32.6            Personal Right.  Tenant’s right to lease Offer Space as set forth in this Article 32 is personal to Tenant and may not be assigned, transferred or conveyed to any party, except in connection with an assignment of the Lease in its entirety to an Affiliate or Successor of Tenant.

 [Signatures on Following Page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth in the first paragraph above.

LANDLORD:

MAGUIRE PROPERTIES – 3301 EXPOSITION, LLC, a Delaware limited liability company

By:
Name: Paul S. Rutter
Title: Executive Vice President
Date Signed:

TENANT:

GENIUS PRODUCTS, LLC,
a Delaware limited liability company

By: /s/ Trevor Drinkwater
Name: Trevor Drinkwater
Title: Chief Executive Officer
Date Signed: 12/27/07

By: /s/ John Mueller
Name: John Mueller
Title: Chief Financial Officer
Date Signed: 12/28/07

EXHIBIT ”A-1”

FLOOR PLAN

A1-1

EXHIBIT ”A-2”

LEGAL DESCRIPTION

Parcel 3 of Parcel Map No. 60786, in the City of Santa Monica, County of Los Angeles, State of California, recorded May 9, 2007 and filed in Book 348, Pages 11 – 16 of Parcel Maps, in the Official Records of Los Angeles County, California; together with easements as described in that certain Declaration of Covenants, Conditions and Restrictions and Easements for Lantana South dated as of May 17, 2007 and recorded June 13, 2007 in the Official Records of Los Angeles County, California as Instrument No. 07-1423412.

A2-1

EXHIBIT ”B”

AREA DEFINITIONS

1.            Rentable Area of Single-Tenancy Floor.  The “Rentable Area” of premises on a single-tenant floor shall be determined pursuant to guidelines generally established by the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996.

2.            Usable Area.  The “Usable Area” of premises on a single-tenant floor and/or multi-tenant floor shall be determined pursuant to guidelines generally established by the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996.

3.            Rentable Area of Multi-Tenancy Floor.  The Rentable Area of premises on a multi-tenant floor shall be computed by multiplying the Rentable Area of such floor determined as if it were a single-tenancy floor (in accordance with Section 1 above) by a fraction, the numerator of which is the Usable Area of such premises as determined in accordance with Section 2 above and the denominator of which is the aggregate Usable Area of all premises on said floor as determined for each of such premises in accordance with said Section 2 above.

4.            Premises Rentable Area.  The initial Basic Rent for the Premises has been calculated on the basis of 40,520 square feet of Rentable Area in the Premises, which figure has been stipulated by the parties based on the configuration of the Premises set forth in Exhibit “A-1,” subject to adjustment as set forth in Section 1.2 of the Lease.

5.            Rentable Area of Building.  The Rentable Area of the Building shall be computed by totaling the Rentable Areas of all premises in the Building.

B-1

EXHIBIT ”C”

MEMORANDUM OF LEASE COMMENCEMENT

THIS MEMORANDUM is made and entered into as of ______________ 20___, by and between MAGUIRE PROPERTIES – 3301 EXPOSITION, LLC, a Delaware limited liability company (“Landlord”), and GENIUS PRODUCTS, LLC, Delaware limited liability company (“Tenant”) with respect to that certain Office Lease between Landlord and Tenant dated as of _________________, 2007 (the “Lease”).

The term of the Lease commenced or will commence on ________________, 20__, defined in Section 3.1 the Lease as the Commencement Date.

The term of the Lease shall expire on _________________ unless sooner terminated or extended pursuant to the Lease.

Tenant confirms that the Rentable Area of the Premises is _________ square feet.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date set forth in the first paragraph above.

LANDLORD:

MAGUIRE PROPERTIES –3301 EXPOSITION, LLC, a Delaware limited liability company

By: __________________________
Name:
Title:
Date Signed:

TENANT:

GENIUS PRODUCTS, LLC,
a Delaware limited liability company

By: __________________________
Name:
Title:
Date Signed:

C-1

EXHIBIT ”D”

TENANT IMPROVEMENT LETTER

This Improvement Letter supplements the Office Lease (the “Lease”) dated _______________, 2007, executed concurrently herewith, by and between MAGUIRE PROPERTIES – 3301 EXPOSITION, LLC, a Delaware limited liability company, as Landlord, and GENIUS PRODUCTS, LLC, a Delaware limited liability company, as Tenant, covering certain premises described in the Lease.  Terms capitalized, but not otherwise defined herein, shall have the meanings ascribed to them in the Lease.

The parties hereby agree as follows:

1.       Construction of the Building.

1.1            Building Construction; Base Building Definition.  Landlord shall construct the Building in accordance with the plans therefor developed by Landlord (“Building Plans”).  Tenant shall have no responsibility with respect to the Building Plans.  The Building shall be constructed in compliance with all Applicable Laws, in effect and as enforced at the time of design and construction thereof, and as applicable to unoccupied premises.  The Building, in accordance with the Building Plans, shall include the items listed on Schedule 1 attached hereto, all as depicted and as constructed in accordance with Applicable Laws (collectively referred to as the “Base Building Improvements”).  In the event of a conflict between the Building Plans and Schedule 1, Schedule 1 shall control.

1.2            Exclusions From Base Building Improvements.  Base Building Improvements shall include all of the items described in Schedule 1 and shall not include any Tenant Improvements (as defined herein); without limiting the generality of the foregoing, Base Building Improvements shall exclude, and Tenant Improvements shall include, the following unless specifically set forth in Schedule 1:

(a)            Ceiling grid and light fixtures in the Premises;

(b)            Floor finish in the Premises;

(c)            Interior finishes of any kind within the Premises and specified in the Tenant Plans;

(d)            Interior partitions, doors, and hardware within the Premises, including drywall on the interior side of all exterior Building walls and framing therefor;

(e)            Terminal boxes and reheat coils or other HVAC or air distribution devices, including distribution duct work and controls, beyond the core of the Building;

(f)            Tenant’s furniture, fixtures and equipment, including telephones, computers and cabling therefor;

(g)            Distribution of electrical services, plumbing services, chilled water (except as defined in Schedule 2) and sprinklers (except for the minimum sprinkler distribution described in Schedule 1) from the core, and domestic hot water heater and associated hot water piping (other than to the core area, base building toilet rooms on each floor of the Premises);

(h)            Any and all signs for Tenant and the power therefor;

(i)            Security, fire and life-safety systems throughout the Premises and specified in the Tenant Plans, including exit signs, intercoms and extinguishers, other than as specifically set forth in Schedule 1;

(j)            Window coverings (other than as provided for in Schedule 1); and

(k)            Any equipment requiring separate ventilation, including such ventilation, whether or not located in the Premises.

2.       Tenant’s Plans and Specifications.

Tenant and Landlord have agreed upon space plans for the improvement of the Premises prepared by Shlemmer Algaze & Associates, dated December 26, 2007.  Said plans approved by Landlord and Tenant shall be referred to collectively as the “Tenant Plans.”  If and to the extent there are conflicts or discrepancies between the Tenant Plans and this Improvement Letter and the Schedules attached hereto, including, for example, with respect to Landlord or Tenant responsibility for cost of particular items, the provisions of this Improvement Letter and the Schedules attached hereto shall govern.

2.1            Construction of and Payment for Tenant Improvements.  All improvements in the Premises, other than Base Building Improvements shall be called “Tenant Improvements.”  Except as provided in Sections 2.3, 3.2, 3.3, 4.2 and 5.2 below, the Tenant Improvements shall be provided at Landlord’s sole cost and expense (including, without limitation, all fees and costs of space planning, design and engineering work, construction management fees, costs and expenses for all services and materials from third parties, cost of permits, contractor's fees, general conditions, construction clean-up and other costs of construction, cost of parking, electricity, water, HVAC and other utilities, elevator service, hoists, loading docks, security and other services).  The Tenant Improvements shall be constructed by Landlord’s contractors.  Consistent with the foregoing and the Working Drawings approved pursuant to Section 2.4 below, Landlord shall be responsible, at its cost and expense, for the following:

(a)            Architectural and engineering fees are included;

(b)            Interior and perimeter columns shall be exposed concrete (no drywall furring and/or painting);

(c)            Conduit, duct work and sprinkler/plumbers pipes shall be painted one color at open ceiling areas;

(d)            Sound batt insulation included at all partitions;

(e)            All door frames shall be knock-down pre-finished steel frames and all doors are solid core walnut veneer doors;

(f)            All plan check and permit fees are included;

(g)            A separate split system air conditioning unit is included for the telephone/computer server room;

(h)            Horizontal one inch (1”) Venetian blinds are included at perimeter windows;

(i)            Office door side lights are included;

(j)            Conference room glazing is included;

(k)            Interior finishes specified in the Tenant Plans (subject to Sections 2.3, 3.2, and 3.3); and

(l)            Plastic laminate cabinetry at break-rooms and copy rooms is included.

2.2            Space Planning.  All space planning and interior decorating services not specified in the Tenant Plans such as selection of wall paint colors and wall coverings, furniture, fixtures, carpeting and any or all other decorator selection efforts required by Tenant shall be provided by Tenant at Tenant’s expense; provided that Landlord shall pay for the cost of the preparation of the Tenant Plans.

2.3            Tenant Items.  The following items (collectively, the “Tenant Items”) shall be provided at Tenant’s sole cost and expense:

(a)            Telephone/data cabling and phone system;

(b)            Security system;

(c)            Audio visual equipment;

(d)            Office furniture/work stations/file systems;

(e)            Office interior signage;

(f)            Artwork;

(g)            Emergency generator power beyond building standard life/safety systems;

(h)            Break-room appliances;

(i)            Reception desks (2);

(j)            Private restroom finishes, fixtures or plumbing;

(k)            Break-room table tops; and

(l)            The Tenant Upgrades defined in Section 3.2 below.

2.4            Working Drawings.  Landlord, at its expense, shall cause its architect to prepare the final working drawings for the improvement of the Premises hereunder sufficient to obtain all applicable permits (collectively, the “Working Drawings”).  The Working Drawings shall be consistent with and a logical evolution of the Tenant Plans.  Landlord shall submit the Working Drawings to Tenant and Tenant shall approve or disapprove the Working Drawings, which approval shall not be unreasonably withheld, in writing within seven (7) days of Landlord’s submission of the Working Drawings to Tenant.  If Tenant disapproves, Tenant shall so notify Landlord thereof and state the reasons for such disapproval, and Landlord and Tenant shall promptly meet and confer and discuss to resolve any differences in good faith.  Upon resolution, Landlord shall promptly resubmit the Working Drawings to Tenant for Tenant’s approval of the same, provided, that if the dispute has not been resolved within seven (7) days then each additional day for which the dispute continues shall be a Tenant Delay.  If Tenant fails to disapprove the Working Drawings within said seven (7) days, the Working Drawings shall be deemed approved by Tenant.  Tenant’s unreasonable disapproval of the Working Drawings shall constitute a Tenant Delay.

2.5            Permits.  Landlord, or Landlord’s representative, shall, at its expense, secure the approval of governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Tenant Improvements, with Tenant’s cooperation to the extent practicable.

3.       Tenant Improvement Requirements.

3.1            Building Standard.  Except as set forth in the Working Drawings, the Tenant Improvements shall be installed using Building standard materials and finishes in compliance with Landlord’s building standard specifications (the “Specifications”) applied generally to improvements in the Building.

3.2            Tenant Upgrades.  The Tenant Plans include certain above standard finishes and treatments, and other upgrades (collectively, the “Tenant Upgrades”), the cost of which (“Upgrade Cost”) Landlord and Tenant have agreed shall be the responsibility of Tenant.  The Tenant Upgrades include the items set forth on Schedule 2 attached hereto, which may be expanded pursuant to the terms of Section 3.3 below.  Determination of the Upgrade Cost and the payment thereof by Tenant are set forth in Sections 4.1 and 4.2 below.

3.3            Other Upgrades and Changes.  Tenant may request changes to the Tenant Plans, Working Drawings or upgrades not specified in Section 3.2 above, provided that (a) the changes shall not be of a lesser quality than indicated in the Specifications, as the same may be changed from time to time by Landlord; (b) the changes conform to applicable governmental regulations and necessary governmental permits and approvals can be secured; (c) the changes do not require building service beyond the levels normally provided to other tenants in the Building; (d) the changes do not have any adverse affect on the structural integrity or systems of the Building; (e) the changes will not, in Landlord’s reasonable opinion, delay construction of the Tenant Improvements; and (f) Landlord has determined in its sole discretion that the changes are of a nature and quality consistent with the overall objectives of Landlord for the Building.  If Landlord approves a change requested by Tenant to the Tenant Plans or additional Tenant Upgrades not specified in Section 3.2 above, then, as a condition to the effectiveness of Landlord’s approval, Tenant shall pay the increased cost attributable to such change or upgrade (as applicable), as reasonably determined by Landlord in accordance with Section 4.2.  To the extent any such change or upgrade results in a delay of completion of construction of the Tenant Improvements, then such delay shall constitute a Tenant Delay as described in Section 5.1 below.

4.       Construction.

4.1            Upgrade Cost Estimate.  Landlord shall submit to Tenant a written estimate of the total Upgrade Cost (“Estimate”), including all costs to be incurred by Tenant in connection with the Tenant Upgrades, and based upon the bids received general contractors selected from Landlord’s approved list of contractors, in Landlord’s reasonable discretion which contractor shall be selected by Landlord to construct the Tenant Improvements (the “Contractor”).  Tenant shall review the Estimate and shall approve or disapprove the Estimate, which approval shall not be unreasonably withheld, in writing within five (5) days of Landlord’s submission of the Estimate to Tenant.  If Tenant disapproves, Landlord and Tenant shall promptly meet and confer and discuss the difference in good faith, and upon resolution Landlord shall promptly resubmit to Tenant for Tenant’s approval of the same, provided, that if the dispute has not been resolved within five (5) days then each additional day for which the dispute continues shall be a Tenant Delay.  If Tenant fails to disapprove the Estimate within said five (5) days, the Estimate shall be deemed approved by Tenant.  Tenant’s unreasonable disapproval of the Estimate shall constitute a Tenant Delay.

4.2            Tenant Cost Amount.

(a)            Payment.  The cost of the Tenant Upgrades reflected in the approved Estimate, when added to the Supervision Fee set forth in Section 4.3 below, shall be the “Tenant Cost Amount.”  Subject to Paragraphs 4.2(b) and (c) below, Tenant shall pay to Landlord the Tenant Cost Amount as follows: (a) fifty percent (50%) of the Tenant Cost Amount shall be paid to Landlord within ten (10) days of receipt of Landlord’s written request therefor and in any event prior to commencement of construction of the Tenant Improvements, and (b) the remaining fifty percent (50%) of the Tenant Cost Amount shall be paid to Landlord within ten (10) days after receipt of a notice from Landlord that the Contractor has determined that the Tenant Improvements are at least fifty percent (50%) complete.  In the event that after delivery of the approved Estimate, any revisions, changes, or substitutions are made by Tenant to the Working Drawings or the Tenant Improvements, then any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord within ten (10) days after Landlord’s request therefor as an addition to the Tenant Cost Amount.  Landlord shall have no obligation to commence, or continue, as the case may be, construction of the Tenant Improvements until Tenant pays any Tenant Cost Amount owed by Tenant and requested by Landlord pursuant to this Section 4.2.  Landlord shall keep Tenant fully informed with respect to construction progress and the hard construction costs incurred by Landlord for the Tenant Improvements.  Late payments by Tenant hereunder shall be subject to the provisions of Article 24 of the Lease.

(b)            Allowance.  Notwithstanding anything to the contrary contained herein, the first Twenty–Five Thousand Dollars ($25,000.00) of the Tenant Cost Amount (the “Upgrade Allowance”) shall be paid by Landlord.

(c)            Additional Allowance.  In addition to the amount of the Upgrade Allowance provided for in Paragraph 4.2(b) above, at Tenant’s request to Landlord at any time prior to commencement of construction of the Tenant Improvements, given by written notice specifying the amount requested, Landlord will increase the Upgrade Allowance hereunder by up to One Hundred Thousand Dollars ($100,000.00).  If Tenant exercises the foregoing option to increase the Upgrade Allowance, the Basic Rent payable by Tenant pursuant to the Lease shall be increased by an amount required to fully amortize in equal monthly installments the sum of (i) the portion of said additional Upgrade Allowance requested by Tenant (the “Added Allowance Amount”), plus (ii) interest at ten percent (10%) per annum on the Added Allowance Amount for the period from the Occupancy Date to the Commencement Date, over a ten (10) year term commencing on the Commencement Date and ending on the tenth (10th) anniversary of the Commencement Date, together with interest at ten percent (10%) per annum.  In such event, the Basic Rent payable by Tenant for the initial Term shall be increased by the foregoing amortization amount and all references in the Lease to the Basic Rent payable by Tenant during the initial Term shall be amended to increase said Basic Rent by the foregoing amortization amount.  Furthermore, whenever the Lease provides for the abatement of rent payable by Tenant to Landlord, the monthly installments of Basic Rent attributable to the amortization amounts shall not be abated under any circumstances. If the Lease is terminated for any reason, following such termination, and as an obligation which the parties specifically agree shall survive any such termination, Tenant shall continue to make monthly payments to Landlord in the amount of the foregoing amortization amounts until the tenth (10th) anniversary of the Commencement Date.  In the event of such termination, Landlord may require Tenant, in lieu of continuing the foregoing monthly payments, to pay the then present value of the remaining payments owed by Tenant under the Lease for such amortization, with such present value to be computed using a discount rate equal to the rate of interest then being used to determine the amounts to be added to Basic Rent.  Any such election by Landlord to require Tenant to pay said present value shall be made by notice to Tenant on or before the date which is 60 days after the termination of the Lease.  Payment of said present value amount shall be due and payable within 30 days after such notice.  The failure by Tenant to make any payments required under this Paragraph 4.2(c) shall be deemed to be a monetary default under the Lease and shall entitle Landlord to all of its rights and remedies as provided therein, including, without limitation, the rights and remedies provided for in Article 22 of the Lease.  In addition, the LC Stated Amount set forth in Section 19.2 of the Lease shall be increased by an amount equal to one-half (1/2) of the Added Allowance Amount, and Tenant shall, prior to commencement of the construction of the Tenant Improvements, deliver an amendment to the LC increasing the LC Stated Amount  by such amount, or another letter of credit for such amount otherwise meeting the requirements for the LC set forth in Article 19 of the Lease.

4.3            Construction Commencementand Coordination.  At such time when, in Landlord’s discretion, the Building has reached the state of construction where it is appropriate to commence construction of the Tenant Improvements, the Contractor selected by Landlord shall commence and diligently proceed to construct and complete all Tenant Improvements, subject to delays which are beyond the reasonable control of Landlord or its Contractor.

4.4            Punch List.  Prior to the date upon which Tenant occupies the Premises, Landlord shall cause its general contractor to inspect the Premises with a representative of Tenant and complete a written punch list of unfinished items of Tenant Improvements prior to Tenant’s moving into the Premises.  Tenant shall execute said punch list to indicate approval thereof, and if Tenant does not disapprove the punch list within five (5) business days after receipt thereof, Tenant shall be deemed to have approved the same.  The items listed on such punch list shall be completed by Landlord’s contractors within fifteen (15) days after the approval of such punch list or as soon thereafter as reasonably practicable.

4.5            Contractor's Warranties and Guaranties.  Landlord hereby assigns to Tenant all warranties and guaranties by the Contractor relating to the Tenant Improvements.  Such warranties and guaranties of the Contractor shall guarantee that the Tenant Improvements shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof, and the Contractor shall be responsible for the replacement or repair, without additional charge, of the Tenant Improvements that shall become defective within one (1) year after the Occupancy Date (defined in Section 3.1 of the Lease).  The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of the Tenant Improvements.

4.6            Base Building Delivery Conditions.  The Occupancy Date shall occur as set forth in Section 3.1 of the Lease, which includes, as specified in Paragraph 3.1(b) of the Lease, substantial completion of the following “Base Building Delivery Conditions:”

(a)            The HVAC distribution main loop shall be in place, tight to the slab above, and provide for the installation of VAV mixing boxes, flex duct and linear slot diffusers installed at the window line

(b)            Electrical service to the electrical closet on each floor proposed, with 120/208-volt power panels and circuit breakers in place, along with an isolated grounding system for normal office power. Lighting shall be provided with 277-volt power.

(c)            Interior surfaces of the exterior walls shall be finished in drywall; taped, spackled and sanded (excludes perimeter drywall).

(d)            All work in the common areas of the building, including, but not limited to, common corridors and elevator lobbies shall be completed, except for the 2nd and 3rd floor, unless they are a multi-tenant floor.

(e)            The automatic sprinkler system main loop shall be fully completed, operational and tested in accordance with NFPA requirements.

(f)            All building standard restroom work shall be completed and meet all physically challenged requirements.

(g)            Floor slabs shall be flash patched and level as set forth in Paragraph (i) of Schedule 2 attached hereto. All vertical penetrations shall be sealed and fireproofed.

(h)            Connection “stub outs” shall be available for vent, hot and cold water at all wet columns.

(i)            Connection point installed on the floor(s) for fire alarm system. The complete core fire detection system shall be installed, operating and tested in accordance with NFPA requirements.

(j)            Exterior window coverings to be furnished and installed by Landlord.

5.       Delay.

5.1            Definition.  “Tenant Delay(s)” are defined as delays, to the extent such delays necessarily delay the Occupancy Date, due to:

(1)            Tenant’s failure to provide or approve plans and specifications within the time periods required herein;

(2)            any changes, additions, deletions or alterations in the Tenant Improvements described in the Tenant Plans which were requested or approved by Tenant;

(3)            delays in the schedule of construction of the Premises caused by materials or improvements required by Tenant of the type described in Section 3.3;

(4)            Tenant’s failure to make timely payments hereunder;

(5)            Tenant’s breach of any provision of the Lease or this Improvement Letter that actually delays the Occupancy Date; or

(6)            any other delay requested or caused by Tenant.

Provided, however, no Tenant Delay will be deemed to have occurred unless and until Landlord has sent Tenant a notice of Tenant’s action or inaction which constitutes a Tenant Delay and Tenant fails to cure such action or inaction within one (1) business day following the day that Tenant receives such notice.

5.2            Occupancy Date Delay.  In the event the Occupancy Date, as defined in Article 3 of the Lease, is delayed as a result of any Tenant Delay, the Occupancy Date shall be deemed to occur on the date it would have occurred “but for” the Tenant Delay.  Tenant shall pay any and all reasonable out-of-pocket costs and expenses incurred by Landlord and reasonably documented by Landlord as a result of any Tenant Delay.

6.       Moving Allowance.  Tenant shall be paid an allowance (the “Moving Allowance”) equal to Three Dollars ($3.00) per square foot of Rentable Area contained in the Premises. The Moving Allowance shall be used solely for the costs of relocating Tenant’s furniture, fixtures and equipment to the Premises and for the cost of installing computer, data and telecommunications equipment in the Premises (the “Permitted Costs”).  The Moving Allowance shall be paid to Tenant within fifteen (15) days after submittal by Tenant to Landlord of an invoice for Permitted Costs incurred accompanied by reasonably adequate substantiation of such costs incurred. No credit or payment of the Moving Allowance shall be made to the extent the Moving Allowance is not used by Tenant within three (3) months after the Commencement Date.

7.       Cleaning of Premises.  Landlord shall cause the Premises to be thoroughly cleaned prior to and immediately after Tenant’s initial move into the Premises, at Landlord’s sole cost and expense, pursuant to Landlord’s Building standard cleaning specifications.

8.       Default.  Any default by Tenant under the terms of this Improvement Letter shall constitute an Event of Default, after notice has been given and lapse of any applicable cure period under the Lease, and shall entitle Landlord to exercise all remedies set forth in the Lease.

9.       Reasonable Diligence.  Both Landlord and Tenant agree to use reasonable diligence in performing all of their respective obligations and duties under this Improvement Letter for the construction and completion of the Building and all Tenant Improvements in the Premises, including, without limitation, Landlord’s obligation to fund the construction, obtain necessary governmental permits and approvals and diligently proceed with the construction and completion of the Building.

10.            Access, Information and Meetings.   Provided Tenant’s representatives comply with the reasonable on-site sign-in procedures established from time to time by the general contractor for the construction of the Building, Landlord shall permit Tenant’s representatives to enter into the Premises and the Building at any time during the course of construction thereof, to monitor the status and progress of the construction.  Any such entry by Tenant or its employees, contractors, agents or representatives shall not delay or interfere in any way with Landlord’s or its contractors’ or subcontractors’ completion of the Building or Tenant Improvements, and any such entry by Tenant or its employees, contractors, agents or representatives shall not result in any additional costs to Landlord, unless Tenant pays for the same.  All such activities by Tenant shall be scheduled and coordinated through Landlord and its contractors and Tenant shall be responsible for all damage to the Premises caused by its entry.  Landlord shall have no liability for any injury to Tenant’s employees, contractors, agents or representatives, or for damage to any property of Tenant, its employees, contractors, agents or representatives occurring prior to the Occupancy Date except to the extent caused by the negligence or willful misconduct of Landlord, its employees, contractors or agents.  Such entry by Tenant shall not be deemed to affect the Occupancy Date within the meaning of Section 3.1 of the Lease.  Landlord will keep Tenant, through Tenant’s construction representative, fully informed as to the status of the design, permitting and construction of the Building.  Landlord and Tenant, and their respective design and construction representatives shall meet at least monthly regarding such design, permitting and construction, provided that Tenant, upon reasonable advance notice, may convene additional meetings as may be reasonably necessary, and Tenant’s construction and design representatives shall have the right to attend all such design and construction progress meetings.

11.            Limited Liability.  The provisions of Section 31.17 of the Lease are incorporated herein as if set forth in their entirety.

12.            No Miscellaneous Charges.  Neither Tenant nor its contractors shall be charged for electricity, water, fans, freight elevator service, hoists and/or other Building services during the construction of the Tenant Improvements or for Tenant’s initial move into the Premises.  Tenant and its contractors shall pay for parking used in connection with the Tenant Improvements and Tenant’s initial move into the Premises, at the Project’s posted rates.

SCHEDULE 1 TO

TENANT IMPROVEMENT LETTER

BASE BUILDING IMPROVEMENTS

The Building, in accordance with the Building Plans, shall include the following items, all as depicted and as constructed in accordance with Applicable Laws (including all environmental laws) and the Base Building Plans and Specifications:

(a)            All common areas on Tenant’s floors including men's and women's toilet rooms, elevators, including call buttons, etc., all of which shall comply with all current local building codes including but not limited to Title 24 Accessibility Standards, the Americans With Disabilities Act ("ADA") upgrades and shall have a level of finish equal to a first class standard .

(b)            Provide finished elevators per Building, meeting applicable building code requirements.

(c)            Electrical/telephone closets on each floor that will accommodate a connected load of eight (8) watts per square foot of Rentable Area of general power and lighting for general office use (excluding air-conditioning load).

(d)            208/120 volt panels for normal power and 480/277 volt power panels with demand load capacity of 1.5 (max/code) watts per rentable square foot of net Rentable Area for lighting serving Tenant’s floors and the electrical runs from the transformers to power panels.

(e)            Space dedicated to Tenant for one (1) 4” riser to all of Tenant's floors and riser sleeves for Tenant’s cabling.

(f)            Communications – Minimum of 2 fiber optic and one copper service providers originating at two separate central offices (CO’s) and with two diverse paths to the project site.  Copper and optic services shall be available within 10’ of the property line.

(g)            Mechanical rooftop package units with a mechanical exhaust system, including fans, main loop around the floor, return air and exhaust system.

(h)            Sheetrock covered core walls, fire taped, and ready for Tenant’s finishes.

(i)            Floor flatness/levelness within the Premises shall be consistent with ACI 117.class Bx steel trowel finish, with tolerance of ¼” in ten (10) feet.

(j)            All main duct loop HVAC duct work, sprinklers, pipes, conduits and other Building Systems designed and installed to maintain no less than 9’ clear ceiling height with minimum of 7” clearance for light fixture installation in plenum space throughout the finished premises.

(k)            Base Building air conditioning capacity for cooling shall be designed to accommodate up to four and one-half (4.5) watts per square foot of electrical load and up to 1 person per 150 square feet occupancy load, but in no event less than 1 ton per 360 square feet of total cooling load (but at no time shall such demand exceed Title 24 requirements).

(l)            Sprinklers: Temporary and permanent protection consisting of mains, laterals and uprights, installed according to building code and fully operational.

(m)            Fire protection alarm and communication system installed according to current building code.

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(n)            Any life safety or life support systems as may be required by current building code (including the connection of such systems to the Building's main system, if applicable).

(o)            Any other mechanical, electrical and/or life safety Core and Shell improvements, which are dictated by current code and/or regulatory requirements, including but not limited to ADA.

(p)            Adequate supply of water for all points shown in the Final Plans (as hereinafter defined).

(q)            Fireproofing and enclosure of any exposed structural steel in compliance with all Applicable Laws.

(r)            Connection points on each floor for Tenant’s strobes and related connections, including all points, tie-ins, software, reprogramming and strobes in the restrooms.

(s)            New building standard window coverings.

(t)            Ground floor building lobby area consistent with first class building construction and finishes.

(u)            Thermostat and plenum HVAC boxes.

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SCHEDULE 2 TO

TENANT IMPROVEMENT LETTER

TENANT UPGRADES

Option 1:  French Door with Lite Filming at each door.

Option 2:  Drywall ceilings in lieu of acoustical, including paint, light cove framing and cove light downlights.

Option 3:  Drywall ceilings in lieu of acoustical, including paint and downlights.

Option 4:  Upgraded carpet.

Option 5:  Upgraded acoustical ceiling Cortega to Cirrus.

Option 6:  Custom millwork in Screening Room.

Option 7:  Drop seal; solid core, acoustical seal.

Option 8:  Two (2) additional horizontal mullions.

Option 9:  Supplemental lighting package.

Option 10: Corian in lieu of Plastic Laminate.

All upgrade items shall include costs for general conditions, overhead and fees, and insurance.

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EXHIBIT ”E”

RULES AND REGULATIONS

1.            Except as otherwise provided in the Lease or any exhibits thereto, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice, unless Landlord has given written consent, without notice to and at the expense of Tenant. Landlord shall not be liable in damages for such removal unless the written consent of Landlord had been obtained.  All approved signs or lettering on doors and walls to the Premises shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person approved by Landlord in a manner and style reasonably acceptable to Landlord.  Tenant shall not use any blinds, shades, awnings, or screens in connection with any window or door of the Premises unless approved in writing by Landlord.  Tenant shall use the Building standard window covering specified by Landlord and Landlord reserves the right to disapprove interior improvements visible from the ground level outside the Building on wholly aesthetic grounds.  Such improvements must be submitted for Landlord’s written approval prior to installation, or Landlord may remove or replace such items at Tenant’s expense.  The windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by any tenant.  No bottles, parcels or other articles shall be placed on the windowsills.

2.            Except as otherwise provided in the Lease or any exhibits thereto, Tenant shall not obtain for use upon the Premises, food, milk, soft drinks, bottled water, plant maintenance or any other services, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

3.            The bulletin board or directory of the Building shall be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom and otherwise limit the number of listings thereon.

4.            The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any tenants nor used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities.  No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

5.            Tenant, upon the termination of its tenancy, shall deliver to Landlord the parking and security access cards issued to Tenant and all keys of offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have made, and in the event of loss of any access cards or keys so furnished, shall pay Landlord therefor. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the written consent of Landlord.

6.            The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

7.            Tenant shall not use the Premises in any manner which exceeds the floor load capacity of the floor on which the Premises are located or mark, drive nails, screw or drill into the partitions, woodwork or plaster (other than for ordinary office decoration) or in any way deface the Premises or any part thereof.

8.            No furniture, packages, supplies, merchandise, freight or equipment which cannot be hand carried shall be brought into the Building without the consent of Landlord. All moving of the same into or out of the Building shall be via the Building’s freight handling facilities, unless otherwise directed by Landlord, at such time and in such manner as Landlord shall prescribe.  No hand trucks or vehicles (other than a wheelchair for an individual) shall be used in passenger elevators. Any hand trucks permitted in the Building must be equipped with soft rubber tires and side guards.

9.            Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building.  Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired by the expense of Tenant.  Tenant’s business machines and mechanical equipment shall be installed, maintained and used so as to minimize vibration and noise that may be transmitted to the Building structure or beyond the Premises.

10.            Tenant shall not use the Premises in any manner which would injure or annoy, or obstruct or interfere with the rights of other tenants or occupants of the Building.

11.            Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s unreasonable carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or other person.  Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include shampooing of carpets or rugs or moving of furniture or other special services.  Janitor service will not be furnished to rooms occupied after 6:00 p.m. unless the occupant indicates otherwise.  Window cleaning shall be done only by Landlord.

12.            Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals (other than as required for handicapped persons) or birds be brought in or kept in or about the Premises or the Building.  No bicycles shall be brought into or kept in or about the Premises.

13.            Other than heating and reheating in areas designed for such use, no cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the manufacture or storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purpose inconsistent with use of premises in first class office projects.

14.            Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

15.            Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

16.            No Tenant shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expenses of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

17.            Landlord reserves the right to close and keep locked all entrance and exit doors and otherwise regulate access of all persons to the halls, corridors, elevators and stairways in the Project on Sundays and legal holidays and on other days between the hours of 7:00 p.m. and 7:00 a.m., and at such other times as Landlord may deem advisable for the adequate protection and safety of the Project, its tenants and property in the Project. Access to the Premises may be refused unless the person seeking access is known to the employee of the Building in charge, and has a pass or is otherwise properly identified.  Landlord shall in no case be liable for damages for any error with regard to the admission or exclusion from the Building or Project of any person.

18.            Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage.

19.            Tenant shall not use the Premises in any manner which would increase the amount of water typically furnished for office use, nor connect any appliance directly to the water pipes.

20.            Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Project at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Project or its tenants may be denied access to the Project or may be ejected therefrom.  Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of any tenant.

21.            The requirements of Tenant shall be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from the Landlord.

22.            No person shall be allowed to transport or carry (except for individual, personal consumption) beverages, food, food containers, smoking objects, etc., on any passenger elevators. The transportation of such items shall be via the service elevators in such manner as prescribed by Landlord.

23.            Tenants shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing the window coverings when the sun’s rays fall directly on windows of the Premises.  Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, ventilating and air-conditioning system and shall not place bottles, machines, parcels or other articles on the induction unit enclosure, intake or other vents so as to interfere with air flow.

24.            Landlord shall have the right, exercisable upon reasonable prior notice, but without liability to Tenant, to change the name and street addresses of the buildings of which the Premises are a part.

25.            Canvassing, soliciting and peddling within the entire Project is prohibited unless specifically approved by Landlord and each tenant shall cooperate to prevent such activity.

26.            All parking ramps and areas plus other public areas forming a part of the Project shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

27.            The Premises shall not be used for manufacturing or the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No tenant shall occupy nor permit any portion of its premises to be occupied for the manufacture or sale of narcotics, liquor, or tobacco in any form, or as a barber or manicure shop.  No tenant shall engage or pay any employees on its premises except those actually working for such tenant on its premises nor advertise for laborers giving an address at the premises or Project.  The Premises shall not be used for lodging or sleeping or for any illegal purposes.

28.            Tenant shall not conduct any auction, fire, bankruptcy, going out of business, liquidation or similar sales at the Project.

29.            Tenant shall not place any radio or television antennae on the roof of the Building or on any exterior part of the Premises or the Project, except as set forth in the Lease.

EXHIBIT “F”

FORM OF SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

Recording Requested by, and
When Recorded Mail To:

JPMORGAN CHASE BANK, N.A.
4695 MacArthur Court #1550
Newport Beach, CA  92660
Attn:  Victoria A. Carlson

 (Space Above For Recorder’s Use)

SUBORDINATION, ATTORNMENT
AND NON-DISTURBANCE AGREEMENT

THIS SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT (this “Agreement”) is made as of __________________, 200_ by and between ________________________________, a _____________________________ (“Lessee”), MAGUIRE PROPERTIES–3301 EXPOSITION, LLC, a Delaware limited liability company (“Borrower”) and JPMorgan Chase Bank, N.A., a national banking association with its main office in Chicago, Illinois (“Bank”).

WHEREAS, Bank has made a loan to Borrower in the principal amount of $___________ (the “Loan”).

WHEREAS, as security for repayment of the Loan and performance of Borrower’s obligations to the Bank, Borrower has executed and delivered to Bank, among other things, a _________________ [Construction] Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing, which is to be recorded in the official records of Los Angeles County, California (the “Deed of Trust”), wherein Bank is Beneficiary granting to the Bank a lien on the real property described in Exhibit “A” attached hereto and made a part hereof by this reference (the “Property”).

WHEREAS, Lessee claims an interest in the Property by virtue of that certain Lantana Office Lease dated as of ________________, 200__ between Borrower, as landlord, and Lessee, as tenant, as amended by that certain ____________________ dated as of _____________________, 200__ (collectively, the “Lease”).

WHEREAS, pursuant to the documents executed by Bank and Borrower in connection with the Loan, and as a condition to Bank’s obligations to make the Loan, Borrower is required to cause Lessee to execute, acknowledge and deliver this Agreement;

NOW, THEREFORE, in consideration of Bank’s agreement to make the Loan, the parties agree as follows:

1.       Subject to the terms of this Agreement, Lessee hereby subjects and subordinates any and all right, title, liens, claims, and interests it now has or hereafter acquires in and to the Property, whether pursuant to the Lease or otherwise, to Bank’s liens on and claims against the Property under the Deed of Trust and otherwise.  Lessee agrees that its subordination hereunder shall apply to the full extent of all principal advanced under the Loan, together with all accrued and accruing interest, and together with all other amounts secured by the Deed of Trust, including without limitation, all attorneys’ fees and costs incurred by Bank in connection with the Loan or the Property.  Lessee hereby agrees that the Deed of Trust and any and all claims or liens hereafter acquired by Bank in and to the Property are prior and superior to any and all right, title, claims, liens, or interest now held or hereafter acquired by Lessee in and to the Property.  This subordination shall extend to any and all increases, renewals, extensions, modifications, substitutions, and consolidations of the Deed of Trust, of the Loan, and of any other documents securing the Loan, and Bank may, without notice or demand, and without affecting the subordination hereunder, (a) renew, compromise, extend, accelerate or otherwise change the time for payment or otherwise change the terms of the Loan or any part thereof, including increase or decrease of interest thereon, (b) waive or release any part of its lien on the Property, (c) apply proceeds from the sale of the Property and direct the order or manner of sale thereof as Bank, in its discretion, may determine, and (d) assign its rights hereunder or under the Loan, or both, in whole or in part.

2.       Lessee acknowledges that the Loan would not have been made by Bank without the giving of this Agreement by Lessee and further acknowledges that Bank is relying upon this Agreement in making the Loan to Borrower.

3.       Any transfer or encumbrance of the Lease or Lessee’s interest therein shall be subject to the terms of this Agreement.  Lessee hereby agrees to notify any purchaser, assignee, or encumbrancer of the Lease of the terms of this Agreement.

4.       Lessee covenants and agrees that:

(a)            Lessee will faithfully perform all obligations of the lessee under the terms of the lease;

(b)            Lessee will not pay any installment of rent or any part thereof more than one (1) month prior to the due date of such installment;

(c)            No extension or modification of the Lease shall be of any force or effect unless Bank has specifically consented thereto in writing;

(d)            Bank may enter upon the Property and inspect the same at any reasonable time;

(e)            Lessee will at any time and from time to time execute, deliver and acknowledge to Bank or to any third party designated by Bank, within thirty (30) days following Bank’s written request therefor, a statement in writing certifying whether the Lease is in full force and effect, that Borrower is not in default thereunder (or specifying any defaults by Borrower which Lessee alleges), that rent has not been prepaid more than one (1) month in advance, and specifying any further information about the Lease or the Property which Bank or said third party may reasonably request; and

(f)            All rental payments under the Lease shall be paid as therein provided until Lessee has been otherwise notified by Bank. Immediately upon receipt of such notice from Bank, Lessee shall make all rental payments under the Lease to Bank at Western Regional Real Estate, AZ1-1328, P. O. Box 29542, Phoenix, Arizona 85038, Attn: Real Estate Loan Administration (241 North Central, Phoenix, Arizona 85004), until Lessee is otherwise directed in writing by Bank.

5.       Lessee covenants and agrees that it will deliver to Bank a copy of all notices of default or termination that Lessee serves on or receives from Borrower. Lessee will notify Bank of any default on the part of Borrower under the Lease which would entitle Lessee to cancel the Lease or to abate the rent payable thereunder. Lessee further covenants and agrees that if Borrower shall have failed to cure such default within the time provided for in the Lease, then (a) Bank shall have an additional thirty (30) days to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days Bank has commenced and is diligently pursuing the remedies necessary to cure such a default (including, but not limited to, commencement of foreclosure proceeding if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued, and (b) if Bank diligently seeks the appointment of a receive for the portion of the Property subject to the Lease, such receiver shall, if appointed, have such time as may reasonably be necessary to cure such default provided that such receiver at all time diligently pursues such cure, in which event the Lease shall not be terminated while such cure is being so diligently pursued. Lessee agrees that the correction of any such default by Bank or by a court-appointed receiver shall have the same effect and be treated as a correction by Borrower.

6.       If the interests of Borrower shall be transferred by reason of foreclosure or exercise of power of sale or other proceeding for enforcement of the Deed of Trust, or by reason of a deed in lieu of foreclosure, Lessee shall be bound by the person acquiring the interests of landlord (the “Purchaser”) under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be affected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser were the lessor under the Lease.  Lessee does hereby attorn to the Purchase (including Bank, if it be the Purchaser) as its landlord, said attornment to be effective and self operative without the execution of any further instruments upon Purchase succeeding to the interest of the landlord under the Lease.

7.       Provided Lessee is not in default under the terms of the Lease after any applicable notice required by the Lease shall have been given and any applicable cure period provided in the Lease shall have expired, then the right of possession of Lessee to the portion of the Property subject to the Lease shall not be affected or disturbed by Bank in the exercise of any of its rights or remedies under the Deed of Trust.

8.       Notwithstanding anything to the contrary contained in this Agreement, Bank and its successor and assigns shall not, by virtue of the Agreement, be or become subject to any liability or obligation under the Lease or any extension or renewal thereof, by virtue of the Deed of Trust or any receipt or collection of rents under the Lease, unless and until Bank or its successors and assigns shall obtain title to the Property, by foreclosure or otherwise; and, moreover, Purchaser in acquiring the interest of Borrower as a result of any such action or proceeding, and its successors and assigns, shall not be: (a) liable for any act or omission of any prior landlord (including, without limitation, Borrower); (b) subject to any offsets or defenses which Lessee might have against any prior landlord (including, without limitation, Borrower); (c) bound by any amendment or modification of the Lease made without Purchaser’s prior written consent; (d) bound by, or responsible for, any security deposit paid by Lessee; (e) bound by or responsible for or affected by any purchase option or right of first offer or first refusal contained in the Lease, which provisions shall be of no force and effect upon Purchaser; or (f) bound by, or responsible for, any other term or provision of the Lease which is personal to Borrower or which may not reasonably be performed by Purchaser or its successors and assigns in the ordinary course of business.

9.       Notwithstanding any other provisions contained in this Agreement, Bank does not assume any responsibility or liability for any acts or conduct by any other person, including but not limited to, a purchaser at foreclosure or trustee’s sale or grantee under deed in lieu of foreclosure.

10.            Notwithstanding anything to the contrary contained herein, officers, directors, shareholders, agents, servants and employees of Bank shall have no personal liability to Lessee and the liability of Bank, in any event, shall not exceed, and shall be limited to, Bank’s interest in the Property.

11.            Bank shall not be bound by any covenant to undertake or complete any construction of the Property or any portion thereof; provided, however, that Lessee’s obligations under the Lease, including its obligations to take possession of the Premises and pay rent under the Lease shall be excused if the Building, the Base Building Improvements, and/or the Tenant Improvements have not been completed.

12.            Whenever and wherever in this Agreement, the Lease or in any proceeding involving the foreclosure or attempt to foreclose pursuant to the Deed of Trust, it shall be required or permitted that notice or demand shall be in writing, such notice shall be deemed to have been given or served upon receipt or refusal of receipt after being mailed, postage prepaid, by certified, registered or express mail, return receipt requested, or when delivered in person, to the appropriate address set forth below or to such other address as may be hereinafter designated by any party thirty (30) days in advance by proper notice to the other:

If to Bank:	JPMorgan Chase Bank, NA
Western Region Real Estate, AZ1-1328
P.O. Box 29542
Phoenix, Arizona 85038
(241 North Central, Phoenix, Arizona 85004)
Attn: Real Estate Loan Administration

If to Lessee:	_________________________________________
_________________________________________
_________________________________________
Attn: ____________________________________

13.            This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding unless in writing, signed by the party or parties to be bound thereby. This Agreement shall satisfy any requirements in the Lease that Lessee be provided with a nondisturbance agreement or similar agreement from Bank.

14.            In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of the Bank, not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

15.            This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. This Agreement shall be governed by and construed and enforced in accordance with California law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LESSEE:	_________________________
a ________________________

By: ______________________
Name:
Title:

BORROWER:	_________________________
a ________________________

By:______________________
Name:
Title:

BANK:	JPMorgan Chase Bank, NA
a national banking association

By:______________________
Name:
Title:

[ATTACH ACKNOWLEDGEMENTS]

EXHIBIT “G”

FORM OF TENANT ESTOPPEL CERTIFICATE

JPMorgan Chase Bank, N.A.
Commercial Real Estate Banking
(CA2-4695, Floor 1)
4696 MacArthur Court, #1550
Newport Beach, CA  92660-1871
Attn: Victoria A. Carlson

THIS IS TO CERTIFY THAT:

1.            The undersigned is the "Tenant" under that certain Lantana Office Lease as amended by that certain ___________________ dated _______________ (collectively, the "Lease"), between the undersigned and Maguire Properties – 3301 Exposition, LLC, a Delaware limited liability company, as the “Landlord” under said Lease. (The premises covered by and described in the Lease are hereinafter referred to as the "Premises".)

2.            The Lease is in full force and effect and has not been amended or modified; and there are no documents or written agreements between Tenant and Landlord with respect to the Lease.

3.            Tenant’s interest under the Lease has not been assigned or transferred, whether for purposes of security or otherwise, and Tenant has not received notice of any assignment, hypothecation, mortgage or pledge of Landlord’s interest in the Lease or the rents or other amounts payable thereunder.

4.            Tenant has not prepaid any rent under the Lease more than one (1) month in advance.

5.            No uncured event of default or breach on the part of Landlord has occurred under the Lease, no event has occurred which gives Tenant the right to terminate the Lease (or if any such right has arisen, Tenant has waived such termination right), and Tenant has no defense as to its obligations under the Lease and claims no setoff or counterclaim against Landlord.

6.            Tenant is not in default in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Tenant.

7.            All conditions to the effectiveness of the Lease have been satisfied or waived by Tenant.

8.            The person executing this Tenant Estoppel Certificate on behalf of Tenant is duly authorized to do so.

Tenant acknowledges that JPMorgan Chase Bank, N.A. which is providing financing to Landlord for the Premises, shall be entitled to rely upon this certification by Tenant in providing such financing.

Dated:  _________ ___, 200_.

TENANT:	___________________________________,
a _________________________________

By:	______________________________
Print Name:	______________________________
Title:	______________________________

G-1

EXHIBIT “H”

CLEANING SCHEDULE

OFFICE AREAS:

NIGHTLY SERVICES - FIVE (5) NIGHTS PER WEEK

•            Clean, polish and sanitize drinking fountains.

•            Empty wastebaskets, ashtrays and other trash receptacles. Ashtrays are to be wiped clean. Trash is to be removed from Building to designated pickup area.

•            All chairs and wastebaskets to be returned to proper position after cleaning.

•            Dust mop all composition floors with specially treated dust mops.

•            Vacuum carpets.

•            Thoroughly dust desks, office furniture, file cabinets and office accessories. Desk-top papers, desk accessories are not to be moved.

•            Remove fingerprints, soil smudges from doors, door frames and wall-switch plates.

•            Spot-clean entrance door glass and all partition glass.

•            Clean glass desk tops. Desk tops must be completely cleared of all papers.

PUBLIC AREAS:

NIGHTLY SERVICES - FIVE (5) NIGHTS PER WEEK

•            Dust-mop all composition floors with specially treated dust mop. Damp-mop and buff, as necessary.

•            Thoroughly vacuum all corridor carpets.

•            Clean, polish and sanitize drinking fountains.

•            Remove fingerprints, soil smudges from doors, door frames and wall-switch plates.

•            Empty wastebaskets, ashtrays and other trash receptacles. Ashtrays are to be wiped clean. Trash to be removed from Building to designated pick-up area. (Trash removal from Building to be provided by outside trash-removal vendor.)

•            Spot-clean entrance door glass and all partition glass.

•            Clean and polish elevator doors and control panels. Thoroughly clean inside of elevator cabs. Vacuum door tracks and saddles.

•            Spot-mop traffic areas for spillage.

•            Police all outside entrance-ways to Building lobby.

•            Sweep and clean balcony areas.

OFFICE AND PUBLIC AREAS:

WEEKLY SERVICES-ONCE PER WEEK

•            Completely dust all low-reach areas, chair rungs and inside of door jambs.

•            Completely dust window sills, window ledges, door louvers and wood paneling modeling, handrails and railings.

•            Dust levelor, vertical blinds where applicable.

•            Clean and polish entrance door metal and thresholds.

•            Clean fire extinguishers and/or fire hose cabinets; dust and clean cabinet glass.

•            Remove all spots, smudges, and marks from doors, partitions, walls, woodwork, window frames, mullions and ledges, wall switches and outlet plugs on floors and walls.

•            Police all stairways throughout Building. Clean all baseboards.

•            Clean and sanitize telephones.

•            Clean outside door mailboxes, where applicable.

MONTHLY SERVICES - ONCE PER MONTH

•            Dust all high-reach areas; door frames, door tops and partitions.

•            Vacuum upholstered furniture.

•            Dust all picture moldings, frames and blinds.

RESTROOM SERVICE:

NIGHTLY SERVICES - FIVE (5) NIGHTS PER WEEK

•            Empty wastebaskets and sanitary napkin receptacles.

•            Refill toilet tissue, paper towel, seat-cover, soap and sanitary napkin dispensers.

•            Wash, rinse and wipe dry all lavatory and lavatory fixtures.

•            Clean and polish all metalwork.

•            Thoroughly clean and disinfect toilets; top and bottom.

•            Thoroughly clean toilet bowls and urinals; removing stains - keep free of scale.

•            Mop floors with a germicidal solution.

WEEKLY SERVICES

•            Dust tops of partitions and wainscoting.

•            Wash down urinal screens and adjacent tile.

MONTHLY SERVICES

•            Dust walls and ceiling vents.

•            Scrub floors with a special germicidal solution.

•            Thoroughly wipe down all the walls and partitions.

•            Spot-clean walls around lavatories.

•            De-scale toilets and urinals.

QUARTERLY SERVICES - ONCE EVERY THREE MONTHS

•            Pour clean water down floor drains to prevent sewer gas from escaping,

•            Thoroughly clean all soap dispenser nozzles.

FLOOR SERVICES:

•            Damp mop hard-surface lobby floors - Nightly.

•            Clean and refinish all hard-surface floors - Monthly.

MISCELLANEOUS SERVICES:

•            All cleaning personnel will be instructed to immediately report any damages, plumbing problems, etc. which they encounter during cleaning to the Crew Supervisor.

•            All designated lights will be turned off - Nightly.

•            Janitor's storage closet and all Building service areas will be kept in a neat and orderly condition at all times.

•            Interior windows are cleaned once per year and exterior windows are cleaned three (3) times per year.

EXHIBIT “I”

SATELLITE DISH/ANTENNA LICENSE AGREEMENT

[to be provided]

I-1

EXHIBIT “J”

FORM OF LETTER OF CREDIT
Date:___________ __, ______

IRREVOCABLE STANDBY LETTER OF CREDIT  NUMBER:_______________

Beneficiary/Landlord	Applicant/Tenant	Issuing Bank
Attention: _______________________ Facsimile No.: ____________________	Attention: _______________________ Facsimile No.: ____________________	Attention: _______________________ Facsimile No.: ____________________

Amount:  US $1,500,000.00

ONE MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS

Expiration Date:  ______________________, at our counters.

We hereby establish in favor of MAGUIRE PROPERTIES – 3301 EXPOSITION, LLC, a Delaware limited liability company (“Beneficiary”) our Irrevocable Letter of Credit No. _____________ in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) for the account of Genius Products, LLC, a Delaware limited liability company, or its affiliates, successors, assigns or subtenants (“Tenant”).  Funds, up to the maximum aggregate amount available under this Letter of Credit, are payable by __________________ (“Bank”) within two (2) business days after Bank’s receipt on or prior to Bank’s close of business on the Expiration Date, of one or more draw statements purportedly signed by Beneficiary’s authorized officer or representative or, if this Letter of Credit is transferred, by an authorized officer or representative of any transferee beneficiary.

Each draw statement should be addressed to Bank, reference this Letter of Credit by number, specify the amount of the draw request, set forth wire transfer instructions and state in substance (with the amount of the draw request and wire transfer instructions completed) the following:  the Beneficiary is entitled to make a draw on Letter of Credit No. ______________ in the amount of $__________________ under the provisions of the Lease dated as of _______________ between Maguire Properties – 3301 Exposition, LLC, a Delaware limited liability company and Tenant with respect to premises in the building located at 3301 Exposition Boulevard, Santa Monica, California (the “Lease”), and Beneficiary hereby makes demand upon Bank for payment of US $____________ per this Letter of Credit and the sum being drawn does not exceed the amount available on the date hereof to be drawn under this Letter of Credit.  Funds in respect of this draw request should be wire transferred to ___________________ bank, routing no. __________, account no._________________ for credit to the account of  ___________________.

This Letter of Credit shall expire on ___________________.

Draw requests need not be presented as originals and may be submitted in person, by courier, by mail or by facsimile to Bank’s address or facsimile number stated above not later than the LC Expiration Date, as defined in Lease Section 19.2 [estimated to be_________________].

Draw requests drawn hereunder must be marked: “Drawn under, Standby Letter of Credit Number ______________ issued ____________, ____.”

This Letter of Credit is transferable in its entirety without any limit on the number of such transfers upon Bank’s receipt of a transfer request in the form attached as Schedule 1 signed by the then current Beneficiary.  The charge for each transfer is limited to $100 and shall be paid by the Beneficiary.  This Letter of Credit is transferable provided that such transfer would not violate any governmental rule, order or regulation applicable to Bank.

Except as expressly provided herein to the contrary, this Letter of Credit is subject to the International Standby Practices 1998 (ICC Publication No. 590).  Bank hereby waives and disclaims rights of subrogation in respect of any draw made by Beneficiary, whether arising under the Uniform Commercial Code or otherwise.

If you require any assistance or have any questions regarding this transaction, please call ______________________.

__________________________________________	__________________________________________
Authorized Officer	Authorized Officer